Exhibit 10.1
RESERVOIR PLACE
WALTHAM, MASSACHUSETTS
TABLE OF CONTENTS

LEASE DATED May 29, 2009		1

ARTICLE I		1
Basic Lease Provisions and Enumerations of Exhibits		1
1.1	Introduction	1
1.2	Basic Data	1
1.3	Enumeration of Exhibits	5

ARTICLE II		6
Premises		6
2.1	Demise and Lease of Initial Premises	6
2.2	Must Take Premises and Expansion Rights	6
2.3	Appurtenant Rights and Reservations	6

ARTICLE III		8
Lease Term and Extension Options		8
3.1	Term	8
3.2	Extension Option	8

ARTICLE IV		10
Condition of Premises; Alterations		10
4.1	Condition of Premises	10
4.2	Signage	10

ARTICLE V		11
Annual Fixed Rent and Electricity		11
5.1	Fixed Rent and Electricity Charges	11
5.2	Tenant Electricity	12

ARTICLE VI		13
Taxes		13
6.1	Introduction	13
6.2	Definitions	14
6.3	Tenant’s Share of Real Estate Taxes	16

i

ARTICLE VII		16
Landlord’s Repairs and Services and Tenant’s Escalation Payments		16
7.1	Structural Repairs	16
7.2	Other Repairs to be Made by Landlord	17
7.3	Services to be Provided by Landlord	17
7.4	Introduction to Operating Costs	18
7.5	Operating Costs Defined	18
7.6	Tenant’s Escalation Payments	23
7.7	No Damage	25

ARTICLE VIII		27
Tenant’s Repairs		27
8.1	Tenant’s Repairs and Maintenance	27

ARTICLE IX		27
Alterations		27
9.1	Landlord’s Approval	27
9.2	Conformity of Work	29
9.3	Performance of Work, Governmental Permits and Insurance	29
9.4	Liens	30
9.5	Nature of Alterations	30
9.6	Increases in Taxes	31
9.7	Alterations Permitted Without Landlord’s Consent	31

ARTICLE X		32
Parking		32
10.1	Tenant’s Parking	32
10.2	Parking Shortages	32

ARTICLE XI		35
Certain Tenant Covenants		35

ARTICLE XII		38
Assignment and Subletting		38
12.1	Restrictions on Transfer	38
12.2	Exceptions	38
12.3	Landlord’s Termination Right	39
12.4	Consent of Landlord	40
12.5	Tenant’s Notice	42
12.6	Profit on Subleasing or Assignment	42
12.7	Additional Conditions	43

ARTICLE XIII		44
Indemnity And Commercial General Liability Insurance		44
13.1	Indemnity	44
13.2	Commercial General Liability Insurance	45
13.3	Tenant’s Property Insurance	46

13.4	Non-Subrogation	46
13.5	Tenant’s Risk	47
13.6	Landlord’s Insurance	47

ARTICLE XIV		47
Fire, Casualty and Taking		47
14.1	Damage Resulting from Casualty	47
14.2	Uninsured Casualty	49
14.3	Rights of Termination for Taking	49
14.4	Award	50

ARTICLE XV		51
Default		51
15.1	Tenant’s Default	51
15.2	Termination; Re-Entry	52
15.3	Continued Liability; Re-Letting	53
15.4	Liquidated Damages	53
15.5	Waiver of Redemption	55
15.6	Landlord’s Default	55

ARTICLE XVI		55
Miscellaneous Provisions		55
16.1	Waiver	55
16.2	Cumulative Remedies	56
16.3	Quiet Enjoyment	56
16.4	Surrender	56
16.5	Brokerage	57
16.6	Invalidity of Particular Provisions	57
16.7	Provisions Binding, Etc.	57
16.8	Recording; Confidentiality	57
16.9	Notices and Time for Action	58
16.10	When Lease Becomes Binding	59
16.11	Paragraph Headings	59
16.12	Rights of Mortgagee	59
16.13	Rights of Ground Lessor	60
16.14	Notice to Mortgagee and Ground Lessor	60
16.15	Assignment of Rents	60
16.16	Status Report and Financial Statements	61
16.17	Self-Help	62
16.18	Holding Over	63
16.19	Entry by Landlord	64
16.20	Tenant’s Payments	64
16.21	Late Payment	64
16.22	Counterparts	65
16.23	Entire Agreement	65
16.24	Limitation of Liability	65
16.25	No Partnership	66

16.26	Security Deposit	66
16.27	Waiver of Trial by Jury	68
16.28	Patriot Act and Executive Order 13224	69
16.29	Governing Law	70
16.30	Emergency Generator	70
16.31	Tenant’s Telecommunications Equipment	72

ARTICLE XVII		75
Must Take Premises and Expansion Rights		75
17.1	Definitions	75
17.2	Must Take Premises	77
17.3	Right of First Offer	78
1.1	Landlord’s Work	1
1.2	Substantial Completion	7
1.3	Tenant’s Remedies Based on Delays in Landlord’s Work	9
1.4	Quality and Performance of Work	10
1.5	Landlord’s Contribution; Tenant Plan Excess Costs	12
1.6	Fast Track Arbitration	15

RESERVOIR PLACE
WALTHAM, MASSACHUSETTS
Lease dated May 29, 2009
     THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building (the “Building”) known as Reservoir Place Main, and having an address at, 1601 Trapelo Road, Waltham, Massachusetts.
     The parties to this instrument hereby agree with each other as follows:
ARTICLE I
Basic Lease Provisions and Enumerations of Exhibits
1.1	Introduction

(A) Tenant is presently in occupancy of the Initial Premises pursuant to (i) that certain lease dated July 9, 2002, as amended by First Amendment to Lease dated June 29, 2005, Second Amendment to Lease dated July 24, 2006, Third Amendment to Lease dated February 27, 2007, Fourth Amendment to Lease dated November 26, 2007 and Fifth Amendment to Lease dated April 14, 2008 (collectively, the “Existing Lease”) and (ii) that certain License Agreement dated May 7, 2009 (the “License Agreement”). Upon the Commencement Date under this Lease, this Lease shall supersede the Existing Lease and the License Agreement, and the Existing Lease and the License Agreement shall each be deemed terminated as of the date immediately prior to the Commencement Date. Any obligations or liabilities of Tenant that, pursuant to the Existing Lease and/or the License Agreement, survive the expiration or earlier termination of the Existing Lease and/or the License Agreement shall be and are assumed by Tenant under this Lease.

(B) The following Sections 1.2 and 1.3 set forth the basic data and identifying Exhibits elsewhere hereinafter referred to in this Lease, and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2	Basic Data

Date:	May 29, 2009

Landlord:	BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

Present Mailing Address of Landlord:	c/o Boston Properties Limited Partnership

Prudential Tower 800 Boylston Street, Suite 1900 Boston, Massachusetts 02199-8103

Landlord’s Construction Representative:	Michael Bowers

Tenant:	CONSTANT CONTACT, INC., a Delaware corporation

Present Mailing Address of Tenant:	1601 Trapelo Road Waltham, Massachusetts 02451

Tenant’s Construction Representative:	Robert Nicoson and Thomas C. Howd

Lease Term (sometimes called the “Original Lease Term”):	The period beginning on the Commencement Date with respect to the Initial Premises and ending on September 30, 2015, unless extended or sooner terminated as hereinafter provided.

Extension Option:	One (1) period of five (5) years as provided in and on the terms set forth in Section 3.2 hereof.

Lease Year:	A period of twelve (12) consecutive calendar months, commencing on the first day of January in each year, except that the first Lease Year of the Lease Term hereof shall be the period commencing on the Commencement Date and ending on the succeeding December 31, and the last Lease Year of the Lease Term hereof shall be the period commencing on January 1 of the calendar year in which the Lease Term ends, and ending with the date on which the Lease Term ends.

Commencement Date:	The date of this Lease with respect to the Initial Premises, and as to other Premises Components, the date upon which such Premises Component is incorporated into the Premises pursuant to this Lease.

The Site:	That certain parcel of land located on Trapelo Road, Waltham, Middlesex

County, Massachusetts, being more particularly described in Exhibit A attached hereto.

The Building:	The Building known as Reservoir Place Main, and numbered 1601 Trapelo Road, Waltham, Massachusetts, located on the Site, as shown on the site plan attached hereto as Exhibit K, and containing the Total Rentable Floor Area set forth below.

The Additional Building:	The other building known as Reservoir Place South located on the Site, as shown on the site plan attached hereto as Exhibit K, and containing the Total Rentable Floor Area set forth below.

The Buildings:	The Building and the Additional Building.

The Complex:	The Building and the Additional Building together with all common areas, parking areas, garage, and structures and the Site, as shown on the site plan attached hereto as Exhibit K.

Initial Premises:	A portion of the third (3rd) floor of the Building, in accordance with the floor plans annexed hereto as Exhibit E and incorporated herein by reference, as further defined and limited in Section 2.1 hereof.

Must Take Premises:	Portions of the second (2nd) and third (3rd) floors of the Building, in accordance with the floor plans annexed hereto as Exhibit E and incorporated herein by reference, as further defined and limited in Section 17.2 hereof.

Premises Component:	Initially only the Initial Premises but, from and after the incorporation into the Premises of other rentable area in the Building, any specified portion of the rentable area of the Premises as to which specific terms and conditions of this Lease may apply, but which may not necessarily apply to other portions of the Premises.

Premises:	Collectively, all Premises Components which, in the aggregate, comprise all of the rentable area in the Building which shall, from time to time, be demised to Tenant pursuant to this Lease.

Rentable Floor Area of the Initial Premises:	85,583 square feet.

Annual Fixed Rent:	See Exhibits B-1 and B-2.

Tenant Electricity:	As provided in Section 5.2 hereof.

Additional Rent:	All charges and other sums payable by Tenant as set forth in this Lease, in addition to Annual Fixed Rent.

Initial Minimum Limits of Tenant’s Commercial General Liability:	$5,000,000.00 combined single limit per occurrence, provided that if the Rentable Floor Area of the Premises should exceed 100,000 square feet, the aforesaid minimum limit shall be increased to $10,000,000.00 (which such insurance limits may be satisfied through a combination of primary and umbrella coverage).

Total Rentable Floor Area of the Building:	368,257 square feet.

Total Rentable Floor Area of the Additional Building:	161,734 square feet.

Total Rentable Floor Area of the Buildings:	529,991 square feet.

Number of Parking Privileges:	Five (5) parking privileges for each 1,000 square feet of rentable floor area of the Initial Premises and the Must Take Premises leased by Tenant, of which (i) the sum of (x) eighty-nine (89) plus (y) one (1) parking privilege for each 1,000 square feet of rentable floor area of the Must Take Premises will be located in the garage below the Building and (ii) the remainder of the parking privileges associated with the Initial Premises and the Must Take Premises will be located on the outdoor surface lot, all as subject to and in accordance with the provisions of Article X below.

Permitted Use:	General office use and such ancillary uses thereto as may from time to time be permitted by the Zoning Ordinance for the City of Waltham.

Broker:	McCall & Almy One Post Office Square Boston, Massachusetts 02109

Initial Security Deposit Amount:	$750,000.00, subject to reduction pursuant to Section 16.26.
1.3	Enumeration of Exhibits

The following Exhibits attached hereto are a part of this Lease, are incorporated herein by reference, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein to be performed by Landlord and Tenant, as and where stipulated therein.

Exhibit A	—	Description of the Site

Exhibit B-1	—	Schedule of Initial Premises Components, Commencement Dates and Rent Schedule

Exhibit B-2	—	Schedule of Must Take Premises Components, Anticipated Availability and Commencement Dates and Rent Schedule

Exhibit C	—	Landlord’s Work

Exhibit C-1	—	Tenant Plan Requirements

Exhibit D	—	Landlord’s Services

Exhibit D-1	—	Overtime HVAC Charges

Exhibit E	—	Floor Plans

Exhibit F	—	Intentionally Omitted

Exhibit G	—	Form of Commencement Date Agreement

Exhibit H	—	Broker Determination of Prevailing Market Rent

Exhibit I	—	Form of Letter of Credit

Exhibit J	—	Form of Notice of Lease

Exhibit K	—	Site Plans

Exhibit L	—	Impact Signage and Building Signage

Exhibit M	—	Second Floor Tenants’ Prior Rights
ARTICLE II
Premises
2.1	Demise and Lease of Initial Premises

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, the Initial Premises in the Building. All of the Premises in the Building shall exclude exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator walls, mechanical rooms, electric and telephone closets, janitor closets, and pipes, ducts, shafts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, and if any Premises includes less than the entire rentable area of any floor, shall also exclude the common corridors, elevator lobbies and toilets located on such floor. In connection with the foregoing, it is understood and agreed that the Rentable Floor Area of the Premises shall not increase in the event that Tenant shall elect to demolish the third (3rd) floor conference rooms and/or the third (3rd) floor corridor.

2.2	Must Take Premises and Expansion Rights

The provisions of Article XVII of this Lease contain the terms and conditions upon which the Must Take Premises shall become incorporated into the Premises under this Lease. Tenant may further expand the Premises pursuant to expansion rights more particularly set forth in Article XVII.

2.3	Appurtenant Rights and Reservations

Subject to Landlord’s right to change or alter any of the following in Landlord’s discretion as herein provided, Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, but not in a manner or extent that would materially interfere with the normal operation and use of the Building as a multi-tenant office building and subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, corridors, stairways, and elevators of the Building, and the pipes, ducts, shafts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) the loading areas serving the Building and the common walkways and driveways necessary for access to the Building, (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor, and (d) the cafeteria and fitness center, if any, provided by Landlord for the use and enjoyment of tenants of the Complex (Landlord hereby agreeing to operate a cafeteria in the Complex so long as Tenant leases and together with permitted assignees and/or subtenants under Article XII below occupies at least 83,000 square feet of rentable floor area in the Building). Tenant shall have the right to contract separately with its own telecommunication service provider and Landlord will not unreasonably withhold consent to any request by Tenant to allow such provider to have access to the Building or to the Premises, provided that Landlord may condition such access, without limitation of the foregoing, on Landlord’s approval of the identity of the service provider, its execution of an access and easement agreement satisfactory to Landlord and, should telecommunications services be furnished by such service provider to both Tenant and other tenants and occupants in the Building, then subject to the payment to Landlord by the service provider of fees assessed by Landlord in its reasonable discretion.
Landlord reserves the right from time to time, without material interference with Tenant’s use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or the Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Except in the case of emergencies or for normal cleaning and maintenance work, Landlord agrees to use its best efforts to give Tenant reasonable advance notice of any of the foregoing activities which require work in the Premises. In all cases, Landlord shall use commercially reasonable efforts to minimize or avoid inconvenience to Tenant in connection with its exercise of the rights granted herein (consistent with the nature of the rights being exercised).
2.3.1	From the date of this Lease through October 31, 2009, Tenant shall have the non-exclusive right to use any of the conference rooms located on the first (1st), second (2nd) and third (3rd) floors of the Building. Effective as of November 1, 2009 and continuing for so long as Tenant leases the Initial Premises and the 11,731 square feet of rentable floor area on the third (3rd) floor of the Building designated as Must Take Premises on Exhibit B-2, Tenant shall have the exclusive right to use the conference rooms located on the third (3rd) floor of the Building for any purpose and in any configuration as Tenant may determine, and Landlord acknowledges that Tenant may in the future demolish the conference rooms on the third (3rd) floor and agrees that Tenant shall have no obligation to restore such conference rooms at the end of the Lease Term. As of such date, Tenant shall no longer have the right to use any of the conference rooms located on the first (1st) and second (2nd) floors of the Building (provided, however, that Tenant may from time to time request to use such conference rooms to the extent the third (3rd) floor conference rooms are in use, and Landlord shall grant such requests provided that by 4:00 p.m. on the business day immediately prior to the day on which Tenant has requested to use such conference room, Landlord has not received any request from another tenant of the Buildings to use such conference room at the same time Tenant had requested).
ARTICLE III
Lease Term and Extension Options
3.1	Term

The Term of this Lease shall be the period specified in Section 1.2 hereof as the “Lease Term,” unless sooner terminated or extended as herein provided. The Commencement Date with respect to the Initial Premises shall be as set forth on Exhibit B-1 attached hereto and the Commencement Date with respect to the individual Premises Components of the Must Take Premises shall be as set forth on Exhibit B-2 attached hereto.

Upon the expansion of the Premises to include any Must Take Premises or other Premises Components hereinafter incorporated into the Premises, Landlord and Tenant agree to join with each other in the execution, in the form of Exhibit G hereto, of a written Declaration in which the commencement date with respect to such Premises Component shall be stated. If Tenant shall fail to execute such Declaration, such commencement date shall be as reasonably determined by Landlord in accordance with the terms of this Lease.

3.2	Extension Option
(A) On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time of exercise of the herein described option to extend and as of the commencement of the Extended Term (i) there exists no monetary or material non-monetary “Event of Default” (defined in Section 15.1), (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than fifty percent (50%) of the Rentable Floor Area of the Premises (except for an assignment or subletting permitted without Landlord’s consent under Section 12.2 hereof), Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent and tax and operating cost bases, which shall be adjusted during the option period as hereinbelow set forth and except that there shall be no further option to extend) for one (1) period of five (5) years as hereinafter set forth. Such option period is sometimes herein referred to as the “Extended Term.” Notwithstanding any implication to the contrary, Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of any such option.
(B) If Tenant desires to exercise said option to extend the Term, then Tenant shall give notice (the “Extension Term Exercise Notice”) to Landlord, not earlier than twenty one (21) months nor later than eighteen (18) months prior to the expiration of the Original Lease Term, exercising such option to extend. Within thirty (30) days after Landlord’s receipt of the Extension Term Exercise Notice, Landlord shall provide Landlord’s quotation to Tenant of a proposed annual rent for the Extended Term (“Landlord’s Extension Term Rent Quotation”). If at the expiration of thirty (30) days after Tenant’s receipt of Landlord’s Extension Term Rent Quotation (the “Extension Term Negotiation Period”), Landlord and Tenant have not reached agreement on a determination of an annual rental for the Extended Term and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, for thirty (30) days following the expiration of the Extension Term Negotiation Period, to make a request to Landlord for a broker determination (the “Broker Determination”) of the Prevailing Market Rent (as defined in Exhibit H) for the Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit H. If Tenant timely shall have requested the Broker Determination, then the Annual Fixed Rent for the Extended Term shall be the greater of (x) the Prevailing Market Rent as determined by the Broker Determination and (y) $32.50 per square foot of the Rentable Floor Area of the Premises. If Tenant does not timely request the Broker Determination, then Tenant shall be deemed to have elected to withdraw its Extension Term Exercise Notice, in which event Tenant’s option to extend shall be deemed null and void and of no further force or effect.
(C) Base Taxes (as that term is defined in Section 6.2(f) below) applicable during the Extended Term shall mean Landlord’s Tax Expenses for the then-current fiscal tax year as of the commencement of the Extended Term. Base Operating Expenses (as that term is defined in Section 7.5 below) during the Extended Term shall mean Landlord’s Operating Expenses for the calendar year in which such Extended Term commences.
(D) Upon the first to occur of (i) the agreement by Landlord and Tenant during the Extension Term Negotiation Period on an Annual Fixed Rent for the Extended Term or (ii) the timely request by Tenant for a Broker Determination in accordance with the provisions of subsection (B) above, then this Lease and the Lease Term hereof shall automatically be deemed extended, for the Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the Extended Term as determined in the relevant manner set forth in this Section 3.2; and in such event all references herein to the Lease Term or the term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term. Notwithstanding anything contained herein to the contrary, in no event shall the Lease Term hereof be extended for more than five (5) years after the expiration of the Original Lease Term hereof.
(E) Time is of the essence with respect to the provisions of this Section 3.2

ARTICLE IV
Condition of Premises; Alterations
4.1	Condition of Premises
(A) Tenant shall accept the Initial Premises in its “as-is” condition without any obligation on Landlord’s part to perform any additions, alterations, improvements, demolition or other work therein or pertaining thereto (subject to the provisions of Exhibit C attached hereto regarding the provision by Landlord of the Initial Premises Allowance, as that term is defined in said Exhibit C).
(B) The condition of the Must Take Premises upon Landlord’s delivery, along with any work to be performed by either Landlord or Tenant, shall be as set forth in Exhibit C.
4.2	Signage
(A) Premises Signage. Landlord shall provide and install, at Landlord’s expense, letters or numerals at the main entrance to the Premises to identify Tenant’s name and Building address; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises.
(B) Lobby Signage. Landlord shall, during the Term of this Lease, provide Tenant with a listing of Tenant’s name on all tenant directories in the Building and, at Tenant’s request, the name of Tenant’s subtenants. The initial listing of Tenant’s name shall be at Landlord’s cost and expense. Any changes, replacements or additions by Tenant to such directory shall be at Tenant’s sole cost and expense. In addition, Tenant shall have the non-exclusive right effective as of the Commencement Date for the Initial Premises (irrespective of the fact that as of such date Tenant shall not initially meet the occupancy threshold set forth in subsection (D) below) to include Tenant’s name and third (3rd) floor location on “Impact Signage” to be installed by Landlord at Tenant’s cost and expense in the central elevator lobby of the Building.
(C) Building Signage. Tenant shall have the non-exclusive right effective as of the Commencement Date for the Initial Premises (irrespective of the fact that as of such date Tenant shall not initially meet the occupancy threshold set forth in subsection (D) below), at its sole cost and expense (but with no separate charge by Landlord for the signage rights themselves), to design and install one (1) illuminated identification sign with Tenant’s name and corporate logo on the exterior façade of the Building (the “Building Signage”), subject to applicable zoning requirements and other applicable laws and to Tenant obtaining all necessary permits and approvals therefor (Landlord hereby agreeing to cooperate with Tenant, at no cost or expense to Landlord, in Tenant’s obtaining of such permits and approvals).

(D) Conditions. The location, design (including the manner of illumination, in the case of the Building signage), proportions and color of the Impact Signage and the Building Signage shall all be subject to the prior approval of Landlord, which approval is hereby granted for the signs shown on Exhibit L attached hereto (and shall otherwise not be unreasonably withheld, conditioned or delayed with respect to any proposed signage that is consistent in size, design and location with the signage shown on Exhibit L). Notwithstanding the foregoing provisions of this Section 4.2 to the contrary, within ninety (90) days after the first to occur (if either) of (x) the date on which the Term of this Lease is terminated due to a Tenant default pursuant to the terms and provisions of Section 15.2 below and (y) such time as Tenant has assigned this Lease or subleased more than thirty-three percent (33%) of the then Premises (excluding assignments and subleases permitted under Section 12.2 below), then Tenant shall, at its cost and expense, remove the Impact Signage and the Building Signage and restore all damage to the Building caused by the installation and/or removal of such Impact Signage or Building Signage. Such removal and restoration shall be performed in accordance with the terms and conditions governing alterations pursuant to Article IX below. The right to the Building Signage granted pursuant to this Section 4.2 is personal to Constant Contact, Inc. and may not be transferred to any third party (other than in connection with an assignment or sublease under Section 12.2 below, and in such event only on the condition that the Building Signage not be modified or altered as the result of the transfer at issue).
ARTICLE V
Annual Fixed Rent and Electricity
5.1	Fixed Rent and Electricity Charges

With respect to each Premises Component, Tenant agrees to pay to Landlord, or as directed by Landlord, at Landlord’s Present Mailing Address specified in Section 1.2 hereof, or at such other place as Landlord shall from time to time designate by notice, (1)(a) on the Commencement Date for such Premises Component, and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Lease Term, a sum equal to one-twelfth (1/12th) of the Annual Fixed Rent specified in Section 1.2 hereof and (b) on the Commencement Date for such Premises Component and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Lease Term, an amount estimated by Landlord from time to time to cover Tenant’s monthly payments for electricity under Section 5.2 hereinbelow, and (2) on the first day of each and every calendar month during the Extended Term (if exercised), a sum equal to (a) one-twelfth of the Annual Fixed Rent as determined in Section 3.2 for the Extended Term plus (b) then applicable monthly electricity charges (subject to adjustment as provided in Section 5.2). Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Boston Properties Limited Partnership either (i) by mail to P.O. Box 3557, Boston, Massachusetts 02241-3557, (ii) by wire transfer to Bank of America in Dallas, Texas, Bank Routing Number 0260-0959-

3 or (iii) by ACH transfer to Bank of America in Dallas, Texas, Bank Routing Number 111 000 012, and in the case of (ii) or (iii) referencing Account Number 3756454460, Account Name of Boston Properties, LP, Tenant’s name and the Property address.

Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the applicable Commencement Date shall be other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the applicable Commencement Date to the first day of the succeeding calendar month.

Additional Rent payable by Tenant on a monthly basis, as elsewhere provided in this Lease, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion and shall commence on the applicable Commencement Date and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

The Annual Fixed Rent and all other charges for which provision is made in this Lease shall be paid by Tenant to Landlord without setoff, deduction or abatement except as expressly otherwise provided in this Lease.

5.2	Tenant Electricity

Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share (hereinafter defined) of the cost incurred by the Landlord in furnishing electricity and heating, ventilating and air conditioning (“HVAC”) to the Building and the Site, including common areas and facilities and space occupied by tenants, (but expressly excluding utility charges separately chargeable to tenants for additional or special services), and Tenant shall pay on account thereof, at the time that monthly installments of Annual Fixed Rent are due and payable, as Additional Rent, an amount equal to 1/12th (prorated for any partial month) of the amount reasonably estimated by Landlord from time to time as the Tenant’s Proportionate Share of the annual cost thereof. If with respect to any calendar year falling within the Lease Term or fraction of a calendar year falling within the Lease Term at the beginning or end thereof, the Tenant’s Proportionate Share of the cost of furnishing electricity and HVAC to the Building and the Site exceeds the amounts payable on account thereof, then Tenant shall pay to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section 5.2, Tenant’s Proportionate Share of the amount of such excess.

For the purposes of this Section 5.2:
(i)	the Tenant’s Proportionate Share of and with respect to the electricity and HVAC for the Building shall be a fraction, the numerator of which is the Rentable Floor Area of the Premises and the denominator of which is the total rentable floor area of the Building from time to time under lease to tenants; provided, however, that if at any time during the Lease Term more than 60,041 square feet of the Total Rentable Floor Area of the Building are not under lease to tenants, then for the purposes of determining Tenant’s Proportionate Share of and with respect to the electricity and HVAC for the Building, the denominator under this clause (i) shall be deemed to be 308,216 square feet irrespective of the total rentable floor area of the Building then under lease to tenants; and
(ii)	the Tenant’s Proportionate Share of and with respect to the electricity for the Site (e.g. outdoor lighting, etc.) shall be a fraction, the numerator of which is the Rentable Floor Area of the Premises and the denominator of which is the total rentable floor area of the Buildings from time to time under lease to tenants; provided, however, that if at any time more than 100,474 square feet of the Total Rentable Floor Area of the Buildings are not under lease to tenants, then for the purposes of determining Tenant’s Proportionate Share of and with respect to the electricity for the Site, the denominator under this clause (ii) shall be deemed to be 429,516 square feet irrespective of the total rentable floor area of the Buildings then under lease to tenants.
Not later than one hundred twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a reasonably detailed accounting certified by a representative of Landlord showing for the preceding calendar year, or fraction thereof, as the case may be, the costs of furnishing electricity and HVAC to the Building and the Site. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amount already paid by Tenant on account of electricity and HVAC, and the amount remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Tenant shall pay any underpayment to Landlord within thirty (30) days after receipt of such statement. Any overpayment by Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then terminated or expired and Tenant has no further obligation to Landlord.
ARTICLE VI
Taxes
6.1	Introduction

It is intended that this Article VI set forth the methodology for fulfillment of Tenant’s obligation to contribute its allocable share of the amount by which Landlord’s Tax Expenses (as hereinafter defined) exceed Base Taxes (as hereinafter defined). Due to the fact that the Premises is contemplated to eventually be comprised of a number of Premises Components, each of which may have different Base Taxes allocable thereto (because among other reasons of the various dates upon which they are to respectively be incorporated into the Premises), Tenant’s obligations under this Article VI must be calculated for each such Premises Component, and then aggregated, so that the appropriate Tax Excess (as hereinafter defined) can be established, as more particularly set forth below.
6.2	Definitions

With reference to the real estate taxes referred to in this Article VI, it is agreed that terms used herein are defined as follows:
(a)	“Tax Year” means the 12-month period beginning July 1 each year during the Lease Term or if the appropriate Governmental tax fiscal period shall begin on any date other than July 1, such other date.

(b)	“Landlord’s Tax Expenses Allocable to the Premises” means the aggregate of Landlord’s Tax Expenses allocable to all of the Premises Components which collectively comprise the Premises.

(c)	“Landlord’s Tax Expenses Allocable to a Premises Component” means (i) the same proportion of Landlord’s Tax Expenses for and pertaining to the Buildings as the Rentable Floor Area of the Premises Component bears to the Total Rentable Floor Area of the Buildings plus (ii) the same proportion of Landlord’s Tax Expenses for and pertaining to the Site as the Rentable Floor Area of the Premises Component bears to the Total Rentable Floor Area of the Buildings.

(d)	“Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate “real estate taxes” (hereinafter defined) with respect to that Tax Year, reduced by any net abatement receipts with respect to that Tax Year.

(e)	“Real estate taxes” means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any Governmental authority on the Buildings or Site which the Landlord shall be obligated to pay because of or in connection with the ownership, leasing and operation of the Complex, the Buildings and the Property and reasonable expenses of and fees for any formal or informal proceedings for negotiation or abatement of taxes (collectively, “Abatement Expenses”), which Abatement Expenses shall be excluded from Base Taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest other than penalty interest payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance, transfer, gift, capital stock or any income taxes arising out of or related to ownership and operation of income-producing real estate, or any excise taxes imposed upon Landlord based upon gross or net rentals or other income received by it; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that in lieu of, or in addition to, the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Complex or Buildings or Property, or a Federal, State, County, Municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “real estate taxes” but only to the extent that the same would be payable if the Site or Buildings were the only property of Landlord. Notwithstanding the foregoing, “real estate taxes” shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) levied on Landlord’s rental income, unless such tax or assessment is imposed in lieu of real property taxes as set forth above; (b) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; or (c) imposed on land and improvements other than the Site.
(f)	“Base Taxes,” when referring to the applicable Premises Component, means Landlord’s Tax Expenses (hereinbefore defined) for the Tax Year that Exhibit B-1 or Exhibit B-2, as applicable, specifies as the base fiscal tax year for such Premises Component.

(g)	“Base Taxes Allocable to a Premises Component” means (i) the same proportion of Base Taxes for and pertaining to the Buildings as the Rentable Floor Area of such Premises Component bears to the Total Rentable Floor Area of the Buildings plus (ii) the same proportion of Base Taxes for and pertaining to the Site as the Rentable Floor Area of such Premises Component bears to the Total Rentable Floor Area of the Buildings.

(h)	“Base Taxes Allocable to the Premises” means the aggregate of Base Taxes Allocable to a Premises Component for all of the Premises Components which collectively comprise the Premises.

(i)	If during the Lease Term the Tax Year is changed by applicable law to less than a full 12-month period, the Base Taxes and Base Taxes Allocable to the Premises shall each be proportionately reduced.
Nothing contained in this Section 6.2 shall entitle Landlord to collect, collectively from all of the tenants of the Complex, an amount exceeding one hundred percent (100%) of Landlord’s Tax Expenses incurred by Landlord with respect to the pertinent Tax Year (any collected amount exceeding 100% of Landlord’s Tax Expenses with respect to any such Tax Year being referred to herein as “Tax Collection Surplus”), and Landlord shall, except with respect to Base Taxes, credit any Tax Collection Surplus against the aggregate of Landlord’s Tax Expenses incurred with respect to such Tax Year, which shall reduce the same for all purposes hereunder.
6.3	Tenant’s Share of Real Estate Taxes

If with respect to any full Tax Year or fraction of a Tax Year falling within the Lease Term Landlord’s Tax Expenses Allocable to the Premises for a full Tax Year exceed Base Taxes Allocable to the Premises or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises (such amount being hereinafter referred to as the “Tax Excess”), then Tenant shall pay to Landlord, as Additional Rent, the amount of such Tax Excess. Payments by Tenant on account of the Tax Excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to the Tax Excess, ten (10) days at least before the day on which tax payments by Landlord would become delinquent. Not later than ninety (90) days after Landlord’s Tax Expenses Allocable to the Premises are determinable for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Lease Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Building and Lot, abatements and refunds, if any, of any such taxes and assessments, expenditures incurred in seeking such abatement or refund, the amount of the Tax Excess, the amount thereof already paid by Tenant and the amount thereof overpaid by, or remaining due from Tenant for the period covered by such statement. Within thirty (30) days after the receipt of such statement, Tenant shall pay any sum remaining due. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then terminated or expired and Tenant has no further obligation to Landlord. Expenditures for legal fees and for other expenses incurred in obtaining an abatement or refund may be charged against the abatement or refund before the adjustments are made for the Tax Year.

To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the statement to be furnished by Landlord shall be rendered and payments made on account of such installments.
ARTICLE VII
Landlord’s Repairs and Services and Tenant’s Escalation Payments
7.1	Structural Repairs

Except for (a) normal and reasonable wear and use and (b) damage caused by fire or casualty and by eminent domain, Landlord shall, throughout the Lease Term, at Landlord’s sole cost and expense, keep and maintain in good order, condition and repair the following portions of the Building: the structural portions of the roof, the exterior and load bearing walls, the foundation, the structural columns and floor slabs and other structural elements of the Building and the parking garage located underneath the Building; provided however, that Tenant shall pay to Landlord, as Additional Rent, the cost of any and all such repairs which may be required as a result of repairs, alterations, or installations made by Tenant or any subtenant, assignee, licensee or concessionaire of Tenant or any agent, servant, employee or contractor of any of them or to the extent of any loss, destruction or damage caused by the omission or negligence of Tenant, any assignee or subtenant or any agent, servant, employee, customer, visitor or contractor of any of them.
7.2	Other Repairs to be Made by Landlord

Except for (a) normal and reasonable wear and use and (b) damage caused by fire or casualty and by eminent domain, and except as otherwise provided in this Lease and subject to provisions for reimbursement by Tenant as contained in Section 7.5, Landlord agrees to keep and maintain in good order, condition and repair the common areas and facilities of the Building, the Site and the Complex, including all paved areas, landscaped areas and tennis courts from time to time in existence, and all heating, ventilating, air conditioning, plumbing and other Building systems equipment servicing the Premises (including all lines, pipes, wires, conduits and the like except to the extent serving the Premises exclusively), except that Landlord shall in no event be responsible to Tenant for (a) the condition of glass in and about the Premises (other than for glass in exterior walls for which Landlord shall be responsible unless the damage thereto is attributable to Tenant’s negligence or misuse, in which event the responsibility therefor shall be Tenant’s), or (b) for any condition in the Premises or the Building caused by any act or neglect of Tenant or any agent, employee, contractor, assignee, subtenant, licensee, concessionaire or invitee of Tenant. Without limitation, Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressly provided in Section 7.1 or in this Section 7.2, unless expressly otherwise provided in this Lease.

7.3	Services to be Provided by Landlord

In addition, and except as otherwise provided in this Lease and subject to provisions for reimbursement by Tenant as contained in Section 7.6 and Tenant’s responsibilities in regard to electricity as provided in Section 5.2, Landlord agrees to furnish services, utilities, facilities and supplies set forth in Exhibit D hereto equal in quality comparable to those customarily provided by landlords in high quality buildings in the Central Suburban 128 Market. In addition, Landlord agrees to furnish, at Tenant’s expense, reasonable additional Building operation services which are usual and customary in similar buildings in Central Suburban 128 Market, and such additional special services as may be mutually agreed upon by Landlord and Tenant, upon reasonable and equitable rates from time to time established by Landlord. Tenant agrees to pay to Landlord, as Additional Rent, the cost of any such additional Building services requested by Tenant and for the cost of any additions, alterations, improvements or other work performed by Landlord in the Premises at the request of Tenant within thirty (30) days after being billed therefor.

7.4	Introduction to Operating Costs

It is intended that, based on calculations guided by the definitions set forth in Section 7.5 below, Section 7.6 shall provide for Tenant to be financially responsible for its allocable share of the amount by which Landlord’s Operating Expenses (as hereinafter defined) exceed Base Operating Expenses (as hereinafter defined). Due to the fact that the Premises is contemplated to eventually be comprised of a number of Premises Components, each of which may have different Base Operating Expenses allocable thereto (because among other reasons of the various dates upon which they are to respectively be incorporated into the Premises), Tenant’s obligations under Sections 7.5 and 7.6 must be calculated for each such Premises Component, and then aggregated, so that the appropriate Operating Cost Excess (as hereinafter defined) can be established, as more particularly set forth below.

7.5	Operating Costs Defined

“Operating Expenses Allocable to the Premises” means the aggregate of Operating Expenses Allocable to all of the Premises Components which collectively comprise the Premises. “Operating Expenses Allocable to a Premises Component” means (i) the same proportion of Landlord’s Operating Expenses (as hereinafter defined) for and pertaining to the Buildings as Rentable Floor Area of the Premises Component bears to the Total Rentable Floor Area of the Buildings plus (ii) the same proportion of Landlord’s Operating Expenses for and pertaining to the Site as the Rentable Floor Area of the Premises Component bears to the Total Rentable Floor Area of the Buildings. “Base Operating Expenses” means Landlord’s Operating Expenses for the calendar year that is the period beginning January 1 and ending December 31 that Exhibit B-1 or Exhibit B-2, as applicable, specifies as the base escalation year for such Premises Component. Base Operating Expenses shall not include (x) market-wide cost increases due to extraordinary circumstances, including but not limited to, Force Majeure (as defined in Section 14.1), boycotts, strikes, conservation surcharges, embargoes or shortages which apply only to the Base Year but no other year, other than the year immediately prior to the Base Year or the year immediately following the Base Year and (y) the cost of any Permitted Capital Expenditures (as hereinafter defined). “Base Operating Expenses Allocable to a Premises Component” means (i) the same proportion of Base Operating Expenses for and pertaining to the Buildings as the Rentable Floor Area of the Premises Component bears to the Total Rentable Office Floor Area of the Buildings plus (ii) the same proportion of Base Operating Expenses for and pertaining to the Site as the Rentable Floor Area of the Premises Component bears to the Total Rentable Floor Area of the Buildings. “Base Operating Expenses Allocable to the Premises” means the aggregate of Base Operating Expenses allocable to all of the Premises Components which collectively comprise the Premises.

“Landlord’s Operating Expenses” means the cost of operation of the Buildings and the Site incurred by Landlord, including those incurred in discharging Landlord’s obligations under Sections 7.2 and 7.3. Such costs shall exclude payments of debt service and any other mortgage or ground lease charges, brokerage commissions, real estate taxes (to the extent paid pursuant to Section 6.2 hereof) and costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation:
(a)	compensation, wages and all fringe benefits, worker’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons for their services in the operating, maintaining or cleaning of the Buildings or the Site;

(b)	payments under service contracts with independent contractors for operating, maintaining or cleaning of the Buildings or the Site;

(c)	steam, water, sewer, gas, oil, electricity and telephone charges (excluding such utility charges separately chargeable to tenants for additional or separate services and electricity charges payable by Tenant pursuant to Section 5.2 above) and costs of maintaining letters of credit or other security as may be required by utility companies as a condition of providing such services;

(d)	cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees);

(e)	cost of snow removal and care of landscaping;

(f)	cost of building and cleaning supplies and equipment;

(g)	premiums for insurance carried with respect to the Buildings and the Site (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and of monthly installments of Annual Fixed Rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than twelve (12) months in the case of both Annual Fixed Rent and Additional Rent and, if there be any first mortgage on the Property, including such insurance as may be required by the holder of such first mortgage);

(h)	management fees at reasonable rates for self managed buildings in the Central Suburban 128 Market consistent with the type of occupancy and the services rendered, which such management fees shall not exceed three and one-half percent (3.5%) of the total Gross Rents for the Buildings (“Gross Rents for the Buildings” for the purposes hereof being defined as all annual fixed rent, Landlord’s Operating Expenses, with the exception of the aforesaid management fees, and Landlord’s Tax Expenses for the Buildings for the relevant calendar year) (it being understood and agreed that in determining the amount of Landlord’s Operating Expenses for any calendar year or portion thereof falling within the Lease Term where the management fee is calculated based on a percentage of Gross Rents for the Building that is higher than the actual percentage used during the Base Year, the management fee for the Base Year shall be adjusted so that it shall be based on the same percentage of Gross Rents for the Building used in the subsequent calendar year at issue).

(i)	depreciation for capital expenditures made by Landlord during the Lease Term (x) to reduce Operating Expenses if Landlord reasonably shall have determined that the annual reduction in Operating Expenses shall exceed depreciation therefor or (y) to comply with applicable Legal Requirements or (z) to maintain the Building in a quality comparable to that of other high quality office buildings in the Central Suburban 128 Market, (but excluding, without limitation, capital expenditures made by Landlord to construct or install the Alternative Parking under Section 10.2 below) (the capital expenditures described in subsections (x), (y) and (z) being hereinafter referred to as “Permitted Capital Expenditures”) plus, in the case of (x), (y) and (z), an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the general locality in which the Building is located, and depreciation in the case of (x), (y) and (z) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired, which useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item;

(j)	the pro rata share allocable to the Building of imputed rental costs of maintaining a regional property management office in the Complex of a reasonable size given the number and square footage of properties managed (and the fact that as of the date hereof, Landlord is a self-administered and self-managed real estate investment trust), which pro rata share shall be equal to a fraction, the numerator of which is the Total Rentable Floor Area of the Building and the denominator of which is the total rentable floor area of all buildings managed by the staff of such regional property management office; and

(k)	all other reasonable and necessary expenses paid in connection with the operating, cleaning and maintenance of the Buildings, the Site and said common areas and facilities and properly chargeable against income.
Notwithstanding the foregoing, the following shall be excluded from Landlord’s Operating Expenses:
(i)	All capital expenditures and depreciation, except as otherwise explicitly provided in this Section 7.5;

(ii)	Interest on indebtedness, debt amortization, ground rent, and refinancing costs for any mortgage or ground lease of the Buildings or the Site;

(iii)	Legal, auditing, consulting and professional fees and other costs (other than those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Complex), including, without limitation, those: (i) paid or incurred in connection with financings, refinancings or sales of any Landlord’s interest in the Buildings or the Site, (ii) relating to any special reporting required by securities laws, (iii) relating to disputes with tenants or (iv) relating to litigation;

(iv)	The cost of any item or service to the extent reimbursed or reimbursable to Landlord by insurance required to be maintained under this Lease or by any third party;

(v)	The cost of repairs or replacements incurred by reason of fire or other casualty or condemnation other than costs not in excess of the deductible on any insurance maintained by Landlord which provides a recovery for such repair or replacement;

(vi)	Any advertising, promotional or marketing expenses for the Buildings, including, without limitation, leasing commissions, attorneys’ fees, space planning costs and other costs and expenses incurred in connection with the lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Buildings;

(vii)	The cost of any service or materials provided by any party related to Landlord (other than the management fee, which shall be subject to the terms and provisions of Section 7.5(h) above), to the extent such costs exceed the reasonable cost for such service or materials absent such relationship in buildings similar to the Buildings in the Central Suburban 128 Market;

(viii)	Payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased to the extent that such payments exceed the amount which could have been included in Landlord’s Operating Expenses had Landlord purchased such equipment rather than leasing such equipment;

(ix)	Penalties, damages, and interest for late payment or violations of any obligations of Landlord, including, without limitation, taxes, insurance, equipment leases and other past due amounts;
(x)	Costs arising from Landlord’s political or charitable contributions;

(xi)	The cost of testing, remediation or removal of “Hazardous Materials” (as defined in Section 12.2) in the Buildings or on the Site required by “Hazardous Materials Laws” (as defined in Section 12.2), provided however, that with respect to the testing, remediation or removal of any material or substance which, as of the Commencement Date was not considered, as a matter of law, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law, the costs thereof shall be included in Landlord’s Operating Expenses;

(xii)	Wages, salaries, or other compensation paid to any executive employees above the grade of Regional Property Manager;

(xiii)	The net (i.e. net of the reasonable costs of collection) amount recovered by Landlord under any warranty or service agreement from any contractor or service provider shall be credited against Landlord’s Operating Expenses; and

(xiv)	Landlord’s general corporate overhead and administrative services (except for property management services related to the operation of the Property, including, without limitation, risk management, accounting, security and energy management services).
Notwithstanding the foregoing, in determining the amount of Landlord’s Operating Expenses for any calendar year or portion thereof falling within the Lease Term (including, without limitation, any Base Year applicable to a Premises Component), if less than ninety-five percent (95%) of the Total Rentable Floor Area of the Buildings shall have been occupied by tenants at any time during the period in question, then those components of Landlord’s Operating Expenses that vary based on occupancy for such period shall be adjusted to equal the amount such components of Landlord’s Operating Expenses would have been for such period had occupancy been ninety-five percent (95%) throughout such period. The foregoing calculations shall not entitle Landlord to collect, collectively from all of the tenants in the Complex, an amount exceeding one hundred percent (100%) of the Landlord’s Operating Expenses incurred by Landlord with respect to the pertinent calendar year (any collected amount exceeding 100% of Operating Expenses with respect to any calendar year being referred to herein as “Operating Expense Collection Surplus”), and Landlord shall, except with respect to Base Operating Expenses, credit any Operating Expense Collection Surplus against the aggregate of Operating Expenses incurred with respect to such calendar year, which shall reduce the same for all purposes hereunder.

7.6	Tenant’s Escalation Payments
(A) If with respect to any calendar year falling within the Lease Term, or fraction of a calendar year falling within the Lease Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises (as defined in Section 7.4) for a full calendar year exceed Base Operating Expenses Allocable to the Premises (as defined in Section 7.4) or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises (such amount being hereinafter referred to as the “Operating Cost Excess”), then Tenant shall pay to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section 7.5, the amount of such excess. Base Operating Expenses (as defined in Section 7.4) do not include the tenant electricity to be paid by Tenant as part of the Annual Fixed Rent.
(B) Payments by Tenant on account of the Operating Cost Excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to the Operating Cost Excess for each calendar year during the Lease Term.
(C) No later than one hundred twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the Landlord’s Operating Expenses and the Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amounts already paid by Tenant on account of Operating Cost Excess and the amount of Operating Cost Excess remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.
If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord.
Any payment by Tenant for the Operating Cost Excess shall not be deemed to waive any rights of Tenant to claim that the amount thereof was not determined in accordance with the provisions of this Lease.
(D) Subject to the provisions of this paragraph, Tenant shall have the right, at Tenant’s cost and expense, to examine all documentation and calculations prepared in the determination of the Tax Excess, Operating Cost Excess and Tenant’s proportionate share of electricity and HVAC costs, as determined pursuant to Section 5.2 (the “Electricity Excess”):

(1) Such documentation and calculations shall be made available to Tenant at the offices where Landlord keeps such records during normal business hours within a reasonable time after Landlord receives a written request from Tenant to make such examination.
(2) Tenant shall have the right to make such examination no more than once in respect of any period for which Landlord has given Tenant a statement of the actual amount of Landlord’s Tax Expenses, Landlord’s Operating Expenses or the Electricity Excess, as applicable.
(3) Except as provided by the last sentence of this Section 7.6, any request for examination in respect of any Tax Year or calendar year, as applicable, may be made no more than one hundred eighty (180) days after Landlord advises Tenant in writing of the actual amount of Landlord’s Tax Expenses, Landlord’s Operating Expenses or the Electricity Excess, as applicable in respect of such period and provides to Tenant the appropriate year-end statement required under Section 5.2, Section 6.3 or Section 7.6, as applicable (provided, however, that if after any audit is performed hereunder, it is finally determined that Tenant has been overcharged on account of Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Excess by more than three percent (3%) for the Tax Year or calendar year in question, Tenant may request to examine the documentation and calculations for the overcharged item for the immediately preceding Tax Year or calendar year, as applicable).
(4) In no event shall Tenant utilize the services of any examiner who is being paid by Tenant on a contingent fee basis, unless such examiner is being retained by Tenant on a national basis to examine payments under Tenant’s other leases of space.
(5) As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Buildings in connection with such examination, provided however, that Tenant shall be permitted to share such information with each of its permitted subtenants so long as such subtenants execute and deliver to Landlord similar confidentiality agreements.
(6) If, after the audit by Tenant of Landlord’s books and records pursuant to this Section 7.6 with respect to any calendar year, it is finally determined that: (i) Tenant has made an overpayment on account of Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Excess, as applicable, Landlord shall credit any such overpayment against the next installment(s) of Annual Fixed Rent thereafter payable by Tenant, except that if such overpayment is determined after the termination or expiration of the term of this Lease, Landlord shall promptly refund to Tenant the amount of any such overpayment less any amounts then due from Tenant to Landlord; and (ii) Tenant has made an underpayment on account of Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Excess, as applicable, Tenant shall, within forty-five (45) days of such determination, pay any such underpayment to Landlord.
(7) If, after any such audit is performed, it is finally determined that Tenant has been overcharged on account of Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Excess by more than three percent (3%) for the Tax Year or calendar year in question, Landlord shall reimburse Tenant for the reasonable third-party costs incurred by Tenant in performing such audit.
Landlord shall have no right to correct any year end statement with respect to any Tax Year or calendar year after the date one (1) year after the end of the period in question. Notwithstanding any provision hereof to the contrary, if Landlord provides Tenant with any such corrected statement, then Tenant shall have one hundred eighty (180) days from the receipt of any such corrected statement to request an examination as set forth in Section 7.6(D)(3) hereof (subject to the proviso set forth at the end of subsection (3) above regarding Tenant’s ability to request examinations for prior years).

7.7	No Damage
(A) Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any purposes in this Lease authorized, or for repairing the Premises or any portion of the Buildings however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control, including, without limitation, strike, lockout, breakdown, accident, order or regulation of or by any Governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause due to any act or neglect of Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, or right to terminate this Lease, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises, but Landlord shall nonetheless use commercially reasonably efforts to mitigate the adverse impact of any such event on Tenant’s use and enjoyment of the Premises to the extent it is within Landlord’s reasonable ability to do so under the circumstances.
(B) Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed;

provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.
(C) Notwithstanding anything to the contrary in this Lease contained, if due to (i) any repairs, alterations, replacements, or improvements made by Landlord, (ii) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder, or (iii) failure of electric supply, any portion of the Premises becomes untenantable so that for the Premises Untenantability Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected, then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Premises Untenantability Cure Period by reason of such untenantability, and that such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, Annual Fixed Rent, Tax Excess and Operating Cost Excess shall thereafter be abated in proportion to such untenantability and its impact on the continued operation in the ordinary course of Tenant’s business until the day such condition no longer has the material adverse effect referred to above. For the purposes hereof, the “Premises Untenantability Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided however, that the Premises Untenantability Cure Period shall be ten (10) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing untenantability in the Premises if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control.
In addition, if due to (i) any repairs, alterations, replacements, or improvements made by Landlord, (ii) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder, or (iii) failure of electric supply, the operation of Tenant’s business in the Premises in the normal course is materially adversely affected for a period of five (5) consecutive months after Landlord’s receipt of written notice of such condition from Tenant, then, provided that Tenant ceases to use the affected portion of the Premises for the period of such untenantability and such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant, or Tenant’s agents, employees or contractors, then Tenant may terminate this Lease by giving Landlord written notice as follows:
(i)	Said notice shall be given after said five (5) month period.

(ii)	Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

(iii)	If said condition is remedied on or before the date thirty (30) days after the receipt of such notice, said notice shall have no further force and effect.
(iv)	If said condition is not remedied on or before the date thirty (30) days after the receipt of such notice for any reason other then Tenant’s fault, as aforesaid, the Lease shall terminate as of said effective date, and the Annual Fixed Rent and Additional Rent due under the Lease shall be apportioned as of said effective date.
The remedies set forth in this Section 7.7 shall be Tenant’s sole remedies for the events described herein. The provisions of this subsection (C) shall not apply in the event of untenantability caused by fire or other casualty, or taking (which shall be subject to the terms and conditions of Article XIV below).
ARTICLE VIII
Tenant’s Repairs
8.1	Tenant’s Repairs and Maintenance

Tenant covenants and agrees that, from and after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only for those repairs for which Landlord is responsible under the terms of Article VII of this Lease and damage by fire or casualty and as a consequence of the exercise of the power of eminent domain. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building, the Additional Building or any other portion of the Site caused by Tenant, Tenant’s agents, contractors, employees, sublessees, licensees, concessionaires or invitees. Tenant shall maintain all its equipment, furniture and furnishings in good order and repair.

If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made pursuant to the provisions of Section 16.17 below.
ARTICLE IX
Alterations
9.1	Landlord’s Approval

Tenant covenants and agrees not to make alterations, additions or improvements to the Premises, whether before or during the Lease Term, except in accordance with plans and specifications therefor first approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. Landlord shall not be deemed unreasonable:
(a)	for withholding approval of any alterations, additions or improvements which (i) in Landlord’s opinion would reasonably be expected to adversely affect any structural or exterior element of the Buildings, any area or element outside of the Premises or any facility or base building mechanical system serving any area of the Buildings outside of the Premises, or (ii) involve or affect the exterior design, size, height or other exterior dimensions of the Buildings, or (iii) are inconsistent in any material respect, in Landlord’s reasonable judgment, with alterations satisfying Landlord’s standards for new alterations in the Buildings, or (iv) will require unusual expense to readapt the Premises to normal office use upon Lease termination or expiration or increase the cost of construction or of insurance or taxes on the Buildings or of the services provided by Landlord herein unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to termination and or expiration without expense to Landlord (alterations, additions or improvements described in this clause (iv) being sometimes collectively referred to as “Special Improvements”); or

(b)	for making its approval of any Special Improvements conditional on Tenant’s agreement to restore the Premises to its condition prior to construction of such Special Improvements at the expiration or earlier termination of the Lease Term, reasonable wear and tear excepted.
Landlord’s review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Buildings and the other requirements of the Lease with respect to Tenant’s insurance obligations (herein called “Insurance Requirements”) nor deemed a waiver of Tenant’s obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements. Further, Tenant acknowledges that Tenant is acting for its own benefit and account, and that Tenant shall not be acting as Landlord’s agent in performing any work in the Premises, accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord’s interest in the Property in connection with any such work. Within thirty (30) days after receipt of an invoice from Landlord (together with reasonable supporting back-up documentation), Tenant shall pay to Landlord as a fee for Landlord’s review of any work or plans (excluding any review respecting initial improvements performed pursuant to Section 4.1 hereof or any other improvements for which a construction management fee has previously been paid but including any review of plans or work relating to any assignment or subletting), as Additional Rent, an amount equal to the sum of: (i) $150/hour for time spent by senior staff, and $100/hour for time spent by junior staff, plus (ii) reasonable third party expenses incurred by Landlord to review Tenant’s plans and Tenant’s work.
9.2	Conformity of Work

Tenant covenants and agrees that any alterations, additions, improvements or installations made by it to or upon the Premises shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements now or hereafter in force, that materials of good quality (but in no event of lesser quality than reasonably appropriate for the maintenance of a consistently high quality building) shall be employed therein and that the structure of the Buildings shall not be endangered or impaired thereby.

9.3	Performance of Work, Governmental Permits and Insurance.

All of Tenant’s alterations and additions and installation of furnishings shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Buildings or Site or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by Landlord’s general contractor or by contractors or workers first approved by Landlord in its reasonable discretion. Except for work by Landlord’s general contractor, Tenant shall procure all necessary governmental permits before making any repairs, alterations, other improvements or installations. Tenant agrees to save harmless and indemnify Landlord from any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the doing of any such work whether the same be performed prior to or during the Term of this Lease. At Landlord’s reasonable election, taking into account the scope and cost of the proposed alteration, Tenant shall cause its contractor to maintain a payment and performance bond in such amount and with such companies as Landlord shall reasonably approve. In addition, Tenant shall cause each contractor to carry worker’s compensation insurance in statutory amounts covering the employees of all contractors and subcontractors, and commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may require reasonably from time to time during the Term of this Lease, but in no event less than the minimum amount of commercial general liability insurance or comprehensive general liability insurance Tenant is required to maintain as set forth in Section 1.2 hereof and as the same may be modified as provided in Section 13.2 hereof (all such insurance to be written in companies approved reasonably by Landlord and insuring Landlord, Landlord’s managing agent and Tenant as additional insureds as well as contractors) and to deliver to Landlord certificates of all such insurance. Tenant shall also prepare and submit to Landlord a set of as-built plans, in both print and electronic forms, showing such work performed by Tenant to the Premises promptly after any such alterations, improvements or installations are substantially complete and promptly after any wiring or cabling for Tenant’s computer, telephone and other communications systems is installed by Tenant or Tenant’s contractor. Without limiting any of Tenant’s obligations hereunder except as otherwise provided in Sections 4.1(B), (C) and (D) above, Tenant shall be responsible, as Additional Rent, for the costs of any alterations, additions or improvements in or to the

Building that are required in order to comply with Legal Requirements as a result of any work performed by Tenant. Landlord shall have the right to provide rules and regulations (which shall be applied in a non-discriminatory manner) relative to the performance of any alterations, additions, improvements and installations by Tenant hereunder and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services. Tenant acknowledges and agrees that Landlord shall be the owner of any additions, alterations and improvements in the Premises or the Buildings to the extent paid for by Landlord.
9.4	Liens

Tenant covenants and agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees or contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Buildings or the Site and promptly to discharge (whether by bonding or otherwise) any such liens which may so attach.

9.5	Nature of Alterations

All work, construction, repairs, alterations, other improvements or installations made to or upon the Premises (including, but not limited to, the construction performed by Landlord under Article IV and any alteration by Tenant of the third (3rd) floor corridor), shall become part of the Premises and shall become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof upon the expiration or earlier termination of the Lease Term, except as follows:
(a)	All furniture, equipment, other personal property, and trade fixtures (including, without limitation, any satellite or microwave dish or any communications equipment (including, without limitation, any telephone switch gear), and any security or monitoring equipment, including, without limitation, the Emergency Generator and Generator Connection, as set forth in Section 16.30) whether by law deemed to be a part of the realty or not, installed at any time or times by Tenant or any person claiming under Tenant shall remain the property of Tenant or persons claiming under Tenant and may be removed by Tenant or any person claiming under Tenant at any time or times during the Lease Term or any occupancy by Tenant thereafter and shall be removed by Tenant at the expiration or earlier termination of the Lease Term if so requested by Landlord. Tenant shall repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any such property from the Premises.

(b)	At the expiration or earlier termination of the Lease Term, unless otherwise agreed in writing by Landlord, Tenant shall remove any wiring for Tenant’s computer, telephone and other communication systems and equipment whether located in the Premises or in any other portion of the

Buildings or the Site, including all risers and any alterations, additions and improvements made with Landlord’s consent during the Lease Term for which such removal was made a condition of such consent under Section 9.1 (b). Upon such removal Tenant shall restore the Premises to their condition prior to such alterations, additions and improvements and repair any damage occasioned by such removal and restoration.

(c)	If Tenant shall make any alterations, additions or improvements to the Premises for which Landlord’s approval is required under Section 9.1 (after giving effect to the provisions of Section 9.7), without obtaining such approval, then at Landlord’s request at any time during the Lease Term, and at any event at the expiration or earlier termination of the Lease Term, Tenant shall remove such alterations, additions and improvements and restore the Premises to their condition prior to same and repair any damage occasioned by such removal and restoration. Nothing herein shall be deemed to be a consent to Tenant to make any such alterations, additions or improvements, the provisions of Section 9.1 being applicable to any such work.

(d)	Tenant shall have no obligation to restore demolished conference rooms or alterations of the third (3rd) floor corridor to their condition prior to such demolition or alteration (i.e., Tenant shall not be required to reinstall the conference rooms and/or the corridor if Tenant elects to demolish the same).
9.6	Increases in Taxes

Tenant shall pay, as Additional Rent, one hundred percent (100%) of any increase in real estate taxes on the Complex which shall, at any time after the Commencement Date, result from alterations, additions or improvements to the Premises made by Tenant if the taxing authority specifically determines such increase results from such alterations, additions or improvements made by Tenant.

9.7	Alterations Permitted Without Landlord’s Consent

Notwithstanding the terms of Section 9.1, Tenant shall have the right, without obtaining the prior consent of Landlord but upon notice to Landlord given ten (10) days prior to the commencement of any work (which notice shall specify the nature of the work in reasonable detail), to make alterations, additions or improvements to the Premises where:
(i)	the same are within the interior of the Premises within the Building, and do not affect the exterior of the Premises and the Buildings (including no signs on windows);

(ii)	the same do not affect the roof, any structural element of the Buildings, the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Buildings;

(iii)	with the exception of painting and carpeting (which shall not be subject to the dollar limits set forth in this subsection (iii)), the cost of any individual alteration, addition or improvement shall not exceed $250,000.00 and the aggregate cost of said alterations, additions or improvements made by Tenant during the Lease Term shall not exceed $1,000,000.00 in cost; and

(iv)	Tenant shall comply with the provisions of this Lease and if such work increases the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost;
provided, however, that Tenant shall, within thirty (30) days after the making of such changes, send to Landlord plans and specifications describing the same in reasonable detail and provided further that Landlord, by notice to Tenant given at least thirty (30) days prior to the expiration or earlier termination of the Lease Term, may, if any such alterations, addition or improvement constitutes a Special Improvement, require Tenant to restore the Premises to its condition prior to construction of such Special Improvement (reasonable wear and tear excepted) at the expiration or earlier termination of the Lease Term.
ARTICLE X
Parking
10.1	Tenant’s Parking

Landlord shall provide to Tenant monthly privileges in the number specified in Section 1.2 for the parking of automobiles, in common with use by other tenants from time to time of the Complex, and on a first-come, first-served basis, and Landlord shall not be obligated to furnish stalls or spaces on the Site specifically designated for Tenant’s use. Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord with respect to the use of the parking areas on the Site. The parking privileges granted herein are non-transferable except to a permitted assignee or subtenant as provided in Article XII below. Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, however caused, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

10.2	Parking Shortages
(A) In the event that during the Lease Term there shall occur a Parking Shortage (as defined below), Landlord shall provide Tenant with additional parking privileges in the garage located underneath the Building as necessary to alleviate the Parking Shortage (it being understood and agreed that the number of garage parking privileges to be issued to Tenant and the increase in the Tenant’s ratio of parking privileges shall be as determined by Landlord in its reasonable discretion as being, in Landlord’s view, adequate to alleviate the Parking Shortage). Such additional parking privileges shall be provided to Tenant free of charge.
(B) If such Parking Shortage shall continue despite the issuance of such additional parking privileges to Tenant, Landlord shall, at its sole cost and expense, use commercially reasonable best efforts to endeavor to obtain the necessary permits and approvals for and to (x) restripe the existing surface parking areas serving the Complex (the “Restriped Parking”) and/or (y) create additional surface parking on the Site (such as in the location of the existing tennis courts) (the “Additional Surface Parking,” and, collectively with the Restriped Parking, the “Alternative Parking”) in order to provide the additional parking privileges necessary to alleviate the Parking Shortage. Landlord shall have the right in its reasonable discretion to determine what mode of Alternative Parking to pursue (i.e., the Restriped Parking or the Additional Surface Parking, or some combination of the two).
(C) In the event that (i) Landlord is unable to obtain the permits and approvals to create Alternative Parking or (ii) a Parking Shortage shall continue to exist despite Landlord’s having implemented the measures described in subsections (A) and (B) above, then Landlord shall use commercially reasonable best efforts to endeavor to obtain the necessary permits and approvals to institute a managed parking program exclusively for Tenant within the garage located underneath the Building (the “Managed Parking Program”). In the event that Landlord and Tenant mutually determine (each acting reasonably and in good faith) that locating the Managed Parking Program within the garage would not be feasible, Landlord and Tenant shall mutually agree (each acting reasonably and in good faith) upon a location of such Managed Parking Program in reasonable proximity to the Building. In addition, Landlord shall use commercially reasonable best efforts to endeavor to obtain the necessary permits and approvals to implement the Managed Parking Program on a temporary basis during its pursuit of the permits and approvals for the Alternative Parking to alleviate any Parking Shortage that exists during the pendency of the permitting process. All costs associated with the Managed Parking Program (including, without limitation, the cost of securing permits and approvals and the cost of providing the valet service), whenever and wherever implemented, shall be payable by Tenant as Additional Rent hereunder and not as part of Landlord’s Operating Expenses.
(D) For the purposes hereof, a “Parking Shortage” shall be defined as an overuse of the surface parking areas of the Site such that Tenant is unable to utilize the Number of Parking Privileges for such surface parking areas provided to Tenant hereunder, as determined in accordance with the following procedure:
(i)	In the event that Landlord receives four (4) complaints from tenants of the Complex (which may include Tenant) over a period of two (2) weeks indicating that they are unable to find surface parking spaces at the

Complex, Landlord shall perform and complete a parking survey of the Complex within two (2) weeks of its receipt of the last such complaint and shall provide Tenant with a copy of such survey within one (1) week of its completion.

(ii)	If the parking survey indicates that fewer than fifteen (15) of the total number of surface parking spaces on the Site are available for tenant parking on more than four (4) business days over a period of two (2) weeks, then Landlord shall attempt to ascertain whether the cause of the problem is a particular tenant’s overuse of the number of parking privileges provided to such tenant under the terms of its lease and shall take reasonable measures to enforce the terms of such lease and rectify the situation.

(iii)	In the event that the overuse cannot be readily addressed by Landlord, then a Parking Shortage shall be deemed to exist and shall trigger Landlord’s obligations under this Section 10.2 to take the steps set forth in subsections (A), (B) and (C) above to alleviate the Parking Shortage.
Notwithstanding anything contained herein to the contrary, under no circumstances shall Landlord be required to endeavor to obtain the Alternative Parking in the event of a Parking Shortage that occurs during the last eighteen (18) months of the Lease Term unless and until Tenant shall validly exercise its then-current extension option under Section 3.2 below (it being understood and agreed in connection with the foregoing that (x) Landlord shall have no obligation to endeavor to obtain the Alternative Parking in the event that Tenant shall have no further rights to extend the Lease Term and (y) Landlord shall nonetheless be required to endeavor to implement the Managed Parking Program, at Tenant’s sole cost and expense, to address the Parking Shortage irrespective of the amount of time remaining in the Lease Term).
(E) Tenant acknowledges and agrees that there may be a temporary disruption in parking in connection with the creation of Alternative Parking and /or the conversion to a Managed Parking Program, and Tenant shall reasonably cooperate with Landlord during such creation and/or conversion construction (Landlord hereby agreeing to use reasonable efforts to minimize such disruption).
(F) Notwithstanding anything contained in this Lease to the contrary, Tenant’s use of parking privileges in excess of the Number of Parking Privileges provided to it hereunder shall never be deemed to constitute an Event of Default under Section 15.1 nor give rise to any right of Landlord to terminate this Lease or to seek monetary damages on account of such overuse of parking privileges; provided, however, that if a Parking Shortage occurs as a result of such overuse by Tenant and such Parking Shortage cannot be addressed by the methods set forth herein, Landlord shall retain its right to seek specific performance to compel Tenant to cease such action.
(G) Notwithstanding anything contained in this Lease to the contrary, in no event shall Landlord be deemed to be in default of its obligations hereunder in the event that Landlord is unable to obtain rights to create Alternative Parking and/or the Managed Parking Program, so long as Landlord has used commercially reasonable best efforts as aforesaid. In connection with its effort to obtain permits and approvals for the Alternative Parking and/or the Managed Parking Program, it is expressly understood and agreed that Landlord shall not be obligated to accept conditions, restrictions or limitations that would materially adversely affect Landlord’s ownership, management or operation of the Complex as determined by Landlord in its reasonable discretion. Without limiting the generality of the foregoing, it is further understood and agreed that Landlord may cease its efforts to obtain permits and approvals for the Alternative Parking and/or the Managed Parking Program (which shall include, without limitation, electing not to raise the issue before the full Waltham City Council if Landlord concludes in its reasonable judgment after informal discussions with individual members of the City Council and/or consultants that the City Council is not amenable to any petition to modify the existing approved site plan) at any time if Landlord determines in good faith but in its sole discretion that the petition(s) to obtain permits and approvals for the Alternative Parking and/or the Managed Parking Program is not likely to be successful or would have a material, adverse effect on Landlord’s ownership, management or operation of the Complex.
In addition, Landlord shall never be deemed to be in default of its obligations hereunder by virtue of its inability to address a Parking Shortage on the Site to the extent such Parking Shortage is caused by the use of parking spaces by Tenant or any assignee or subtenant in a ratio greater than five (5) parking privileges for each 1,000 square feet of rentable floor area of the applicable portion of the Premises (it being further understood and agreed that Landlord shall be under no obligation whatsoever under this Section 10.2 or otherwise to address a Parking Shortage at the Site to the extent such Parking Shortage is caused by the use of parking spaces by any assignee or subtenant of Tenant’s, other than an assignee or subtenant under Section 12.2 below, in a ratio greater than five (5) parking privileges for each 1,000 square feet of rentable floor area of the applicable portion of the Premises).
ARTICLE XI
Certain Tenant Covenants
Tenant covenants and agrees to the following during the Lease Term and for such further time as Tenant occupies any part of the Premises:
11.1	To pay when due all Annual Fixed Rent and Additional Rent and all charges for utility services rendered to the Premises and service inspections therefor (except as is otherwise provided in Exhibit D) and, as further Additional Rent, all charges for additional and special services rendered pursuant to Section 7.3.

11.2	To use and occupy the Premises for the Permitted Use only, and not to injure or deface the Premises or the Property, not to permit in the Premises any auction sale, vending machine (other than vending machines for use by Tenant’s employees and business invitees) or flammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to permit in the Premises anything which would in any way result in the leakage of fluid or the growth of mold, and not to use or devote the Premises or any part thereof for any purpose other than the Permitted Use, nor any use thereof which is inconsistent with the maintenance of the Buildings as office buildings of the first-class in the quality of their maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Buildings or its contents or liable to render necessary any alteration or addition to the Buildings. Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively “Hazardous Materials”), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively “Hazardous Materials Laws”), (ii) Tenant shall promptly notify Landlord of any incident in, on or about the Premises, the Buildings or the Site that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing (provided that, except in cases of emergency, Landlord provides Tenant at least two (2) business days’ prior written notice of any such inspection). Notwithstanding the foregoing, Tenant may use normal amounts and types of substances typically used for office uses and normal amounts and types of substances typically used in generators of the same type as the Emergency Generator, provided that Tenant uses such substances in the manner which they are normally used, and in compliance with all Hazardous Materials Laws and other applicable laws, ordinances, bylaws, rules and regulations, and Tenant obtains and complies with all permits required by Hazardous Materials Laws or any other laws, ordinances, bylaws, rules or regulations prior to the use or presence of any such substances in the Premises.

11.3	Not to obstruct in any manner any portion of the Buildings not hereby leased or any portion thereof or of the Site used by Tenant in common with others; not without prior consent of Landlord (or as otherwise provided in this Lease) to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable rules and regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Buildings and the Site and their facilities and approaches, but Landlord shall not be liable to Tenant for the failure of other occupants of the Buildings to conform to such rules and regulations. Landlord shall not enforce such rules and regulations other than in a non-discriminatory manner.

11.4	To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of any use made by Tenant other than normal office use, and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Use.

11.5	Not to place a load upon any floor in the Premises exceeding an average rate of 70 pounds of live load (including partitions) per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize. Tenant’s business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration or noise that may be transmitted to the Building structure or to any other space in the Buildings.

11.6	To pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed.

11.7	To pay, as Additional Rent, all reasonable out-of-pocket costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease or in connection with any bankruptcy case involving Tenant (Landlord hereby similarly agreeing to reimburse Tenant for all reasonable out-of-pocket costs, counsel and other fees incurred by Tenant in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease or in connection with any bankruptcy case involving Landlord).

11.8	Not to do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of insurance on the Premises or on the Buildings above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as Additional Rent hereunder.

11.9	To comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises; provided that Tenant shall not be required (i) to make any alterations or additions to the base building systems or to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Buildings or (ii) to perform or satisfy any other obligation of Landlord under this Lease, unless the same are required by such Legal Requirements as a result of or in connection with Tenant’s use or occupancy of the Premises beyond normal use of space of this kind. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 11.9.

11.10	Any vendors engaged by Tenant to perform services in or to the Premises including, without limitation, janitorial contractors and moving contractors shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and to not unreasonably interfere with Buildings construction or operation, and shall be performed by vendors first approved by Landlord, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the following vendors do not require Landlord’s approval: brokerage, legal, employment staffing, office and other supplies, furniture providers (but not installers), construction consultants not performing any physical work in the Building (but not architects) and food catering.
ARTICLE XII
Assignment and Subletting
12.1	Restrictions on Transfer

Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant’s interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under this Article XII shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

12.2	Exceptions

Notwithstanding the foregoing provisions of Section 12.1 above and the provisions of Section 12.3 and 12.4 below, but subject to the provisions of Sections 12.5 and 12.6, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) (i) to any controlling entity of Tenant or to any entity controlled by Tenant or to any entity under common control with Tenant (such parent or subsidiary entity or entity under common control with Tenant being hereinafter called a “Tenant Affiliate”) or (ii) to any entity into which Tenant may be converted or with which it may merge, or to any entity purchasing all or substantially all of Tenant’s assets (each, a “Permitted Tenant Successor”), provided that in the case of a Permitted Tenant Successor, the entity to which this Lease is so assigned or which so sublets the Premises either:
(x)	has a net worth (e.g. assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) equal to the lesser of (1) the net worth of Tenant as of the date of this Lease or (2) the net worth of Tenant immediately prior to such transaction; or

(y)	if such entity does not meet the net worth test set forth in clause (x) above, such entity increases the security deposit then being held by Landlord under Section 16.26 below to an amount equal to six (6) months of Annual Fixed Rent for the Premises (which for the purposes hereof shall be deemed to consist of the greater of (a) the entirety of the Initial Premises and the Must Take Premises or (b) the premises actually then demised to Tenant under this Lease) at the then-current rates payable under this Lease.
If any Tenant Affiliate to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a Tenant Affiliate, and if such cessation was contemplated at the time of the assignment or subletting, such cessation shall be considered an assignment or subletting requiring Landlord’s consent.
12.3	Landlord’s Termination Right

Notwithstanding the provisions of Section 12.1 above, in the event Tenant desires:
(a)	to assign this Lease; or

(b)	to sublet such portion (the “Sublease Portion”) of the Premises as (x) contains by itself at least fifty percent (50%) of the Rentable Floor Area of the Premises or (y) would bring the total amount of the Premises then subleased (exclusive of any subleases under Section 12.2 above) to fifty percent (50%) or more of the Rentable Floor Area of the Premises; or

(c)	to sublet any Sublease Portion for a term equal to all or substantially all of the remaining Lease Term hereof (any such sublease under this subparagraph (c) or subparagraph (b) above being hereinafter referred to as a “Major Sublease”), then Tenant shall notify Landlord thereof in writing and Landlord shall have the right at its sole option, to be exercised within ten (10) business days after receipt of Tenant’s notice (the “Acceptance Period”), to terminate this Lease as of a date specified in a notice to Tenant, which date shall not be earlier than sixty (60) days nor later than one hundred and twenty (120) days after Landlord’s notice to Tenant; provided, however, that upon the termination date as set forth in Landlord’s notice, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all rent and additional rent due from Tenant through the termination date.
Notwithstanding the foregoing, in the event of a Major Sublease:
(i)	Landlord shall only have the right to so terminate this Lease with respect to the Sublease Portion and from and after the termination date the Rentable Floor Area of the Premises shall be reduced to the rentable floor area of the remainder of the Premises and the definition of Rentable Floor Area of the Premises shall be so amended and after such termination all references in this Lease to the “Premises” or the “Rentable Floor Area of the Premises” shall be deemed to be references to the remainder of the Premises and accordingly Tenant’s payments for Annual Fixed Rent, operating costs, real estate taxes and electricity shall be reduced on a pro rata basis to reflect the size of the remainder of the Premises;

(ii)	in the case of Major Sublease for less than all or substantially all of the then-remaining Lease Term, Landlord shall only have the right to suspend the term of this Lease pro tanto for the term of the proposed sublease (i.e. the Term of the Lease in respect of the Sublease Portion shall be terminated for the term of the proposed sublease and then reinstated upon the expiration or earlier termination of such sublease term); and

(iii)	in the case of a proposed Major Sublease which, when combined with other subleases of the Premises then in effect (exclusive of any subleases under Section 12.2. above) reaches the fifty percent (50%) of the Premises threshold set forth above for Landlord to recapture, Landlord may only exercise its recapture rights with respect to the proposed Major Sublease, but may not exercise its recapture rights or terminate this Lease as to any subleases of the Premises previously entered into by Tenant.
In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section the provisions of Sections 12.4-12.7 shall be applicable. In the case of a partial subletting where Landlord has exercised its termination right pursuant to this Section 12.3, Landlord shall be responsible, at its sole cost and expense, for all work necessary to separately physically demise that portion of the Premises which are being terminated from the remainder of the Premises.
This Section 12.3 shall not be applicable to an assignment or sublease pursuant to Section 12.2.
12.4	Consent of Landlord

Notwithstanding the provisions of Section 12.1 above, but subject to the provisions of this Section 12.4 and the provisions of Sections 12.5, 12.6 and 12.7 below, in the event that Landlord shall not have exercised the termination right as set forth in Section 12.3, or shall have failed to give any or timely notice under Section 12.3, then for a period of one hundred eighty (180) days (i) after the receipt of Landlord’s notice stating that Landlord does not elect the termination right, or (ii) after the expiration of the Acceptance Period, in the event Landlord shall not give any or timely notice under Section 12.3 as the case may be, Tenant shall have the right to assign this Lease or sublet the Premises in accordance with the Proposed Transfer Notice provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. It is understood and agreed that Landlord’s consent shall be deemed given hereunder if Landlord shall fail to respond to a Proposed Transfer Notice meeting the requirements of Section 12.5 below within ten (10) business days after receipt thereof from Tenant.

Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:
(a)	the proposed assignee or subtenant is a tenant in the Building, the Additional Building or the building known as Reservoir Place North and numbered 170 Tracer Lane, Waltham, Massachusetts or is in active negotiation with the landlord of the building in question (but with respect to the 170 Tracer Lane building, only if the landlord of such building and the landlord of the Building are affiliated with each other), and Landlord (or such affiliated landlord) has existing space that satisfies such party’s needs), or

(b)	the proposed assignee or subtenant is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency), or

(c)	giving appropriate weight, if applicable, to the fact that Tenant will nevertheless remain liable under this Lease, the proposed assignee or subtenant does not possess adequate financial capability to assure the performance of the Tenant obligations as and when due or required, or

(d)	the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.2 hereof, or

(e)	the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to materially increase Landlord’s Operating Expenses beyond that which Landlord now incurs for use by Tenant; (ii) be likely to materially increase the burden on elevators or other Buildings systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) materially violate or be likely to materially violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

(f)	there shall be existing a monetary or material non-monetary Event of Default (defined in Section 15.1), or

(g)	any part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates.
12.5	Tenant’s Notice

Tenant shall give Landlord notice (the “Proposed Transfer Notice”) of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 12.4, such information as to the proposed assignee’s or proposed subtenant’s net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section 12.4 above (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to Section 12.4, all other information reasonably necessary to make the determination referred to in Section 12.4 above and (e) in the case of a proposed assignment or subletting pursuant to Section 12.2 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 12.2.

If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease or assign pursuant to Tenant’s notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within one hundred eighty (180) days after the date of Landlord’s consent, the consent shall be deemed null and void and the provisions of Section 12.3 shall be applicable.

12.6	Profit on Subleasing or Assignment

In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 12.2 hereof) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the “Assignment/Sublease Profits” (hereinafter defined), if any shall be paid to Landlord.

The “Assignment/Sublease Profits” shall be the excess, if any, of (a) the “Assignment/Sublease Net Revenues” as hereinafter defined over (b) the Annual Fixed Rent, Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The “Assignment/Sublease Net Revenues” shall be the fixed rent, Additional Rent and all other charges and sums payable either initially or over the term of the sublease or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall be limited to brokerage commissions, rent concessions, attorneys’ fees, architect and construction management fees, and alteration allowances, in each case actually paid), as set forth in a statement certified by an appropriate officer of Tenant and delivered to Landlord within thirty (30) days of the full execution of the sublease or assignment document, amortized over the term of the sublease or assignment.

All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) days of receipt of same by Tenant.

12.7	Additional Conditions
(A) It shall be a condition of the validity of any assignment or subletting of right under Section 12.2 above, or consented to under Section 12.4 above, that both Tenant and the assignee or sublessee enter into a separate written instrument directly with Landlord in a form and containing terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee or sublessee to be bound by all the obligations of the Tenant hereunder, including, without limitation, the obligation (a) to pay the Annual Fixed Rent, Additional Rent, and other amounts provided for under this Lease (but in the case of a partial subletting, such subtenant shall agree on a pro rata basis to be so bound) and (b) to comply with the provisions of Sections 12.1 through 12.7 hereof. Such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder and Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the sublease or the subtenant thereunder, and at Landlord’s option, upon the termination or expiration of the Lease (whether such termination is based upon a cause beyond Tenant’s control, a default of Tenant, the agreement of Tenant and Landlord or any other reason), the sublease shall be terminated.
(B) As Additional Rent, Tenant shall pay to Landlord as a fee for Landlord’s review of any proposed assignment or sublease requested by Tenant and the preparation of any associated documentation in connection therewith, within thirty (30) days after receipt of an invoice from Landlord, an amount equal to the sum of (i) $1,000.00 and/or (ii) reasonable out of pocket legal fees or other expenses incurred by Landlord in connection with such request.
(C) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time, collect Annual Fixed Rent, Additional Rent, and other charges from the assignee, sublessee or occupant and apply the net amount collected to the Annual Fixed Rent, Additional Rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 12.1 through 12.7 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.
(D) The consent by Landlord to an assignment or subletting under any of the provisions of Sections 12.2 or 12.4 shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.
(E) Without limiting Tenant’s obligations under Article IX, Tenant shall be responsible, at Tenant’s sole cost and expense, for performing all work necessary to comply with Legal Requirements and Insurance Requirements in connection with any assignment or subletting hereunder including, without limitation, any work in connection with such assignment or subletting.
(F) In addition to the other requirements set forth in this Lease and notwithstanding any other provision of this Lease, partial sublettings of the Premises shall only be permitted under the following terms and conditions: (i) the layout of both the subleased premises and the remainder of the Premises must comply with applicable laws, ordinances, rules and/or regulations and be reasonably approved by Landlord, including, without limitation, all requirements concerning access and egress; (ii) in the event the subleased premises are separately physically demised from the remainder of the Premises, and except as provided in Section 12.3, Tenant shall pay all costs of separately physically demising the subleased premises (it being understood and agreed that any subleased premises of 10,000 square feet of rentable floor area or more must be separately demised); and (iii) at any given time, there shall be no more than (a) two (2) subleases in effect on the second (2nd) floor of the Premises and (b) ten (10) subleases in effect on the third (3rd) floor of the Premises (or such proportionately lesser amount as may be reasonably appropriate until such time as Tenant is leasing the entirety of the Initial Premises and the Must Take Premises).
(G) Notwithstanding anything to the contrary provided in Section 12.6 above, Landlord shall be entitled to one hundred percent (100%) of any Assignment/Sublease Profits reasonably allocable (in Landlord’s reasonable determination consistent with Section 12.6) to any calendar month of the Term during which there is or was subsisting, at any time during said calendar month, a monetary or material non-monetary Event of Default (as defined in Section 15.1).
ARTICLE XIII
Indemnity And Commercial General Liability Insurance
13.1	Indemnity
(A) Tenant’s Indemnity. To the maximum extent this agreement may be made effective according to law, but subject to Section 16.24 hereof, and to the extent not resulting from any negligence or misconduct of Landlord or its contractors, agents, licensees, servants or employees, Tenant agrees to indemnify and save harmless Landlord and Landlord’s managing agent, beneficiaries, partners, subsidiaries, officers, directors, agents and employees (“Landlord Parties”) from and against all claims of whatever nature to the extent arising from or claimed to have arisen from: any act, omission or negligence of Tenant, or Tenant’s contractors, licensees, invitees, agents, independent contractors or employees occurring in the Premises, in the Buildings or on the Site; any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises after the date that possession of the Premises is first delivered to Tenant and until the end of the Lease Term and thereafter, provided that during any such period after the Lease Term Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; or any accident, injury or damage occurring outside the Premises but within the Buildings or in the Complex, to the extent such accident, injury or damage results, or is claimed to have resulted, from an act, omission or negligence on the part of Tenant or Tenant’s contractors, licensees, invitees, agents, independent contractors or employees; provided, however, that in no event shall Tenant be liable for any indirect or consequential damages except under Section 16.18 hereof (subject to the limitations set forth in Section 16.18(B) and (C)).
This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.
(B) Landlord’s Indemnity. To the maximum extent this agreement may be made effective according to law, but subject to Section 16.24 hereof, and to the extent not resulting from any negligence or misconduct of Tenant or its contractors, agents, licensees, invitees, servants or employees, Landlord agrees to indemnify and save harmless Tenant from and against any claim arising from any injury to any person occurring in the Premises, in the Buildings or on the Site after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the negligent act or omission of Landlord or Landlord’s contractors, agents or employees; provided, however that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures or personal property of Tenant and Landlord shall in no event be liable for any indirect or consequential damages; and provided, further, that the provisions of this Section shall not be applicable to the holder of any mortgage now or hereafter on the Site or the Buildings (whether or not such holder shall be a mortgagee in possession of or shall have exercised any rights under a conditional, collateral or other assignment of leases and/or rents respecting, the Site and/or Buildings).
13.2	Commercial General Liability Insurance

Tenant agrees to maintain in full force from the date upon the earlier of (i) the date on which Tenant first enters the Premises for any reason, or (ii) the Commencement Date throughout the Lease Term of this Lease, and thereafter, so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability or comprehensive general liability insurance written on an occurrence basis with a broad form comprehensive liability endorsement under which Tenant is the named insured and Landlord and Landlord’s managing agent (and such other persons as are in privity of estate with Landlord and Landlord’s managing agent as may be set out in notice from time to time) are named as additional insureds, in the broadest form of such coverage from time to time available in the jurisdiction in which the Premises are located. Any policy which Tenant is required to maintain under this Lease shall be non-cancelable and non-amendable with respect to Landlord and Landlord’s said designees without twenty (20) days’ prior notice to Landlord, and a duplicate original or certificate thereof, in a form reasonably acceptable to Landlord, shall be delivered to Landlord. The minimum limits of liability of such insurance shall be as specified in Section 1.2 and from time to time during the Lease Term for such higher limits, if any, as are carried customarily in the Central Suburban 128 Market with respect to similar properties. In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain and maintain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as determined by Landlord (including liquor liability, if applicable) and provide Landlord with evidence of the same. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies qualified to do business, and in good standing, in the Commonwealth of Massachusetts and which have a rating of at least “A” and are within a financial size category of not less than “Class X” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord if such Guide is no longer published.
13.3	Tenant’s Property Insurance

Tenant, at Tenant’s expense, shall maintain at all times during the Term of the Lease business interruption insurance and insurance against loss or damage covered by so-called “all risk” type insurance coverage with respect to Tenant’s fixtures, equipment, goods, wares and merchandise, and all alterations, improvements and other modifications made by or on behalf of Tenant and other property of Tenant located at the Premises, which are permitted to be removed by Tenant at the expiration of the Lease Term except to the extent paid for by Landlord (collectively “Tenant’s Property”). Such insurance shall be in an amount at least equal to the full replacement cost of Tenant’s Property. Tenant shall maintain all of its equipment, furniture and furnishings in good order and repair. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain builder’s risk insurance for the full insurable value of such work.

13.4	Non-Subrogation

Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance (or which would have been covered had such party carried the insurance required to be carried by it under the Lease) to the extent of the indemnification received under such insurance policy. This waiver of rights by Tenant shall apply to, and be for the benefit of, the Landlord Parties, and this waiver of rights by Landlord shall apply to, and be for the benefit of, any subtenant of Tenant so long as such subtenant similarly waives such rights for the benefit of Landlord and the Landlord Parties.
13.5	Tenant’s Risk

To the maximum extent that this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Building, the Site and the Property as Tenant is herein given the right to use at Tenant’s own risk; and Landlord shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Tenant.

13.6	Landlord’s Insurance

Landlord shall carry at all times during the Term of this Lease (i) commercial general liability insurance with respect to the Buildings in an amount not less than $5,000,000.00 combined single limit per occurrence and, (ii) insurance against loss or damage with respect to the Building covered by the so-called “all risk” type insurance coverage with customary exceptions in an amount equal to at least the replacement value of the Building. Landlord may also maintain such other insurance as may from time to time be required by a mortgagee holding a mortgage lien on the Building. Further, Landlord may also maintain such insurance against loss of annual fixed rent and additional rent and such other risks and perils as Landlord deems proper. Any and all such insurance (i) may be maintained under a blanket policy affecting other properties of Landlord and/or its affiliated business organizations, (ii) may be written with deductibles as may be reasonably determined by Landlord and (iii) shall be subject to escalation reimbursement in accordance with Article VII.
ARTICLE XIV
Fire, Casualty and Taking
14.1	Damage Resulting from Casualty

In case during the Lease Term the Building or the Site are damaged by fire or casualty, and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within two hundred forty (240) days from the date of such fire or casualty, Landlord may, at its election, terminate this Lease by notice given to Tenant within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

If during the last eighteen (18) months of the Lease Term as it may have been extended, the Building shall be damaged by fire or casualty and such fire or casualty damage to the Premises cannot reasonably be expected to be repaired or restored within one hundred fifty (150) days from the date of such casualty, then Tenant shall have the right, by giving notice to Landlord not later than thirty (30) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

If the Building or the Site or any part thereof are damaged by fire or casualty and this Lease is not so terminated, or Landlord has no right to terminate this Lease, and in either such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building (and/or the Site), Landlord, promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building in the event of damage thereto (excluding Tenant’s Property ) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, the Operating Cost Excess and the Tax Excess according to the nature and extent of the injury to the Premises shall be abated from the date of casualty until the Premises shall have been put by Landlord substantially into such condition and are made available for occupancy by Tenant. If such net insurance proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are otherwise insufficient for, the restoration of the Building (and/or the Site) and if Landlord does not otherwise elect to spend the additional funds necessary to fully restore the Building (and/or the Site), then Landlord shall give notice (“Landlord’s Insufficient Insurance Proceeds Notice”) to Tenant that Landlord does not elect to fund the amount of the insufficiency and Tenant shall thereafter have the right to terminate this Lease by providing Landlord with a notice of termination within thirty (30) days after Tenant’s receipt of Landlord’s Insufficient Insurance Proceeds Notice (the effective date of which termination shall not be less than sixty (60) days after the date of such notice of such termination).

Where Landlord is obligated or otherwise elects to effect restoration of the Premises, unless such restoration is completed within one (1) year from the date of the casualty or taking, such period to be subject, however, to extension where the delay in completion of such work is due to Force Majeure, as defined hereinbelow, (but in no event beyond eighteen (18) months from the date of the casualty or taking), Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease at any time after the expiration of such one-year (as extended) period until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant’s notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within such thirty (30)

day period such restoration is substantially completed, in which case Tenant’s notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect. When used herein, “Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorists acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord’s control or attributable to Tenant’s action or inaction. A party shall have the right to invoke the benefit of the Force Majeure provisions of this Article XIV only if (a) it advises the other party of the occurrence of the Force Majeure event within three (3) business days after it becomes aware thereof and (b) such party uses commercially reasonable efforts to mitigate the impact of such Force Majeure event to the extent it within such party’s reasonable ability to do so under the circumstances).

14.2	Uninsured Casualty

Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time required to be maintained by Landlord pursuant to this Lease, and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred fifty (150) days from the time that repair work would commence, Landlord may, at its election, terminate the Term of this Lease by notice to Tenant given within sixty (60) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

14.3	Rights of Termination for Taking

If the Building, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant’s purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Further, if (i) so much of the Building shall be so taken that continued operation of the Building would be uneconomic as determined by Landlord in its reasonable discretion or (ii) access to the Building shall be taken (such that Tenant and other tenants of the Building do not have any practical means of access to their premises for purposes of use and occupancy of at least fifty percent (50%) of the Total Rentable Floor Area of the Building), Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord’s desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). Landlord agrees not to exercise such termination right in a discriminatory manner insofar as any election Landlord makes, or refrains from making, pursuant to any termination right Landlord may have with respect to other tenants of the Building whose premises are similarly affected. If Landlord shall give such notice to Tenant hereunder, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant’s Property). If such net condemnation proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are otherwise insufficient for, the restoration of the Building (and/or the Site) and if Landlord does not otherwise elect to spend the additional funds necessary to fully restore the Building (and/or the Site), then Landlord shall give notice (“Landlord’s Insufficient Condemnation Proceeds Notice”) to Tenant that Landlord does not elect to fund the amount of the insufficiency and Tenant shall thereafter have the right to terminate this Lease by providing Landlord with a notice of termination within thirty (30) days after Tenant’s receipt of Landlord’s Insufficient Condemnation Proceeds Notice (the effective date of which termination shall not be less than sixty (60) days after the date of such notice of such termination).

If the Premises shall be affected by any exercise of the power of eminent domain and neither Landlord nor Tenant shall terminate this Lease as provided above, then the Annual Fixed Rent, the Operating Cost Excess and the Tax Excess shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, the Operating Cost Excess and the Tax Excess shall be abated for the remainder of the Lease Term.

14.4	Award

Except as otherwise provided in this Section 14.4, Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building, the Site and the Complex and the leasehold interest hereby created, and compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation.

However, nothing contained herein shall be construed to prevent Tenant from prosecuting in any such proceedings a claim for its trade fixtures so taken or relocation, moving and other dislocation expenses.

ARTICLE XV
Default
15.1	Tenant’s Default

This Lease and the term of this Lease are subject to the limitation that Tenant shall be in default if, at any time during the Lease Term, any one or more of the following events (herein called an “Event of Default” a “default of Tenant” or similar reference) shall occur and not be cured prior to the expiration of the grace period (if any) herein provided, as follows:
(a)	Tenant shall fail to pay any installment of the Annual Fixed Rent, or any Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable, and such failure continues for five (5) days after written notice from Landlord thereof; or

(b)	Landlord having rightfully given the notice specified in (a) above to Tenant twice in any twelve (12) month period, Tenant shall fail thereafter to pay the Annual Fixed Rent, Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable; or

(c)	Tenant shall assign its interest in this Lease or sublet any portion of the Premises in violation of the requirements of Article XII of this Lease; or

(d)	Tenant shall fail to perform or observe some term or condition of this Lease which, because of its character, would immediately and materially jeopardize Landlord’s interest (such as, but without limitation, failure to maintain general liability insurance), and such failure continues for three (3) business days after written notice from Landlord to Tenant thereof; or

(e)	Tenant shall fail to perform or observe any other material requirement, term, covenant or condition of this Lease (not hereinabove in this Section 15.1 specifically referred to) on the part of Tenant to be performed or observed and such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant, or if said default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within thirty (30) days after written notice thereof and/or fail to continuously prosecute the curing of the same to completion with due diligence; or

(f)	The estate hereby created shall be taken on execution or by other process of law; or

(g)	Tenant shall make an assignment or trust mortgage arrangement, so-called, for the benefit of its creditors; or

(h)	Tenant shall judicially be declared bankrupt or insolvent according to law; or

(i)	a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction; or

(j)	any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and such proceedings shall not be fully and finally dismissed within sixty (60) days after the institution of the same; or

(k)	Tenant shall file any petition in any court, whether or not pursuant to any statute of the United States or any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding; or

(l)	Tenant otherwise abandons the Premises.
15.2	Termination; Re-Entry

Upon the happening of any one or more of the aforementioned Events of Default (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord or Landlord’s agents or servants may give to Tenant a notice (hereinafter called “notice of termination”) terminating this Lease on a date specified in such notice of termination (which shall be not less than five (5) days after the date of the mailing of such notice of termination), and this Lease and the Lease Term, as well as any and all of the right, title and interest of the Tenant hereunder, shall wholly cease and expire on the date set forth in such notice of termination (Tenant hereby waiving any rights of redemption) in the same manner and with the same force and effect as if such date were the date originally specified herein for the expiration of the Lease Term, and Tenant shall then quit and surrender the Premises to Landlord.

In addition or as an alternative to the giving of such notice of termination, Landlord or Landlord’s agents or servants may, by any suitable action or proceeding at law, immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, and all or any of its or their property therefrom, and repossess and enjoy the Premises, together with all additions, alterations and improvements thereto; but, in any event under this Section 15.2, Tenant shall remain liable as hereinafter provided.

The words “re-enter” and “re-entry” as used throughout this Article XV are not restricted to their technical legal meanings.

15.3	Continued Liability; Re-Letting

If this Lease is terminated or if Landlord shall re-enter the Premises as aforesaid, or in the event of the termination of this Lease, or of re-entry, by or under any proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Annual Fixed Rent, all Additional Rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Lease Term, or for the whole thereof, but, in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:
Amounts received by Landlord after reletting shall first be applied against such Landlord’s reasonable expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, Tenant shall not be entitled to any credit of any kind for any period after the date when the term of this Lease is scheduled to expire according to its terms.
Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the same in the event this Lease is terminated based upon an Event of Default by Tenant hereunder. The marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control within the Complex shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts” hereunder. In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises (including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant), (ii) relet the Premises before leasing other vacant space in the Complex, or (iii) lease the Premises for a rental less than the current fair market rent then prevailing for similar office space in the Complex.

15.4	Liquidated Damages

Landlord may elect, as an alternative, to have Tenant pay liquidated damages, which election may be made by notice given to Tenant at any time after the termination of this

Lease under Section 15.2, above, and whether or not Landlord shall have collected any damages as hereinbefore provided in this Article XV, and in lieu of all other such damages beyond the date of such notice. Upon such notice, Tenant shall promptly pay to Landlord, as liquidated damages, in addition to any damages collected or due from Tenant from any period prior to such notice, such a sum as at the time of such notice represents the amount of the excess, if any, of (a) the discounted present value, at a discount rate of six percent (6%), of the Annual Fixed Rent, Additional Rent and other charges which would have been payable by Tenant under this Lease for the remainder of the Lease Term if the Lease terms had been fully complied with by Tenant, over and above (b) the discounted present value, at a discount rate of six percent (6%), of the Annual Fixed Rent, Additional Rent and other charges that would be received by Landlord if the Premises were re- leased at the time of such notice for the remainder of the Lease Term at the fair market value (including provisions regarding periodic increases in Annual Fixed Rent if such are applicable) prevailing at the time of such notice.

For the purposes of this Article, if Landlord elects to require Tenant to pay liquidated damages in accordance with this Section 15.4, the total rent shall be computed by assuming the Tax Excess under Section 6.1 and the Operating Cost Excess under Section 7.4 to be the same as were payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have been elapsed since the date hereof, the partial year) immediately preceding such termination of re-entry.

Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceeds in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

In lieu of any other damages or indemnity and in lieu of the recovery by Landlord of all sums payable under all the foregoing provisions of this Section 15.4, Landlord may elect to collect from Tenant, by notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in this Article XV or otherwise terminated by breach of any obligation of Tenant and before full recovery under such foregoing provisions, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the sum of (a) the Annual Fixed Rent and all Additional Rent payable for the lesser of (i) the twelve (12) months ended next prior to such termination and (ii) the number of full plus any partial months remaining in the Lease Term, plus (b) the amount of Annual Fixed Rent and Additional Rent of any kind accrued and unpaid at the time of such election, plus (c) any and all expenses which the Landlord may have incurred for and with respect to the collection of any such rent. Notwithstanding the foregoing, Landlord shall not be entitled to collect liquidated damages under the provisions of this paragraph if such liquidated damages would exceed the damages to which Landlord would have been entitled had it elected to collect liquidated damages under the provisions of the first paragraph of this Section 15.4.

15.5	Waiver of Redemption

Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the term of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise.

15.6	Landlord’s Default

Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. The Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from rent thereafter due and payable, but shall look solely to the Landlord for satisfaction of such claim.
ARTICLE XVI
Miscellaneous Provisions
16.1	Waiver

Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder.

Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. Further, the acceptance by Landlord of Annual Fixed Rent, Additional Rent or any other charges paid by Tenant under this Lease shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default, except for such defaults as to which such payment relates.

16.2	Cumulative Remedies

Except as expressly provided in this Lease, the specific remedies to which Landlord and Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress which they may be lawfully entitled to seek in case of any breach or threatened breach of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to seek specific performance of any such covenants, conditions or provisions, provided, however, that the foregoing shall not be construed as a confession of judgment by Tenant.

16.3	Quiet Enjoyment

This Lease is subject and subordinate to all matters of record. Landlord agrees that, upon Tenant’s paying the Annual Fixed Rent, Additional Rent and other charges herein reserved, and performing and observing the covenants, conditions and agreements hereof upon the part of Tenant to be performed and observed, Tenant shall and may peaceably hold and enjoy the Premises during the term of this Lease (exclusive of any period during which Tenant is holding over after the termination or expiration of this Lease without the consent of Landlord), without interruption or disturbance from Landlord or persons claiming through or under Landlord, subject, however, to the terms of this Lease. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of the Landlord’s interest in the Premises, and this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and upon such subsequent owners and successors in interest of Landlord’s interest under this Lease including ground or master lessees, to the extent of their respective interests, as and when they shall acquire same and then only for so long as they shall retain such interest.

16.4	Surrender

(A) No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises as an acceptance of a surrender of the Premises prior to the termination of this Lease; provided, however, that the foregoing shall not apply to the delivery of keys to Landlord or its agents in its (or their) capacity as managing agent or for purpose of emergency access. In any event, however, the delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises.

(B) Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the condition as required by Sections 8.1 and 9.5, first removing all goods and effects of Tenant and completing such other removals as may be permitted or required pursuant to Section 9.5.

16.5	Brokerage

Tenant and Landlord warrant and represent that neither party has dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm designated in Section 1.2 hereof; and in the event any claim is made against either party relative to dealings with brokers other than the broker designated in Section 1.2 hereof, the other party shall defend the claim against such party with counsel of the other party’s selection and save harmless and indemnify such party on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the broker, person or firm designated in Section 1.2 hereof in connection with the Original Lease Term.

16.6	Invalidity of Particular Provisions

If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

16.7	Provisions Binding, Etc.

The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may have later given consent to a particular assignment as required by the provisions of Article XII hereof.

16.8	Recording; Confidentiality

Each of Landlord and Tenant agree not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease in the form attached hereto as Exhibit J.

Tenant agrees that this Lease and the terms contained herein will be treated as strictly confidential and except as required by law or the requirements of any securities exchange listing the stock of Tenant (or except with the written consent of Landlord), Tenant shall not disclose the same to any third party except for Tenant’s advisors, brokers, partners, lenders, accountants and attorneys who have been advised of the confidentiality provisions contained herein and agree to be bound by the same; provided, Tenant shall be permitted at any time to disclose the terms of this Lease publicly to the extent required in connection with any filing made by Tenant with the United States Securities and Exchange Commission, which disclosure may require attaching a copy of this Lease to such filings.

16.9	Notices and Time for Action

Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notices shall be in writing and shall be sent by hand, registered or certified mail, or overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid as follows:
If intended for Landlord, addressed to Landlord at the address set forth in Article I of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

If intended for Tenant, addressed to Tenant at the address set forth in Article I of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).
Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted, (iii) if the notice address is a post office box number, notice shall be effective the day after such notice is sent as provided hereinabove or (iv) if the notice is to a foreign address, notice shall be effective two (2) days after such notice is sent as provided hereinabove.

Any notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective. Any notice given by an attorney on behalf of Tenant shall be considered as given by Tenant and shall be fully effective.

Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

Time is of the essence with respect to any and all notices and periods for giving of notice or taking any action thereto under this Lease.

16.10	When Lease Becomes Binding

Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

16.11	Paragraph Headings

The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

16.12	Rights of Mortgagee

This Lease shall be subject and subordinate to any mortgage now or hereafter placed on the Site or the Building, or both, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided that the holder of such mortgage agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination as such mortgagee may reasonably request, subject to receipt of such instruments of non-disturbance from such mortgagee as Tenant may reasonably request (Landlord hereby agreeing to pay any legal or other fees charged by the mortgagee in connection with providing the same). In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a mortgage which includes the Premises, executed and recorded prior to the Date of this Lease, shall so elect, this Lease, and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder’s office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

If in connection with obtaining financing a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that (i) such modifications do not increase the monetary obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder and (ii) Landlord shall be responsible for the payment of all reasonable costs incurred by Tenant in complying with such request such as, for example, attorneys’ fees.

16.13	Rights of Ground Lessor

If Landlord’s interest in property (whether land only or land and buildings) which includes the Premises is acquired by another party and simultaneously leased back to Landlord herein, the holder of the ground lessor’s interest in such lease shall enter into a recognition agreement with Tenant simultaneously with the sale and leaseback, wherein the ground lessor will agree to recognize the right of Tenant to use and occupy the Premises upon the payment of Annual Fixed Rent, Additional Rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder, and wherein Tenant shall agree to attorn to such ground lessor as its Landlord and to perform and observe all of the tenant obligations hereunder, in the event such ground lessor succeeds to the interest of Landlord hereunder under such ground lease.

16.14	Notice to Mortgagee and Ground Lessor

After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor at the address as specified in said notice (as it may from time to time be changed), and the curing of any of Landlord’s defaults by such holder or ground lessor within a reasonable time after such notice (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 16.14, the term “mortgage” includes a mortgage on a leasehold interest of Landlord (but not one on Tenant’s leasehold interest).

16.15	Assignment of Rents

With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:
(a)	That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant or under a non-disturbance agreement or other agreement with Tenant, specifically otherwise elect; and
(b)	That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor. In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser-lessor agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and all other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations under this Lease. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.
16.16	Status Report and Financial Statements

Recognizing that the parties hereto may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, each party (the “Non-Requesting Party”) on the request of the other party (the “Requesting Party”) made from time to time, will promptly furnish to the Requesting Party, addressed to any existing or potential holder of any mortgage encumbering the Premises, the Buildings, the Site and/or the Complex or any potential purchaser of the Premises, the Buildings, the Site and/or the Complex (each an “Interested Party”) a statement of the status of any reasonable matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease; provided, however, that in the event that either party is requested to provide more than one (1) such statement in any twelve (12) month period, the Requesting Party shall be responsible for the payment of all reasonable costs incurred by the Non-Requesting Party in providing such statements, including, without limitation, attorneys’ fees.

In addition, unless and for so long as Tenant is not a publicly-traded entity with financial statements that are freely available to the public which are certified to the governmental regulatory authorities, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant, as reasonably requested by Landlord including, but not limited to, financial statements for the past three (3) years.

Any such status statement and non-publicly available financial statement, which shall be certified by Tenant’s executives to the same extent as publicly-available financial statements of publicly-traded entities, which are delivered pursuant to this Section 16.16 may be relied upon by any Interested Party.
16.17	Self-Help

(A) If Tenant shall at any time fail to make any payment or perform any act which Tenant is obligated to make or perform under this Lease and (except in the case of emergency) if the same continues unpaid or unperformed beyond applicable grace periods, then Landlord may, but shall not be obligated so to do, after ten (10) business days’ written notice to and demand upon Tenant, or without notice to or demand upon Tenant in the case of any emergency, and without waiving, or releasing Tenant from, any obligations of Tenant in this Lease contained, make such payment or perform such act which Tenant is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary, and, in exercising any such rights, pay any costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees. All sums so paid by Landlord and all reasonable and necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the annual rate equal to the sum of (a) the Base Rate from time to time announced by Bank of America, N.A (or its successor) as its Base Rate and (b) two percent (2%) (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditures by Landlord, shall be deemed to be Additional Rent and, except as otherwise in this Lease expressly provided, shall be payable to the Landlord on demand, and if not promptly paid shall be added to any rent then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Annual Fixed Rent.

(B) If Landlord shall at any time be in default pursuant to the terms and conditions of this Lease attributable to its failure to perform any act which Landlord is obligated to perform under this Lease, and (except in the case of emergency) should such failure continue beyond applicable grace periods, Tenant may, but shall not be obligated so to do, after ten (10) business days’ written notice to and demand upon Landlord explicitly setting forth the basis for Tenant’s claim of default and specifying that Tenant intends to invoke Tenant’s rights under this Section 16.17 (or without notice to or demand upon Landlord in the case of any emergency) (“Tenant’s Self-Help Notice”), and without waiving, or releasing Landlord from, any obligations of Landlord in this Lease contained, perform such act which Landlord is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary. All sums reasonably so incurred and paid by Tenant and all reasonable and necessary costs and expenses of Tenant incidental to Tenant’s proper exercise of self-help rights pursuant to this Section 16.17, together with interest thereon at the annual rate equal to the sum of (a) the Base Rate from time to time announced by Bank of America, N.A (or its successor) as its Base Rate and (b) two percent (2%) (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditures by Tenant, shall be payable to the Tenant within thirty (30) days of Tenant’s furnishing Landlord an invoice therefor, accompanied by reasonable substantiation, and Landlord covenants to pay any such sum or sums with interest as aforesaid if not timely paid. If Landlord fails to reimburse Tenant for the sums paid by Tenant within thirty (30) days of Tenant’s invoice (together with supporting documentation), and Landlord has not, within ten (10) business days of its receipt of such invoice, given written notice to Tenant objecting to such demand and stating that Landlord has filed suit in a court of competent jurisdiction to determine whether or not Tenant had validly exercised its self-help right hereunder (or if Landlord has timely disputed Tenant’s invoice, has filed suit and has thereafter failed to pay Tenant the amount of any final, unappealable award against Landlord within thirty (30) days after the issuance thereof) then subject to the last sentence of this paragraph, Tenant shall have the right to offset the amount of such sums demanded by Tenant against the Annual Fixed Rent and Additional Rent payable under this Lease until offset in full. Notwithstanding the foregoing, Tenant shall have no right to reduce any monthly installment of Annual Fixed Rent by more than fifteen percent (15%) of the amount of Annual Fixed Rent which would otherwise have been due and payable by Tenant to Landlord, unless the aggregate amount of such deductions over the remainder of the Lease Term (as the same may have been extended) will be insufficient to fully reimburse Tenant for the amount demanded by Tenant, in which event Tenant may effect such offset by making deductions from each monthly installment of Annual Fixed Rent in equal monthly amounts over the balance of the remainder of the Lease Term.
16.18	Holding Over

(A) Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) 150% of the Annual Fixed Rent and Additional Rent calculated (on a daily basis) at the rate payable under the terms of this Lease immediately prior to the commencement of such holding over, or (y) the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant’s hold-over commences and terminating on the day on which Tenant vacates the Premises. Notwithstanding the foregoing, for the first thirty (30) days of any holding over, the percentage figure set forth above shall instead be 125%.

(B) In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the term of this Lease. Notwithstanding the foregoing, however, Tenant shall not be liable for indirect or consequential damages incurred by Landlord during the first thirty (30) days of any holding over by Tenant.

(C) Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

16.19	Entry by Landlord

Landlord, and its duly authorized representatives, shall, upon reasonable prior notice (except in the case of emergency), have the right (i) to enter the Premises at all reasonable times (except at any time in the case of emergency) for the purposes of inspecting the condition of same and making such repairs, alterations, additions or improvements thereto as may be necessary if Tenant fails to do so as required hereunder (but the Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions or improvements except as otherwise provided in Sections 7.1 and 7.2 and Exhibit C attached hereto), and (ii) to show the Premises to prospective tenants during the eighteen (18) months preceding expiration of the term of this Lease as it may have been extended and at any reasonable time during the Lease Term to show the Premises to prospective purchasers and mortgagees.

16.20	Tenant’s Payments

Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within thirty (30) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant’s sole cost and expense. Except as otherwise expressly provided in Section 7.6(D), if Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within one hundred fifty (150) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute. In the event that Tenant shall seek Landlord’s consent or approval under this Lease, then Tenant shall reimburse Landlord, upon demand (accompanied by reasonable supporting documentation) as Additional Rent, for all reasonable costs and expenses, including legal and architectural costs and expenses, and costs associated with any of Landlord’s senior or junior staff at the rates set forth above in this Lease, reasonably incurred by Landlord in processing such request, whether or not such consent or approval shall be given.

16.21	Late Payment

If Landlord shall not have received any payment or installment of Annual Fixed Rent or

Additional Rent (the “Outstanding Amount”) on or before the date on which the same first becomes payable under this Lease (the “Due Date”), the amount of such payment or installment shall incur a late charge equal to the sum of: (a) five percent (5%) of the Outstanding Amount for administration and bookkeeping costs associated with the late payment and (b) interest on the Outstanding Amount from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Bank of America, N.A. (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. However, not more than once per calendar year, the aforesaid late charge will not be imposed until five (5) days after written notice of such delinquency is given to Tenant, in which case the aforesaid late charge shall be due only if such delinquency fails to be cured within such five (5) day period. Additionally, in the case where Tenant is entitled to such additional five (5) day cure period after notice, as provided above, interest on the Outstanding Amount shall not begin to accrue until the day following such five (5) day grace period. The aforesaid late charge and interest accrued upon any Outstanding Amount shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.
16.22	Counterparts

This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

16.23	Entire Agreement

This Lease constitutes the entire agreement between the parties hereto, Landlord’s managing agent and their respective affiliates with respect to the subject matter hereof and thereof and supersedes all prior dealings between them with respect to such subject matter, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith.

16.24	Limitation of Liability

Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Property (and the proceeds of any insurance claim or eminent domain proceeding in connection therewith), and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that neither Landlord, nor any successor holder of Landlord’s interest hereunder, nor any beneficiary of any trust of which any person from time to time holding Landlord’s interest is trustee, nor any such trustee nor any member, manager, partner, director or stockholder, nor Landlord’s managing agent, shall ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors-in-interest, or to take any other action which shall not involve the personal liability of Landlord, or of any successor holder of Landlord’s interest hereunder, or of any beneficiary of any trust of which any person from time to time holding Landlord’s interest is trustee, or of any such trustee, or of any manager, member, partner, director or stockholder of Landlord or Landlord’s managing agent to respond in monetary damages from Landlord’s assets other than Landlord’s interest in said Property (and the proceeds of any insurance claim or eminent domain proceeding in connection therewith), as aforesaid, but in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the demised premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same.
In no event shall either party hereto ever be liable for any indirect or consequential damages or loss of profits or the like, provided that the foregoing limitation of liability shall be inapplicable to Tenant’s obligations pursuant to Section 16.18 hereof (subject to the limitations set forth in Sections 16.18(B) thereof).

16.25	No Partnership

The relationship of the parties hereto is that of landlord and tenant and no partnership, joint venture or participation is hereby created.

16.26	Security Deposit

(A) Concurrently with the execution of this Lease, Tenant shall pay to Landlord a security deposit in the amount of the Initial Security Deposit Amount set forth in Section 1.2, and Landlord shall hold the same, throughout the Term of this Lease (including the Extended Term, if applicable), unless sooner returned to Tenant as provided in this Section 16.26, as security for the performance by Tenant of all obligations on the part of Tenant to be performed under this Lease. Such deposit shall be in the form of an irrevocable, unconditional, negotiable letter of credit or an amendment to the existing letter of credit currently being held by Landlord pursuant to the Existing Lease which increases the amount secured thereby to the Initial Security Deposit Amount and modifies any provision that refers specifically to the Existing Lease (in either event, the “Letter of Credit”). The Letter of Credit shall (i) be issued by and drawn on a bank reasonably approved by Landlord and at a minimum having a corporate credit rating from Standard and Poor’s Professional Rating Service of BBB- or a comparable minimum rating from Moody’s Professional Rating Service, (ii) be substantially in the form attached hereto as Exhibit I, (iii) permit one or more draws thereunder to be made accompanied only by certification by Landlord or Landlord’s managing agent that pursuant to the terms of this Lease, Landlord is entitled to draw upon such Letter of Credit, (iv) permit transfers at any time without charge, (v) permit presentment in Boston, Massachusetts and (vi) provide that any notice to Landlord be sent to the notice address provided for Landlord in this Lease. If the credit rating for the issuer of such Letter of Credit falls below the standard set forth in (i) above or if the financial condition of such issuer changes in any other material adverse way, Landlord shall have the right to require that Tenant provide a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant’s failure to provide the same within ten (10) days following Landlord’s written demand therefor shall entitle Landlord to immediately draw upon the Letter of Credit. Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case provide for automatic renewals through the date which is ninety (90) days subsequent to the scheduled expiration of this Lease (as the same may be extended) or if the issuer will not grant automatic renewals, the Letter of Credit shall be renewed by Tenant each year and each such renewal shall be delivered to and received by Landlord not later than thirty (30) days before the expiration of the then current Letter of Credit (herein called a “Renewal Presentation Date”). In the event of a failure to so deliver any such renewal Letter of Credit on or before the applicable Renewal Presentation Date, Landlord shall be entitled to present the then existing Letter of Credit for payment and to receive the proceeds thereof, which proceeds shall be held as Tenant’s security deposit, subject to the terms of this Section 16.26. Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligations hereunder with regard to the security deposit. Upon the occurrence of any Event of Default, Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to draw on all or any portion of such deposit held as a Letter of Credit and to apply the proceeds of such Letter of Credit or any cash held as such deposit, or any part thereof, to Landlord’s damages arising from such Event of Default on the part of Tenant under the terms of this Lease. If Landlord so applies all or any portion of such deposit, Tenant shall within ten (10) days after notice from Landlord deposit cash with Landlord in an amount sufficient to restore such deposit to the full amount stated in this Section 16.26. While Landlord holds any cash deposit Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. Neither the holder of a mortgage nor the Landlord in a ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground Landlord.

(B) Landlord shall return One Hundred Fifty Thousand and 00/100 Dollar ($150,000.00) portion of such deposit to Tenant so that the remainder of such deposit shall be Six Hundred Thousand and 00/100 Dollars ($600,000.00) (or if such deposit is in the form of a Letter of Credit, Landlord shall exchange the Letter of Credit for a Letter of Credit delivered by Tenant which reduces the amount secured by the Letter of Credit by the amount stated hereinabove and otherwise in strict conformity with the requirements herein) on October 1, 2012 (the “Scheduled Reduction Date”) if (i) Tenant is not then in default under the terms of this Lease without the benefit of notice or grace, (ii) Landlord has not applied such deposit or any portion thereof to Landlord’s damages arising from any default on the part of Tenant, whether or not Tenant has restored the amount so applied by Landlord, (iii) there have not been more than three (3) monetary or material non-monetary Events of Default that occurred during the Term, even if later cured and

(iv) Tenant then fulfills the Minimum Revenue Criteria (as defined in Section 16.26(C) below). In the event that Tenant does not meet all of the foregoing conditions set forth in clauses (i) through (iv) of the immediately preceding sentence on October 1, 2012, then the Scheduled Reduction Date shall be deferred until such date as Tenant has met such conditions.

(C) For purposes of this Section 16.26, the “Minimum Revenue Criteria” shall be considered to have been satisfied if, taking into account the last four (4) full fiscal quarters immediately preceding the Scheduled Reduction Date (as the same may be deferred in accordance with the last sentence of subsection (B) above), based on the information contained in the unaudited financial statements set forth in the most recent Form 10Q, Form 10K and/or Form 8K, as applicable, filed by Tenant with the Securities and Exchange Commission for each such fiscal quarter, Tenant’s total revenue equals or exceeds One Hundred Million and 00/100 Dollars ($100,000,000.00) and Tenant’s earnings before interest, taxes, depreciation, amortization and non-cash based stock compensation equals or exceeds Ten Million and 00/100 Dollars ($10,000,000.00). In the event that, at any time, Tenant is an entity other than a publicly-held company whose shares are traded on a national stock exchange, Tenant shall provide Landlord with a certified copy of its most recent audited financial statements, and a reasonably equivalent criteria acceptable to Landlord shall be used to determine Tenant’s total revenue in a similar fashion, based on such audited annual financial statements.

(D) If Tenant believes that it has satisfied all the conditions precedent to a reduction in the amount of the security deposit, then it shall request such reduction in writing to Landlord, which request shall certify to Landlord that all such conditions have been satisfied. If Landlord agrees, in its reasonable determination, that all of the aforesaid conditions are met, the security deposit shall be so reduced in accordance with this Section 16.26. No Letter of Credit shall automatically reduce, but any reduction in the amount thereof shall require Landlord’s prior written notice to the issuer of the Letter of Credit of the reduced amount. Promptly after Landlord’s receipt of Tenant’s request for a reduction as described above, Landlord shall determine whether such a reduction is permitted in accordance with this Section 16.26, and if it is, Landlord shall notify the issuer of the Letter of Credit of the amount to which the Letter of Credit shall be reduced.

(E) Tenant not then being in monetary or material non-monetary default and having performed all of its monetary or material non-monetary obligations under this Lease, including the payment of all Annual Fixed Rent, Landlord shall promptly return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 16.26, to Tenant on the expiration or earlier termination of the term of this Lease (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time.

16.27	Waiver of Trial by Jury

To induce Landlord to enter into this Lease, Tenant hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

16.28	Patriot Act and Executive Order 13224

(A) As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that, to Tenant’s knowledge: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not knowingly conducted nor will knowingly conduct business nor has knowingly engaged nor will knowingly engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under Section 15.1(d) of this Lease and shall be covered by the indemnity provisions of Section 13.1(A) above, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this subsection (B) the phrase “owned or controlled directly or indirectly by any person, group, entity or nation” and all similar such phrases shall not include any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange.

(B) As an inducement to Tenant to enter into this Lease, Landlord hereby represents and warrants that, to Landlord’s knowledge: (i) Landlord is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or by any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Landlord is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Landlord (and any person, group, or entity which Landlord controls, directly or indirectly) has not knowingly conducted nor will knowingly conduct business nor has knowingly engaged nor will knowingly engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, is expressly understood and agreed that the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this subsection (B) the phrase “owned or controlled directly or indirectly by any person, group, entity or nation” and all similar such phrases shall not include (x) any shareholder of Boston Properties, Inc., (y) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange or (z) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Boston Properties Limited Partnership or the holder of any direct or indirect interest in Boston Properties Limited Partnership.
16.29	Governing Law

This Lease shall be governed exclusively by the provisions hereof and by the law of The Commonwealth of Massachusetts, as the same may from time to time exist.

16.30	Emergency Generator

As of the date of this Lease, Tenant has installed an emergency generator and diesel fuel tank (collectively, the “Emergency Generator”) in the garage located underneath the Building and certain connections between the Emergency Generator and the Premises (the “Generator Connections”). To the best of Landlord’s actual knowledge as of the date of this Lease (without investigation or inquiry), Landlord is unaware of any non-compliance of the Emergency Generator or the Generator Connections with the applicable provisions of this Lease (although it is Landlord’s understanding that the Emergency Generator and Generator Connections have not yet had a final inspection by the City of Waltham).

Tenant’s use of the Emergency Generator shall be upon all of the conditions of the Lease, except as modified below:
(a)	Tenant shall have no obligation to pay Annual Fixed Rent, Tax Excess or Operating Expense Excess in respect of the Emergency Generator or the Generator Connections.

(b)	The Emergency Generator shall be used solely to provide back-up power in the event of an outage for Tenant’s lights and plugs in the Premises and dedicated heating, ventilation and air conditioning systems serving the Premises, but not for the purposes of running any life-safety systems or equipment (it being understood and agreed that such dedicated HVAC systems may not function during such an outage, even if connected to the Emergency Generator, to the extent that the base building systems are not functioning).

(c)	Landlord shall have no obligation to provide any services to the Emergency Generator. Tenant shall, at its sole cost and expense and otherwise in accordance with the provisions of this Section 16.30, arrange for all utility services required for the operation of the Emergency Generator.

(d)	Tenant shall, at its sole cost and expense, be solely responsible for all maintenance and repair to the Emergency Generator and the Generator Connections. In connection therewith, Tenant shall provide Landlord within thirty (30) days after request therefor with evidence of the existence of a maintenance contract for the Emergency Generator with a service provider reasonably acceptable to Landlord.

(e)	Tenant shall have no right to make any changes, alterations, signs, or other improvements to the Emergency Generator or the Generator Connections without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed.

(f)	Tenant shall be responsible for the cost of repairing any damage to the Building caused by its use of the Emergency Generator and the Generator Connections.

(g)	Except for assignees of this Lease or subtenants of all or a portion of the Premises, no other person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Building) shall have the right to connect to the Emergency Generator other than Tenant.

(h)	To the maximum extent permitted by law, Tenant’s use of the Emergency Generator and the Generator Connections shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that the Emergency Generator or the Generator Connections are damaged for any reason.

(i)	Tenant shall comply with all applicable laws, ordinances and regulations in Tenant’s use of the Emergency Generator and the Generator Connections.

(j)	Landlord shall have the right, exercisable no more than one (1) time during the Lease Term upon no less than one hundred twenty (120) days notice to Tenant and at Landlord’s sole cost and expense, to relocate the Emergency Generator and the Generator Connections to another area in the vicinity of the Building. Landlord and Tenant shall cooperate with each other in good faith to schedule such relocation work on nights and weekends so as to minimize interference with Tenant’s business operations. Any such relocation by Landlord shall not independently (i.e., in the absence of another cause) be deemed to constitute a failure of electric supply under Section 7.6(C) above.

(k)	In addition to the indemnification provisions set forth in this Lease which shall be applicable to the Emergency Generator and the Generator Connections, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant’s use of the Emergency Generator and the Generator Connections.

(l)	Landlord shall have the right to designate or identify the Emergency Generator with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Emergency Generator.
It is expressly understood and agreed that, as Special Improvements, Landlord may require removal of the Emergency Generator and Generator Connections pursuant to Section 9.1 of this Lease, but that Tenant may elect to remove the Emergency Generator and Generator Connections any time during the Lease Term.

16.31	Tenant’s Telecommunications Equipment

Tenant shall be permitted, at its sole cost and expense, to install equipment for telecommunications, data transmission and other similar technologies (the “Tenant’s Telecommunications Equipment”) on the rooftop of the Building. The exact specifications of the Tenant’s Telecommunications Equipment, the method of installing the Tenant’s Telecommunications Equipment and the location on the rooftop for the Tenant’s Telecommunications Equipment shall all be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed. Tenant and Tenant’s contractors shall have reasonable access to the roof in order to inspect, service, repair, maintain and replace any Tenant’s Telecommunications Equipment located thereon, subject to Landlord’s reasonable rules and regulations of which Tenant has been given prior notice relative to the access to and use of the rooftop. Tenant shall use Landlord’s roof contractor for the installation of flashing for any rooftop penetrations necessary for the placement of the Tenant’s Telecommunications Equipment on the rooftop of the Building.

Tenant’s use of the Tenant’s Telecommunications Equipment shall be upon all of the conditions of the Lease, except as modified below:
(a)	It is understood and agreed that Tenant shall be responsible, at its sole cost and expense, for installing all necessary connections (the “Connections”) between the

Tenant’s Telecommunications Equipment and the Premises. In addition to complying with the applicable construction provisions of this Lease, Tenant shall not install or operate the Connections in any portion of the Building until (x) Tenant shall have obtained Landlord’s prior written approval, which approval will not be unreasonably withheld or delayed, of Tenant’s plans and specifications for the placement and installation of the Connections, and (y) Tenant shall have obtained and delivered to Landlord copies of all required governmental and quasi-governmental permits, approvals, licenses and authorizations necessary for the lawful installation, operation and maintenance of the Connections. Landlord shall inform Tenant at the time of its review of the Connections whether Landlord will require the same to be removed by Tenant upon the expiration or earlier termination of this Lease.

(b)	Tenant shall have no obligation to pay Annual Fixed Rent, Tax Excess or Operating Expense Excess in respect of the Tenant’s Telecommunications Equipment or the Connections provided that the same are used solely to provide service to Tenant’s business operations in the Premises (as opposed to being utilized by the telecommunications carrier to provide service to other tenants of the Complex).
(c)	Except as otherwise set forth in this Lease, Landlord shall have no liability to Tenant for the installation and subsequent operation of the Tenant’s Telecommunications Equipment.

(d)	Landlord shall have no obligation to provide any services to the Tenant’s Telecommunications Equipment, provided, however, Tenant shall have the right to access telephone/data closets and shafts and conduits in the Building, plenum areas and other pathways in the Building in order to connect the Tenant’s Telecommunications Equipment to the Premises, subject to Landlord’s right to reasonably approve such connections and to Landlord’s reasonable rules and regulations of which Tenant has been given prior notice relative to the access to and the use of such areas within the Building. Tenant shall, at its sole cost and expense and otherwise in accordance with the provisions of this Section 16.31, arrange for all utility services required for the operation of the Tenant’s Telecommunications Equipment.

(e)	Tenant shall, at its sole cost and expense, be solely responsible for all maintenance and repair to the Tenant’s Telecommunications Equipment and the Connections.

(f)	Tenant shall have no right to make any changes, alterations, signs, or other improvements to the Tenant’s Telecommunications Equipment or the Connections without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed.

(g)	Tenant shall be responsible for the cost of repairing any damage to the Building or the Site caused by its use of the Tenant’s Telecommunications Equipment and the Connections or any work related thereto.

(h)	Except for assignees of this Lease or subtenants of all or a portion of the Premises, no other person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Building) shall have the right to connect to the Tenant’s Telecommunications Equipment other than Tenant.

(i)	To the maximum extent permitted by law, Tenant’s use of the Tenant’s Telecommunications Equipment and the Connections shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that the Tenant’s Telecommunications Equipment and the Connections are damaged for any reason.

(j)	Tenant shall comply with all applicable laws, ordinances and regulations in Tenant’s use of the Tenant’s Telecommunications Equipment and the Connections.

(k)	The Tenant’s Telecommunications Equipment and the Connections shall not interfere with the maintenance, use, occupancy or operation of the Building by Landlord or any other tenant, occupant or licensee of the Building (including, without limitation, interference with any communications equipment, telephones, radios, CATV, MATV, televisions, HVAC systems, elevators or computers in place as of the date Tenant installs Tenant’s Telecommunications Equipment and Connections). In the event any such interference is not cured by Tenant within thirty (30) days after written notice thereof from Landlord to Tenant, Landlord shall have the right to require Tenant to relocate or remove the Tenant’s Telecommunications Equipment causing such disturbance.

(l)	Landlord shall have the right, upon no less than ninety (90) days’ notice to Tenant and at Landlord’s sole cost and expense, to relocate the Tenant’s Telecommunications Equipment and the Connections to another location on the roof of the Building reasonably acceptable to Tenant provided that such relocation does not adversely affect Tenant’s use of Tenant’s Telecommunications Equipment and Landlord makes temporary arrangements for Tenant’s Telecommunications Equipment to continue to operate during such relocation. Landlord and Tenant shall cooperate with each other in good faith to schedule such relocation work on nights and weekends so as to minimize interference with Tenant’s business operations. Any such relocation by Landlord shall not independently (in the absence of another cause) be deemed to constitute a service interruption under Section 7.6(C) above.

(m)	In addition to the indemnification provisions set forth in this Lease which shall be applicable to the Tenant’s Telecommunications Equipment and the Connections, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant’s use of the Tenant’s Telecommunications Equipment and the Connections.

(n)	Landlord shall have the right to designate or identify the Tenant’s Telecommunications Equipment and any related components or conduits with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Tenant’s Telecommunications Equipment.

(o)	It is expressly understood and agreed that the Tenant’s Telecommunications Equipment shall remain the property of Tenant and that Tenant shall be required to remove the same upon the expiration or earlier termination of this Lease and to repair any damage caused by the installation or removal of the Tenant’s Telecommunications Equipment.
Landlord shall use commercially reasonable efforts to insure that the placement and operation of other telecommunications equipment on the rooftop of the Building does not interfere with the use and operation by Tenant of the Tenant’s Telecommunications Equipment and the Connections and shall impose and enforce upon other tenants or occupants of the Building installing telecommunications equipment on the roof requirements similar to those contained in subsection (k) above; provided, however, that Landlord shall not be liable to Tenant if any such interference actually occurs, so long as Landlord is using commercially reasonable efforts as aforesaid.
ARTICLE XVII
Must Take Premises and Expansion Rights
17.1	Definitions

With reference to the rights and obligations of Tenant referred to in this Article XVII, it is agreed that the terms used herein are as defined as follows:
     (a) “Must Take Premises” means, collectively, the spaces designated on Exhibit B-2 attached hereto and incorporated herein by reference, in accordance with the floor plans attached hereto as Exhibit E and incorporated herein by reference. In connection with the foregoing, it is understood and agreed that the 10,353 square feet of rentable floor area on the third (3rd) floor of the Building currently occupied by XO Communications as shown on Exhibit B-2 shall constitute Must Take Premises only if XO Communications elects not to exercise its extension option as per its existing lease or if Landlord shall otherwise obtain possession of such space prior to December 31, 2010.
     (b) “Available ROFO Space” means any office space in the Building or the Additional Building which, from time to time during the Lease Term, becomes “available for reletting” (as hereinafter defined). Available ROFO Space shall be deemed “available for reletting” when Landlord reasonably determines, subject to the provisions of subsection (d) below, that the then current tenant or occupant of the Available ROFO Space will vacate such space at the expiration or earlier termination of such tenant’s lease; provided that in no event shall Landlord determine that any Available ROFO Space is available for reletting (i) more than twelve (12) months prior to the expiration or earlier termination of the existing lease of the Available ROFO Space for any Available ROFO Space consisting of less than 40,000 square feet of rentable floor area or (ii) more than eighteen (18) months prior to the expiration or earlier termination of the existing lease of the Available ROFO Space for any Available ROFO Space consisting of 40,000 square feet of rentable floor area or more.
     (c) “ROFO Premises” means any Available ROFO Space incorporated by Tenant into the Premises pursuant to Section 17.3.
     (d) “Prior Rights” means:
(i)	with respect to all office space on the first (1st) floor of the Building, any rights of first offer, first refusal, expansion, renewal, extension or other rights to lease that encumber what would otherwise have been Available ROFO Space which were either (1) granted prior to the date hereof or (2) solely in the case of extension and renewal rights, granted by Landlord at any time whether prior to or subsequent to the date hereof (i.e. regardless of whether the existing leases for such space currently provide the existing tenants thereunder with any such right to extend or renew);

(ii)	with respect to all office space on the second (2nd) floor of the Building, any rights of first offer, first refusal, expansion, renewal, extension or other rights to lease that encumber what would otherwise have been Available ROFO Space which rights were granted prior to the date hereof (which such Prior Rights with respect to the office space on the second (2nd) floor of the Building are, to the best of Landlord’s actual knowledge after due inquiry, as set forth on Exhibit M attached hereto);

(iii)	with respect to any Available ROFO Space in the Building offered to Tenant under Section 17.3 but not leased by Tenant pursuant thereto, any rights of first offer, first refusal, expansion, renewal, extension or other rights to lease that encumber what would otherwise have been Available ROFO Space, which rights were granted following the expiration of Tenant’s right to lease such space without Tenant having elected so to do; and

(iv)	with respect to all office space in the Additional Building, any rights of first offer, first refusal, expansion, renewal, extension or other rights to lease that encumber what would otherwise have been Available ROFO Space which rights were either (1) granted prior to the date hereof, or (2) solely in the case of extension and renewal rights, granted by Landlord at any time whether prior to or subsequent to the date hereof (i.e. regardless of whether the existing leases for such space currently provide the existing tenants thereunder with any such right to extend or renew), or (3) solely in the case of NRT New England, Network Appliance and Metavante (and their respective successors and assigns), which rights were granted by Landlord at any time whether prior or subsequent to the date hereof (i.e. regardless of whether the existing leases with NRT New England, Network Appliance and Metavante currently provide such tenant with any such right to extend, renew, expand, etc.).
     (e) “Current Term” means, as of the date in question, the Initial Lease Term or Extension Term that is then subsisting.
17.2	Must Take Premises.

(A) The Must Take Premises is comprised of the individual Premises Components set forth on Exhibit B-2. Each Premises Component of the Must Take Premises shall be added to and become part of the Premises on the date specified in Exhibit B-2 as the Commencement Date therefor (as determined in accordance with the terms and conditions of Exhibit C). The terms and conditions which shall apply to such Must Take Premises are as set forth in Exhibit B-2, and otherwise as provided in this Lease.

(B) Notwithstanding the fact that the incorporation of the Must Take Premises shall be self-executing, the parties hereby agree to properly execute a lease amendment reflecting the addition of each Premises Component of the Must Take Premises to the Premises.

(C) If the prior occupant of any Premises Component of Must Take Premises wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire, Landlord shall use reasonable efforts and due diligence (which shall be limited to the commencement and prosecution of an eviction proceeding within sixty (60) days after the date on which the hold-over commences, but shall not require the taking of any appeal) to evict such occupant from such space. In such event, the commencement of the term of Tenant’s occupancy and lease of such additional space shall, in the event of such holding over by such occupant, be deferred until possession of the additional space is delivered to Tenant in accordance with the provisions of Exhibit C attached hereto. The failure of the then occupant of such premises to so vacate shall not constitute a default or breach by Landlord and shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent or Additional Rent (or any portions thereof) (subject to the provisions of Section 1.3 of said Exhibit C).

17.3	Right of First Offer.

(A) On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time that the Available ROFO Space first becomes available and as of the date upon which the ROFO Premises which Tenant has elected to lease pursuant to this Section 17.3 would have otherwise become incorporated into the Premises: (i) there exists no Event of Default, (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than thirty-three percent (33%) of the Rentable Floor Area of the Premises (excluding any assignment or subletting permitted without Landlord’s consent under Section 12.2 hereof), prior to accepting any offer to lease Available ROFO Space to a third party other than a third party with Prior Rights, Landlord will first offer such Available ROFO Space to Tenant for lease pursuant to this Section 17.3.

(B) Landlord’s written notice to Tenant (“Landlord’s ROFO Notice”) offering Tenant any Available ROFO Space shall specify the location and rentable area of the Available ROFO Space, Landlord’s quotation of a proposed annual rent for the Available ROFO Space (“Landlord’s ROFO Space Rent Quotation”), Base Amounts for Operating Expenses and Taxes, tenant improvement allowances (if any), and all other material terms and conditions which will apply to the Available ROFO Space, provided that the term for the Available ROFO Space shall be co-terminous with the Initial Term or the Extension Term of this Lease, subject to Section 17.3(C) below. Tenant must notify Landlord, within ten (10) business days of Landlord’s ROFO Notice given pursuant to this Section 17.3(B), that (i) Tenant elects to lease all of the Available ROFO Space, on the terms set forth in Landlord’s ROFO Notice, or (ii) Tenant elects to lease all of the Available ROFO Space, but that Tenant disputes Landlord’s Available ROFO Space Rent Quotation; or (iii) Tenant rejects Landlord’s offer. If Tenant elects to lease any Available ROFO Space as aforesaid, but disputes Landlord’s ROFO Space Rent Quotation and the parties do not agree on a mutually agreeable annual rent within thirty (30) days after delivery of such notice from Tenant, then either party may initiate a Broker Determination to determine the Prevailing Market Rent for the Available ROFO Space in question, by giving notice to the other within an additional thirty (30) days after the end of such thirty (30) day period. If Tenant has accepted Landlord’s terms for such Available ROFO Space, or upon determination of the Prevailing Market Rent through a Broker Determination, Landlord and Tenant shall execute an amendment to this Lease incorporating the Available ROFO Space into the Premises upon the terms contained in Landlord’s ROFO Notice, and otherwise on substantially the same terms and conditions as contained in this Lease, within ten (10) days, but failure of the parties to execute such an amendment shall have no effect on the effectiveness of the expansion of the Premises to include such Available ROFO Space and the economic terms associated therewith, as set forth above. If Tenant rejects Landlord’s offer as to all, or a portion of the Available ROFO Space to the extent permissible as aforesaid, or fails to notify Landlord within said ten (10) day period that Tenant intends to lease such Available ROFO Space, Landlord shall be entitled to lease any such Available ROFO Space not elected by Tenant to become incorporated into the Premises to any third party, on such terms and conditions and for such rent, as Landlord determines in its sole discretion, and Tenant shall thereafter have no further rights under this Section 17.3 with respect to such Available ROFO Space; provided, however, that if during the Lease Term any Available ROFO Space in the Building (but not in the Additional Building) with respect to which Tenant failed or declined to exercise its right of first offer hereunder subsequently becomes available after Landlord has leased the same to a third party, Landlord shall again be obligated to offer to lease such Available ROFO Premises in the Building to Tenant pursuant to the provisions of this Section 17.3 and the terms of this Section shall continue to apply to such Available ROFO Space.

(C) Notwithstanding anything to the contrary provided in Section 17.3(B) above, if the Available ROFO Space shall be available for delivery to Tenant at any time during the last eighteen (18) months of the Initial Term, then: (a) if there is not available extension option which can be exercised pursuant to Section 3.2, Tenant shall not be entitled to lease the Available ROFO Space under this Section 17.3, and (b) if there is an available extension option which can be exercised pursuant to Section 3.2, then the term for such Available ROFO Space shall not be coterminous with the Initial Term, but shall be for a term that expires at the expiration of the Extension Term, and in order to lease the Available ROFO Space in accordance with Section 17.3(B) above, Tenant must elect to extend the Initial Term of the Lease for the entire Premises in accordance with the provisions of Section 3.2, at the same time that Tenant elects to lease the Available ROFO Space hereunder.

(D) If Tenant shall timely exercise its rights under this Section 17.3 with respect to the Available ROFO Space designated in Landlord’s ROFO Notice and if, thereafter, the then occupant of the Available ROFO Space with respect to which Tenant shall have so exercised such right wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire, Landlord shall use reasonable efforts and due diligence (which shall be limited to the commencement and prosecution of an eviction proceeding within sixty (60) days after the date on which the hold-over commences, but shall not require the taking of any appeal) to evict such occupant from such space and to recover from such occupant any Hold-Over Premium (as defined below) payable by such occupant. In such event, the commencement of the term of Tenant’s occupancy and lease of such additional space shall, in the event of such holding over by such occupant, be deferred until possession of the additional space is delivered to Tenant. The failure of the then occupant of such premises to so vacate shall not constitute a default or breach by Landlord and shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent or Additional Rent (or any portions thereof); provided, however, that Tenant shall have the right to require Landlord to pay to Tenant fifty percent (50%) of the net (i.e. net of the costs and expenses, including, attorneys’ fees, incurred by Landlord in obtaining such Hold-Over Premium) amount of any Hold-Over Premium received by Landlord from such hold-over occupant relative to periods from and after the thirty-first (31st) day of any hold-over, when and if Landlord receives any such payment. For the purposes hereof, the term “Hold-Over Premium”

shall be defined as the amount (if any) which a hold-over occupant of any portion of the Available ROFO Space is required to pay to Landlord in respect of its hold-over in the premises (whether characterized as rent, damages, or use and occupation) in excess of the amount of fixed rent and other charges which the tenant under whom such occupant claims would have been required to pay to Landlord had the term of such tenant’s lease been extended throughout the period of such hold-over at the same rental rate as such tenant was required to pay during the last month of its tenancy.
(E) Time is of the essence of this Section 17.3.
(The remainder of this page is intentionally left blank.)

     EXECUTED as a sealed instrument in two or more counterparts by persons or officers hereunto duly authorized on the Date set forth in Section 1.2 above.

LANDLORD: BOSTON PROPERTIES LIMITED PARTNERSHIP
By:	Boston Properties, Inc.,
its general partner

By:	/s/ David C. Provost
	Name:	David C. Provost
	Title:	Senior Vice President

TENANT:
ATTEST:			CONSTANT CONTACT, INC.,

By:	/s/ Robert P. Nault		By:	/s/ Gail F. Goodman

	Name:	Robert P. Nault		Name:	Gail F. Goodman
	Title:	Secretary		Title:	President Hereunto duly authorized

By:	/s/ Steven R. Wasserman
	Name:	Steven R. Wasserman
	Title:	Treasurer Hereunto duly authorized

EXHIBIT A
DESCRIPTION OF SITE
     A parcel of land (the “Land”) in Waltham and Lexington, Middlesex County, Massachusetts containing 34.372 acres and shown on that certain plan entitled “Plan of Land in Waltham and Lexington, Middlesex Co., Mass.,” dated March 6, 1986, prepared by Land Surveys Incorporated, recorded with the Middlesex South District Registry of Deeds (the “Registry”) in Book 17090, Page End (the “Plan”), bounded and described as follows:

EASTERLY	by the Northern Circumferential Highway (Route 128) by two lines measuring 1,067.16 feet and 127.72 feet;

SOUTHEASTERLY AND SOUTHERLY	by the ramp to Trapelo Road and Trapelo Road by five lines measuring 309.05 feet, 262.57 feet, 122.01 feet, 78.18 feet, and 8.38 feet;

NORTHWESTERLY	by land N/F Reservoir Place Realty Trust, 110 feet;

SOUTHERLY	by land N/F Reservoir Place Realty Trust, 96.07 feet, and by land N/F William and Louise Butler, 99 feet;

NORTHWESTERLY	by land N/F Thomas P. and Sandra H. Kehoe, 105 feet;

SOUTHERLY	62 feet,

SOUTHEASTERLY	39.27 feet and 160 feet, and

NORTH-EASTERLY	39.27 feet, all by land of N/F Thomas P, and Sandra H. Kehoe;

SOUTHWESTERLY	by Trapelo Road, 95 feet;

NORTHWESTERLY	39.27 feet and 100 feet, and

SOUTHWESTERLY	102.57 feet, all by land N/F Leonard and Evalyn Weld;

NORTHWESTERLY	275 feet, and

SOUTHWESTERLY	122.35, by land N/F Robert L. and Barbara T. Anderson;

NORTHWESTERLY	by two lines measuring 235.15 feet and 284.27 feet, by lands N/F Edward J. and Beverly J. Mirabito, Carol Lane, N/F Charles J. Senior, Jr., N/F Donald and Shirley Gibbs, N/F Raymond R. and Bridget Picard, and N/F Henry F. Miller;

WESTERLY	by five lines measuring 580.06 feet, 25 feet, 128.21 feet, 344.66 feet and 9.12 feet, by lands N/F Henry P, Miller, N/F John H. and Nancy
Exhibit A

Russell, N/F Frederick and Anne Creamer, N/F J.S.C. Realty Trust, N/F Santo and Catherine Lafauci, N/F Jean Yves and Annette Morin, N/F Helen K. Hickey, Priscilla Lane, N/F Stanley C. and Louise H. Whynock, and the City of Waltham;

NORTHEASTERLY	692.16 feet by land N/F The C-R Trust;

EASTERLY	137.39 feet by Route 128;

SOUTHWESTERLY	by two lines measuring 336.67 feet and 286.94 feet by land N/F Tracer Lane Trust;

EASTERLY	by two lines measuring 506.14 feet and 325.94 feet, by land N/F Tracer Lane Trust;

NORTHERLY	45 feet,

WESTERLY	27 feet, and

NORTHERLY	555.01 feet, all by land N/F Tracer Lane Trust.
     Together with the right, in common with others, to use Tracer Lane, a private way, throughout its entire length over the Land, for access to and from Trapelo Road, a public way, and for all other purposes for which public ways are normally used in the City of Waltham and the Town of Lexington, as shown on the Plan.
     Together with the appurtenant right in common with others to use that portion of the Land located within the easement granted to Boston Edison Company by a Grant of Easement dated October 2, 1946 and recorded in the Registry in Book 7098, Page 118, for all purposes allowed under an Agreement with Boston Edison Company and Albamont Properties, Inc. dated January 31, 1975 and recorded in the Registry in Book 12771, Page 538.
     Together with the appurtenant right and easement, in common with others, to discharge surface water contained in an Easement Indenture among Tracerlab, Inc. et al. dated January 9, 1957 and recorded in the Registry in Book 8892, Page 112.
     Together with the appurtenant rights and easements, in common with others, granted to the owner of the Land in (a) an Indenture among Boston Edison Company et al. Dated September 19, 1966 and recorded in the Registry in Book 11258, Page 79, (b) a Utilities Maintenance Agreement among LFE Inc. et al dated September 19, 1966 and recorded in the Registry in Book 11258, Page 92, and (c) an Easement Indenture among 128 Realty Corporation et al. dated September 19, 1966 and recorded in the Registry in Book 11258, Page 061.
     Together with the right and easement, in common with others, granted the owner of the Land in an Agreement dated May 12,1975 and recorded in the Registry in Book 12892, Page 410.
Together with the right to terminate the Agreement between Leonard N. Weld et ux. dated April 9,1974 and recorded in the Registry in Book 12627, Page 235.
Exhibit A

EXHIBIT B-1
SCHEDULE OF INITIAL PREMISES COMPONENTS,
COMMENCEMENT DATES AND RENT SCHEDULE

				Base
				Operating	Base
	Floor			Expense	Tax
	Square	Commencement		Calendar	Fiscal
Floor	Footage	Date	Base Rental Rate	Year	Year
3	27,094 RSF	Lease Execution Date	Lease Execution Date — September 30, 2010: $24.00 per RSF per annum	2005	2006
			October 1, 2010 — September 30, 2011: $30.00 per RSF per annum	2010	2011
			October 1, 2011 — September 30, 2012: $31.00 per RSF per annum	2010	2011
			October 1, 2012 — September 30, 2013: $32.00 per RSF per annum	2010	2011
			October 1, 2013 — September 30, 2014: $33.00 per RSF per annum	2010	2011
			October 1, 2014 — September 30, 2015: $34.00 per RSF per annum	2010	2011
3	4,876 RSF	Lease Execution Date	Lease Execution Date — June 30, 2009: $26.00 per RSF per annum	2007	2008
			July 1, 2009 — September 30, 2010: $27.00 per RSF per annum	2007	2008
			October 1, 2010 — September 30, 2011: $30.00 per RSF per annum	2010	2011
			October 1, 2011 — September 30, 2012: $31.00 per RSF per annum	2010	2011
Exhibit B-1

				Base
				Operating	Base
	Floor			Expense	Tax
	Square	Commencement		Calendar	Fiscal
Floor	Footage	Date	Base Rental Rate	Year	Year
			October 1, 2012 — September 30, 2013: $32.00 per RSF per annum	2010	2011
			October 1, 2013 — September 30, 2014: $33.00 per RSF per annum	2010	2011
			October 1, 2014 — September 30, 2015: $34.00 per RSF per annum	2010	2011
3	8,400 RSF	Lease Execution Date	Lease Execution Date — July 31, 2009: $30.00 per RSF per annum	2007	2008
			August 1, 2009 — September 30, 2010: $31.00 per RSF per annum	2007	2008
			October 1, 2010 — September 30, 2011: $30.00 per RSF per annum	2010	2011
			October 1, 2011 — September 30, 2012: $31.00 per RSF per annum	2010	2011
			October 1, 2012 — September 30, 2013: $32.00 per RSF per annum	2010	2011
			October 1, 2013 — September 30, 2014: $33.00 per RSF per annum	2010	2011
			October 1, 2014 — September 30, 2015: $34.00 per RSF per annum	2010	2011
3	25,661 RSF	Lease Execution Date	Lease Execution Date — September 30, 2009: $33.50 per RSF per annum	2008	2008
			October 1, 2009 — September 30, 2010: $34.50 per RSF per annum	2008	2008
Exhibit B-1

				Base
				Operating	Base
	Floor			Expense	Tax
	Square	Commencement		Calendar	Fiscal
Floor	Footage	Date	Base Rental Rate	Year	Year
			October 1, 2010 — September 30, 2011: $30.00 per RSF per annum	2010	2011
			October 1, 2011 — September 30, 2012: $31.00 per RSF per annum	2010	2011
			October 1, 2012 — September 30, 2013: $32.00 per RSF per annum	2010	2011
			October 1, 2013 — September 30, 2014: $33.00 per RSF per annum	2010	2011
			October 1, 2014 — September 30, 2015: $34.00 per RSF per annum	2010	2011
3	2,591 RSF	Lease Execution Date	Lease Execution Date — September 30, 2009: $28.00 per RSF per annum	2008	2008
			October 1, 2009 — September 30, 2010: $29.00 per RSF per annum	2008	2008
			October 1, 2010 — September 30, 2011: $30.00 per RSF per annum	2010	2011
			October 1, 2011 — September 30, 2012: $31.00 per RSF per annum	2010	2011
			October 1, 2012 — September 30, 2013: $32.00 per RSF per annum	2010	2011
			October 1, 2013 — September 30, 2014: $33.00 per RSF per annum	2010	2011
			October 1, 2014 — September 30, 2015: $34.00 per RSF per annum	2010	2011
Exhibit B-1

				Base
				Operating	Base
	Floor			Expense	Tax
	Square	Commencement		Calendar	Fiscal
Floor	Footage	Date	Base Rental Rate	Year	Year
3	4,422 RSF	Lease Execution Date	Lease Execution Date — September 30, 2010: $28.00 per RSF per annum	2008	2009
			October 1, 2010 — September 30, 2011: $30.00 per RSF per annum	2010	2011
			October 1, 2011 — September 30, 2012: $31.00 per RSF per annum	2010	2011
			October 1, 2012 — September 30, 2013: $32.00 per RSF per annum	2010	2011
			October 1, 2013 — September 30, 2014: $33.00 per RSF per annum	2010	2011
			October 1, 2014 — September 30, 2015: $34.00 per RSF per annum	2010	2011
3	10,335 RSF	Lease Execution Date	Lease Execution Date — September 30, 2010: $28.00 per RSF per annum	2008	2009
			October 1, 2010 — September 30, 2011: $30.00 per RSF per annum	2010	2011
			October 1, 2011 — September 30, 2012: $31.00 per RSF per annum	2010	2011
			October 1, 2012 — September 30, 2013: $32.00 per RSF per annum	2010	2011
			October 1, 2013 — September 30, 2014: $33.00 per RSF per annum	2010	2011
			October 1, 2014 — September 30, 2015: $34.00 per RSF per annum	2010	2011
Exhibit B-1

				Base
				Operating	Base
	Floor			Expense	Tax
	Square	Commencement		Calendar	Fiscal
Floor	Footage	Date	Base Rental Rate	Year	Year
3	2,204 RSF	Lease Execution Date	Lease Execution Date — the day immediately preceding the Rent Commencement Date for such Premises Component as determined pursuant to Exhibit C: $0.00 per RSF per annum	2010	2011
			Rent Commencement Date — September 30, 2015: $32.50 per annum	2010	2011
Exhibit B-1

EXHIBIT B-2
SCHEDULE OF MUST TAKE PREMISES COMPONENTS,
ANTICIPATED AVAILABILITY AND COMMENCEMENT DATES AND RENT SCHEDULE

					Base
					Operating	Base
	Floor	Anticipated			Expense	Tax
	Square	Availability	Commencement		Calendar	Fiscal
Floor	Footage	Date	Date	Base Rental Rate	Year	Year
3	11,731 RSF	April 1, 2009	As determined pursuant to Exhibit C.	Commencement Date — September 30, 2015: $32.50 per RSF per annum	2010	2011
2	5,566 RSF	April 1, 2009	As determined pursuant to Exhibit C.	Commencement Date — September 30, 2015: $32.50 per RSF per annum	2010	2011
3	7,750 RSF	November 1, 2009	As determined pursuant to Exhibit C.	Commencement Date — September 30, 2015: $32.50 per RSF per annum	2010	2011
3	10,353 RSF	July 1, 2010	As determined pursuant to Exhibit C.	Commencement Date — September 30, 2015: $32.50 per RSF per annum	2010	2011
3	1,055 RSF	August 1, 2010	As determined pursuant to Exhibit C.	Commencement Date — September 30, 2015: $32.50 per RSF per annum	2010	2011
Exhibit B-2

					Base
					Operating	Base
	Floor	Anticipated			Expense	Tax
	Square	Availability	Commencement		Calendar	Fiscal
Floor	Footage	Date	Date	Base Rental Rate	Year	Year
3	5,780 RSF	August 1, 2010	As determined pursuant to Exhibit C.	Commencement Date — September 30, 2015: $32.50 per RSF per annum	2010	2011
2	10,609 RSF	January 1, 2012	As determined pursuant to Exhibit C.	Commencement Date — September 30, 2015: $32.50 per RSF per annum	2010	2011
Exhibit B-2

EXHIBIT C
LANDLORD’S WORK
1.1	Landlord’s Work
(A)	Introduction
It is intended that this Exhibit C set forth the methodology for the performance by Landlord of certain work to prepare each individual Premises Component of Must Take Premises for Tenant’s occupancy and certain additional work in the Initial Premises (collectively, the “Landlord’s Work”). In connection with the foregoing, it is understood and agreed that the Landlord’s Work for each Premises Component of Must Take Premises and for the Initial Premises shall all be treated as separate projects and that the obligations of both Landlord and Tenant under this Exhibit C shall apply separately to each such portion of the Landlord’s Work, subject to and in accordance with the terms and provisions set forth below.
In addition, it is further understood and agreed that the time periods set forth in this Section 1.1 and in Sections 1.2 and 1.3 below are premised on the assumption that the work to be shown in the Tenant Plans (as that term is defined below) shall consist of leasehold improvements of a nature and scope consistent with the current build-out of the Initial Premises or with that customarily found in typical Class A office space in the Central Suburban 128 Market.
(B)	Plans
(1)	Tenant Plans. On or before that date which is sixty (60) days prior to the Anticipated Availability Date set forth on Exhibit B-2 attached hereto with respect to each individual Premises Component of Must Take Premises (such date being hereinafter referred to as the “Tenant Plans Date”), Tenant shall deliver to Landlord a full set of construction plans and specifications for the Landlord’s Work for such individual Premises Component, such plans and specifications to be (i) prepared by an architect licensed by the Commonwealth of Massachusetts and reasonably approved by Landlord (Landlord hereby approving Visnick & Caulfield) and (ii) in suitable form for filing with an application for a building permit with the City of Waltham. Such plans and specifications (the “Tenant Plans”) shall contain at least the information required by, and shall conform to the requirements of, Exhibit C-1. Landlord shall not unreasonably withhold, delay or condition its consent to the Tenant Plans provided that the same contain at least the information required by, and shall conform to the requirements of, Exhibit C-1; provided further, however, that notwithstanding the requirement that Landlord act reasonably, Landlord’s determination of matters relating to aesthetic issues relating to alterations or changes visible outside the Premises shall be in Landlord’s sole discretion.
Exhibit C

In connection with the foregoing, it is understood and agreed that Landlord intends to file for a building permit no less than thirty (30) days prior to the Anticipated Availability Date for each individual Premises Component of Must Take Premises based on the Tenant Plans to be submitted by Tenant on or before the Tenant Plans Date in order to commence and complete construction of the Landlord’s Work on or before the Estimated Commencement Date for such Premises Component as determined pursuant to Section 1.1(B)(3) of this Exhibit C, and any delay caused by the need to amend the application for a building permit as the result of modification to the Tenant Plans after the Tenant Plans Date shall be deemed to be a Tenant Delay (as that term is defined in subsection (C) below) for the purposes of this Exhibit C.

(2)	Development of Tenant Plans and Pricing and Delivery Date. It is Tenant’s goal to obtain Landlord’s approval of the Tenant Plans by or shortly after the Tenant Plans Date. To that end, Tenant anticipates submitting to Landlord for review and approval prior to the Tenant Plans Date various early iterations of floor plans, schematic plans and specifications to solicit Landlord’s input as to the plans themselves as well as pricing and construction schedule. Landlord shall not unreasonably withhold, condition or delay its approval of Tenant’s submissions provided that the same depict leasehold improvements of a nature and scope consistent with the current build-out of the Initial Premises or with that customarily found in typical Class A office space in the Central Suburban 128 Market; provided, however, that notwithstanding the requirement that Landlord act reasonably, Landlord’s determination of matters relating to aesthetic issues relating to alterations or changes visible outside the Premises shall be in Landlord’s sole discretion. During this period, Landlord shall also assist Tenant in developing pricing information relating to Tenant’s proposed improvements and estimating the construction period for the proposed improvements, including identifying any long lead-time items.

(3)	Landlord’s Review. Landlord agrees to respond to the Tenant Plans and all earlier iterations thereof submitted under Section 1.1(B)(2) above within eight (8) business days after receipt thereof. If Landlord disapproves any of the foregoing, it shall do so in writing and with reasonable detail and then Tenant shall have the plans revised by its architect to incorporate all reasonable objections and conditions presented by Landlord and resubmitted to Landlord. Such process shall be followed until the Tenant Plans shall have been approved by Landlord. Landlord shall respond to the resubmission of any plans by Tenant within three (3) business days of Landlord’s receipt thereof (or such longer time as may be reasonably necessary in the case of a major redesign).

In connection with its review and approval of the Tenant Plans, Landlord shall within its eight (8) business day review period reasonably estimate a proposed date by which it expects to achieve “Substantial Completion” (as hereinafter defined) of the proposed improvements, and such estimated date shall constitute the “Estimated Commencement Date” for the Premises Component
Exhibit C

at issue. Landlord shall provide a reasonably detailed construction schedule with its notification to Tenant of the Estimated Commencement Date, and at such time shall also identify and notify Tenant of any items contained in the Tenant Plans which Landlord then reasonably believes will constitute long lead items. Landlord will give to Tenant Landlord’s best, good faith estimate of the period(s) of any delay which would be caused by a long-lead item. On or before the Authorization to Proceed Date (as that term is defined in Section 1.1(C)(2) below), Tenant shall have the right to either (a) revise the Tenant Plans to eliminate any such long-lead item or (b) authorize Landlord to construct the Landlord’s Work in accordance with the approved Tenant Plans including any such long-lead items (any such approved long-lead items being hereinafter called “Tenant Approved Long Lead Items”). Tenant acknowledges that certain Tenant Approved Long Lead Items may still delay completion of the Landlord’s Work and thus result in a Tenant Delay even if Tenant does authorize them on or before the Authorization to Proceed Date.

Landlord’s failure to respond to any Tenant Plans meeting the requirements of this Section 1.1(B) within the applicable time periods set forth herein shall be deemed to constitute Landlord’s approval thereof. To the extent that Landlord has previously approved a particular element shown in an earlier iteration of the Tenant Plans (or such element has been deemed approved by virtue of Landlord’s failure to respond to such Tenant Plans within the applicable time period), Landlord shall not have the right to disapprove such element in any subsequent plans, provided that (i) such element has not been modified, (ii) such element was approved without objection or condition by Landlord in the earlier iteration of the plans, and (iii) in the case of plans that had been deemed approved, the element was shown in sufficient detail in the earlier iteration of the plans that Landlord could reasonably have responded to the same at the time.

(4)	General Matters. In connection with the foregoing, it is understood and agreed that Landlord’s approval under this Section 1.1(B) is given solely for the benefit of Landlord, and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of the Tenant Plans for any other purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of the Tenant Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of the Tenant Plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall have no obligation to perform the Landlord’s Work until the Tenant Plans shall have been presented to it and approved by it. In addition, Tenant shall, on or before the Authorization to Proceed Date (as hereinafter defined), execute and deliver to Landlord any affidavits and documentation provided to Tenant by Tenant’s architect and/or engineers preparing the Tenant Plans and/or by Landlord, and required in order to obtain all permits and approvals necessary for Landlord to commence and complete the Landlord’s Work on a timely basis (“Permit Documentation”).
Exhibit C

(C)	Construction Process
(1)	Pricing.

Within thirty (30) days after its approval of the Tenant Plans, Landlord shall furnish to Tenant a written estimate of all costs of the component of the Landlord’s Work shown on such Tenant Plans, based on the pricing information that Landlord has gathered to date as part of the bid process described below. In connection with the foregoing, it is understood and agreed that Landlord and Tenant shall consult and jointly make the determination, each acting reasonably and in good faith, as to whether to bid the component of the Landlord’s Work at issue as a Guaranteed Maximum Price “GMP” contract or a lump-sum contract based on the level of completion of the Tenant Plans (i.e. if such Tenant Plans are sufficiently detailed so that the project can be bid out at the subcontractor level).

Landlord shall have the right to select the general contractor who will perform each component of the Landlord’s Work, subject to Tenant’s approval (not to be unreasonably withheld, conditioned or delayed). Landlord shall solicit bids from at least four (4) qualified general contractors licensed by the Commonwealth of Massachusetts as may be deemed appropriate by Landlord and Tenant, both acting reasonably and in good faith, with Landlord proposing at least three (3) of the general contractors and Tenant proposing one (1). When bids are solicited, upon the receipt of bids, Landlord shall prepare a bid format which compares each bid, and shall deliver such bid format, together with copies of the bids themselves to Tenant (together with Landlord’s designation of the bid Landlord intends to accept).

Notwithstanding the foregoing requirement that Tenant have the right to approve the general contractor selected by Landlord to perform the Landlord’s Work, Tenant may not object to the selection of any general contractor who will be able to complete the Landlord’s Work for any Premises Component on or before the Estimated Commencement Date for such Premises Component and whose bid for the Landlord’s Work does not exceed the lowest bid received by more than ten percent (10%). In the event that Tenant does not approve of a general contractor selected by Landlord who can complete the Landlord’s Work for any Premises Component on or before the Estimated Commencement Date for such Premises Component but whose bid exceeds the lowest received bid by more than ten percent (10%), any delay in the completion of the Landlord’s Work for such Premises Component resulting from such failure to approve Landlord’s selected general contractor shall be deemed a Tenant Delay hereunder.

(2)	Authorization to Proceed Date.

Tenant shall, on or before that date which is thirty (30) days prior to the Anticipated Availability Date for each individual Premises Component (each
Exhibit C

such date being hereinafter referred to as an “Authorization to Proceed Date”), give Landlord written authorization to proceed with Landlord’s Work in accordance with the approved Tenant Plans for such Premises Component and the bid from the general contractor selected pursuant to the provisions of sub-section (C)(1) above (“Notice to Proceed”).

(3)	Change Orders.

Tenant shall have the right, in accordance herewith, to submit for Landlord’s approval change proposals subsequent to Landlord’s approval of the Tenant Plans and Tenant’s approval of the Tenant Plan Excess Costs, if any (each, a “Change Proposal”). Landlord agrees to respond to any such Change Proposal within ten (10) days after the submission thereof by Tenant, advising Tenant of any anticipated increase in costs (“Change Order Costs”) associated with such Change Proposal, as well as an estimate of any delay which would likely result in the completion of the Landlord’s Work if a Change Proposal is made pursuant thereto (“Landlord’s Change Order Response”). With respect to Change Proposals for which a response cannot reasonably be developed within ten (10) days, Landlord shall within the ten-day response period advise Tenant of the steps necessary in order for Landlord to evaluate the Change Order Proposal and the date upon which Landlord’s Change Order Response will be delivered. Tenant shall have the right within five (5) days after receiving Landlord’s Change Order Response (or Landlord’s notice that a Change Proposal could not be evaluated within the ten-day response period set forth above) to then approve or withdraw such Change Proposal. If Tenant fails to respond to Landlord’s Change Order Response within such five (5) day period, such Change Proposal shall be deemed withdrawn. If Tenant approves such Change Proposal, then such Change Proposal shall be deemed a “Change Order” hereunder and if the Change Order is made, then the Change Order Costs associated with the Change Order shall be deemed additions to the Tenant Plan Excess Costs and shall be paid in the same manner as Tenant Plan Excess Costs are paid as set forth in Section 1.5.

(4)	Response to Requests for Information and Approvals.

Except to the extent that another time period is expressly herein set forth, each of Landlord and Tenant shall respond to any written request from the other for approvals or information in connection with Landlord’s Work, within three (3) business days of the responding party’s receipt of such request.

(5)	Time of the Essence.

Time is of the essence in connection with Landlord’s and Tenant’s obligations under this Section 1.1.
(D)	Tenant Delay
(1)	A “Tenant Delay” shall be defined as the following:
Exhibit C

(a)	Tenant’s failure to deliver the Tenant Plans to Landlord and to provide all required Permit Documentation to Landlord on or before the Tenant Plans Date, or (except to the extent caused by a Landlord Delay, as hereinafter defined) to give authorization to Landlord to proceed with the Tenant Improvement Work on or before the Authorization to Proceed Date; or

(b)	Tenant’s failure timely to respond to any written request from Landlord within the time period specified therefor under this Exhibit C;

(c)	Tenant’s failure to pay the Tenant Plan Excess Costs in accordance with Section 1.5;

(d)	Any delay due to Tenant Approved Long Lead Items;

(e)	Any delay due to Change Orders; or

(f)	Except to the extent caused by a Landlord Delay, any other delays caused by Tenant, Tenant’s contractors, architects, engineers or anyone else engaged by Tenant in connection with the preparation of the Premises for Tenant’s occupancy, including, without limitation, utility companies and other entities furnishing communications, data processing or other service, equipment, or furniture.
In order to invoke a Tenant Delay, Landlord must advise Tenant in writing of the alleged Tenant Delay within two (2) business days after Landlord becomes aware thereof.

(2)	Tenant Obligations with Respect to Tenant Delays.
(a)	Tenant covenants that no Tenant Delay shall delay commencement of the Term or the obligation to pay Annual Fixed Rent or Additional Rent, regardless of the reason for such Tenant Delay or whether or not it is within the control of Tenant or any such employee. Landlord’s Work shall be deemed substantially completed as of the date when Landlord’s Work would have been substantially completed but for any Tenant Delays, as determined by Landlord in the exercise of its good faith business judgment.

(b)	Tenant shall reimburse Landlord the amount, if any, by which the cost of Landlord’s Work is increased as the result of any Tenant Delay.

(c)	Any amounts due from Tenant to Landlord under this Section 1.1(D)(2) shall be due and payable within thirty (30) days of billing
Exhibit C

therefor, and shall be considered to be Additional Rent. Nothing contained in this Section 1.1(D)(2) shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease.
(E)	Landlord Delay
A “Landlord Delay” shall mean Landlord’s failure timely to respond to any written request from Tenant within the time period specified therefor under this Exhibit C. In order to invoke a Landlord Delay, Tenant must advise Landlord in writing of the alleged Landlord Delay within two (2) business days after Tenant becomes aware thereof.
(F)	Construction Management Fee
Landlord shall charge a construction management fee (the “Construction Management Fee”) for its management of the Landlord’s Work in an amount equal to four percent (4%) of the hard construction costs (but not design or other soft costs) of each separate component of the Landlord’s Work. The Construction Management Fee for any component of the Landlord’s Work shall be deducted from the Landlord’s Contribution as set forth in Section 1.5(D) below and/or paid by Tenant as part of Tenant Plan Excess Costs as set forth in Section 1.5(E) below.
(G)	Applicability to Initial Premises
It is understood and agreed that the time periods set forth in this Section 1.1 shall be inapplicable to the Landlord’s Work being performed in the Initial Premises (other than for the purposes of determining the Rent Commencement Date under Section 1.2(G) below for the 2,204 square feet of space located on the third (3rd) floor of the Building listed on Exhibit B-1 as the last Premises Component of the Initial Premises); provided, however, that the same processes shall otherwise be followed in terms of the submission, approval and pricing of Tenant Plans, long-lead items, Change Proposals, etc.
1.2	Substantial Completion

(A) Subject to any prevention, delay or stoppage due to Landlord’s Force Majeure (as hereinafter defined) or attributable to any Tenant Delays, Landlord shall use reasonable speed and diligence in the construction of the Landlord’s Work for each Premises Component of the Must Take Premises so as to have the same Substantially Completed (as hereinafter defined) on or before the Estimated Commencement Date for such Premises Component as determined pursuant to Section 1.1(B)(3) of this Exhibit C, but Tenant shall have no claim against Landlord for failure to complete construction of the Landlord’s Work except as expressly set forth in Section 1.3 below.

(B) The “Actual Substantial Completion Date” shall be defined as the date on which the Landlord’s Work for each Premises Component has been Substantially Completed. “Substantial Completion” and “Substantially Completed” shall each mean the date on which the Landlord’s Work for each Premises Component has been completed except for so-called “punch-list” items of work and adjustment of equipment and fixtures the incompleteness of
Exhibit C

which do not cause material interference with Tenant’s use of the Premises Component for the Permitted Uses. After Substantial Completion, Landlord shall proceed diligently to complete all “punch-list” items within thirty (30) days after the occurrence of Substantial Completion (except for long-lead items or items which can only be performed during certain seasons or weather, which items shall be completed diligently as soon as the season and/or weather permits).

(C) Except as set forth in Section 1.2(G) below, the Commencement Date for each individual Premises Component of Must Take Premises shall be defined as the earlier of (x) the Substantial Completion Date (as hereinafter defined) and (y) the date on which Tenant commences occupancy of any portion of such Premises Component for the Permitted Use. The “Substantial Completion Date” shall be defined as the later to occur of (i) Actual Substantial Completion Date or (ii) the date when permission has been obtained from the applicable governmental authority (which such permission may be evidenced by the signature(s) of the appropriate municipal official(s) on the building permit for the Landlord’s Work) to the extent required by law, for occupancy by Tenant of the Premises Component for the Permitted Uses. Notwithstanding the foregoing, in the event that Landlord is delayed in the performance of Landlord’s Work or cannot obtain permission from the applicable governmental authority for the occupancy of the Premises by reason of any Tenant Delay, then the Substantial Completion Date shall be deemed to be the date that Landlord would have achieved the Actual Substantial Completion Date or obtained such governmental permission, but for such Tenant Delay. Tenant agrees that no Tenant Delay shall delay commencement of the Term or the obligation to pay rent, regardless of the reason for such delay or whether or not it is within the control of Tenant or any such employee. Nothing contained in this paragraph shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease.

(D) When used in this Lease “Landlord’s Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorist acts, civil commotions, unusual scarcity of or inability to obtain labor or materials (to the extent that such scarcity or inability is the result of conditions not prevalent in the market, and otherwise unforeseen, as of the date of this Lease), labor difficulties, casualty or other causes reasonably beyond Landlord’s control; provided, however, that in no event shall the financial inability of Landlord or Landlord’s general contractor constitute a cause beyond Landlord’s reasonable control. In order to invoke the Landlord’s Force Majeure provision of this Exhibit C, Landlord must advise Tenant in writing of the alleged Landlord’s Force Majeure within three (3) business days after Landlord becomes aware thereof. Landlord shall use commercially reasonable efforts to mitigate the impact of Landlord’s Force Majeure on the performance of Landlord’s Work and Tenant’s use of the Premises (including the Premises Component at issue), to the extent it is within Landlord’s reasonable ability to do so given the nature of the event giving rise to the Landlord’s Force Majeure.

(E) Landlord shall permit Tenant access for installing Tenant’s trade fixtures in portions of each Premises Component prior to Substantial Completion (but in no event prior to the Anticipated Availability Date for a given Premises Component) when it can be done without material interference with remaining work and with the maintenance of harmonious labor relations. Any such access by Tenant shall be upon all of the terms and conditions of the Lease (other than the payment of Annual Fixed Rent, the Tax Excess, the Operating Cost
Exhibit C

Excess and payments on account of electricity under Section 5.2 of the Lease with respect to the Premises Component at issue) and shall be at Tenant’s sole risk, and Landlord shall not be responsible for any injury to persons or damage to property resulting from such early access by Tenant.

(F) If, prior to the date that the Premises Component at issue is in fact actually Substantially Complete, such Premises Component is deemed to be Substantially Complete pursuant to the provisions of this Section 1.2 (i.e. and the Commencement Date has therefore occurred), Tenant shall not (except with Landlord’s consent) be entitled to take possession of the Premises Component for the Permitted Uses until the Premises Component is in fact actually Substantially Complete.

(G) Notwithstanding anything contained in this Exhibit C to the contrary, it is understood and agreed that the Commencement Date for the 11,731 square feet of rentable floor area on the third (3rd) floor of the Building and the 5,566 square feet of rentable floor area on the second (2nd) floor of the Building listed on Exhibit B-2 as the first two individual Premises Components of the Must Take Premises shall be the earlier to occur of (x) the applicable Substantial Completion Date for such Premises Components and (y) September 1, 2009 (irrespective of the status of completion of the Landlord’s Work therein as of such September 1, 2009 date).

In addition, notwithstanding anything contained in this Exhibit C to the contrary, it is further understood and agreed that the Rent Commencement Date for the 2,204 square feet of rentable floor area on the third (3rd) floor of the Building listed on Exhibit B-1 as the last individual Premises Component of the Initial Premises shall be the earlier to occur of (x) the Substantial Completion Date for such Premises Component and (y) September 1, 2009 (irrespective of the status of completion of the Landlord’s Work therein as of such September 1, 2009 date).

(H) The provisions of this Section 1.2 shall be inapplicable to the portion of the Landlord’s Work being performed in the Initial Premises (Landlord nonetheless confirming its obligation to proceed with reasonable speed and diligence in the construction of such work). Tenant acknowledges that the Landlord’s Work in the Initial Premises will be performed while Tenant is in occupancy thereof and accordingly that there may be some interference with Tenant’s use and occupancy thereof while such Landlord’s Work is being performed, Landlord and Tenant agree to cooperate with each other in good faith so that Landlord may proceed with the Landlord’s Work in the Initial Premises in as efficient and expeditious a manner as possible and so as to minimize any material interference with Tenant’s conduct of business in the Initial Premises, consistent with the nature of the work being performed.

1.3	Tenant’s Remedies Based on Delays in Landlord’s Work

If the Substantial Completion Date for any Premises Component of Must Take Premises shall not have occurred by that date (the “First Interim Completion Date”) which is thirty (30) days from the Estimated Commencement Date for such Premises Component as determined pursuant to Section 1.1 (B)(3) of this Exhibit C (which date shall be extended automatically for such periods of time as Landlord is prevented in delivering the same by reason of
Exhibit C

Landlord’s Force Majeure or any Tenant Delay, without limiting Landlord’s other rights on account thereof), then the Annual Fixed Rent and payments on account of the Tax Excess and the Operating Cost Excess for such Premises Component shall be abated, from and after the applicable Commencement Date, by one (1) day for each one (1) day beyond the First Interim Completion Date that the Substantial Completion Date for such Premises Component is delayed.

If the Substantial Completion Date for any Premises Component of Must Take Premises shall not have occurred by that date (the “Second Interim Completion Date”) which is ninety (90) days from the Estimated Commencement Date for such Premises Component as determined pursuant to Section 1.1(B)(3) of this Exhibit C (which date shall be extended automatically for such periods of time as Landlord is prevented in delivering the same by reason of Landlord’s Force Majeure or any Tenant Delay, without limiting Landlord’s other rights on account thereof), then the Annual Fixed Rent and payments on account of the Tax Excess and the Operating Cost Excess for such Premises Component shall be abated, from and after the applicable Commencement Date, for two (2) days for each one (1) day beyond the Second Interim Completion Date that the Substantial Completion Date for such Premises Component is delayed.

In addition, if the Substantial Completion Date for any Premises Component of Must Take Premises shall not have occurred by that date (the “Outside Completion Date”) which is one hundred eighty (180) days from the Estimated Commencement Date for such Premises Component as determined pursuant to Section 1.1(B)(3) of this Exhibit C (which date shall be extended automatically for such periods of time as Landlord is prevented in delivering the same by reason of Landlord’s Force Majeure or any Tenant Delay, without limiting Landlord’s other rights on account thereof), then Tenant shall have the right to terminate this Lease solely with respect to the Premises Component at issue effective as of the thirtieth (30th) day after receipt by Landlord of a notice from Tenant given on or after the Outside Completion Date (as so extended) indicating Tenant’s desire to so terminate; and upon the giving of such notice, the Term of the Lease solely with respect to such Premises Component shall cease and come to an end without further liability or obligation on the part of either party as of the expiration of the aforesaid thirty (30) business day period, unless the Substantial Completion Date shall in fact have occurred on or before such expiration date.

The foregoing rent abatements and right of termination shall be Tenant’s sole and exclusive remedies at law or in equity or otherwise for the failure of the Substantial Completion Date to have occurred within the time periods set forth above.

Notwithstanding the foregoing, it is understood and agreed that the provisions of this Section 1.3 shall be inapplicable to the Landlord’s Work being performed in the first two Premises Components of Must Take Premises listed on Exhibit B-2 (the 11,731 square feet of rentable floor area located on the third (3rd) floor and the 5,566 square feet of rentable floor area located on the second (2nd) floor) or to the Landlord’s Work being performed in the Initial Premises.

1.4	Quality and Performance of Work

(A) All construction work required or permitted by the Lease shall be done in a good and
Exhibit C

workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities (“Legal Requirements”) and all Insurance Requirements (as defined in Section 9.1 of the Lease). Any work performed by or on behalf of Tenant under the Lease shall be coordinated with any work being performed by or on behalf of Landlord and in such manner as to maintain harmonious labor relations.

(B) Each party authorizes the other to rely in connection with design and construction upon the written approval or other written authorizations on the party’s behalf by any Construction Representative of the party named in Section 1.2 of the Lease or any person hereafter designated in substitution or addition by notice to the party relying. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Tenant acknowledges that Tenant is acting for its own benefit and account and that Tenant will not be acting as Landlord’s agent in performing any work that may be undertaken by or on behalf of Tenant under this Lease, and accordingly, no contractor, subcontractor or supplier of Tenant shall have a right to lien Landlord’s interest in the Property in connection with any such work.

(C) Landlord warrants to Tenant that: (i) the materials and equipment furnished in the performance of the Landlord’s Work will be of good quality; (ii) the Landlord’s Work will be free from defects not inherent in the quality described in the applicable plans and specifications therefor; and (iii) the Landlord’s Work and all components thereof shall be in good working order and condition, consistent with those of Class A office buildings in the Central Suburban 128 Market. Any portion of the Landlord’s Work not conforming to the foregoing requirements will be considered defective. Landlord’s warranty hereunder shall not apply to the extent of damage or defect caused by (1) the negligent acts or omissions or the willful misconduct of Tenant, its employees, agents, contractors, sublessees or permitted occupants under Article XII of the Lease (hereinafter, the “Tenant Parties”), (2) improper operation by any of the Tenant Parties, or (3) normal wear and tear and normal usage.

The foregoing warranty with respect to each component of the Landlord’s Work shall commence on the date on which Landlord has Substantially Completed the Landlord’s Work with respect to the individual Premises Component at issue and shall expire on the date which is fifty (50) weeks after the commencement of the warranty on the Landlord’s Work for such Premises Component (the “Warranty Period”), and Tenant shall be required to deliver notice to Landlord of any defects prior to the expiration of the applicable Warranty Period in order to permit Landlord to take action to enforce Landlord’s warranty rights with respect to the Landlord’s Work. Landlord agrees that it shall correct any portion of the Landlord’s Work which during the applicable Warranty Period is found not to be in accordance with the warranties set forth in this subsection (C). Landlord shall use commercially reasonable efforts to enforce warranties from its general contractors, subcontractors, vendors and others on Tenant’s behalf.

(D) Except for latent defects which could not reasonably have been discovered during the applicable Warranty Period despite the exercise of due diligence and except to the extent to which Tenant shall have given Landlord notice of respects in which Landlord has not performed Landlord’s construction obligations under this Exhibit C within the applicable Warranty Period, Tenant shall be deemed conclusively to have approved Landlord’s
Exhibit C

construction and shall have no claim that Landlord has failed to perform any of Landlord’s obligations under this Exhibit C.

1.5	Landlord’s Contribution; Tenant Plan Excess Costs

(A) As an inducement to Tenant’s entering into the Lease, Landlord shall provide to Tenant an allowance in an amount equal to the product of (i) $12.50 and (ii) the Rentable Floor Area of the Initial Premises (the “Initial Premises Allowance”) to be used and applied by Landlord towards the cost of the Landlord’s Work in the Initial Premises. For the purposes hereof, the cost of the Landlord’s Work in the Initial Premises shall include the cost of leasehold improvements (including, without limitation, the costs of demolishing the common corridor system of the third (3rd) floor of the Building, should Tenant elect as such), architectural and engineering fees and tel/data cabling installation (provided, however, that the amount of the Initial Premises Allowance that may be applied towards the reimbursement of architectural and engineering fees and tel/data cabling installation shall be capped at an amount equal to the product of (x) $5.00 and (y) the Rentable Floor Area of the Initial Premises).

Notwithstanding anything contained herein to the contrary, it is understood and agreed that the 2,204 square feet of rentable floor area currently occupied by Tenant under the License Agreement (the “Licensed Premises”) shall not be deemed to be a part of the Rentable Floor Area of the Initial Premises for the purposes of this Section 1.5, but instead shall be deemed to be part of the Must Take Premises for such purposes.

(B) In addition, as a further inducement to Tenant’s entering into the Lease, Landlord shall provide to Tenant an allowance in an amount equal to the product of (i) $26.50 and (ii) the rentable floor area of the individual Premises Components that comprise the Must Take Premises (the “Must Take Premises Allowance”) to be used and applied by Landlord towards the cost of the Landlord’s Work in the Must Take Premises. For the purposes hereof, the cost of the Landlord’s Work in the Must Take Premises shall include the cost of leasehold improvements, architectural and engineering fees and tel/data cabling installation (provided, however, that the amount of the Must Take Premises Allowance that may be applied towards the reimbursement of architectural and engineering fees and tel/data cabling installation shall be capped at an amount equal to the product of (x) $5.00 and (y) the rentable floor area of the individual Premises Components that comprise the Must Take Premises), but shall not include the costs of demolishing the data center (including any raised floor and plumbing, if required by the applicable Tenant Plans) in the 10,353 square feet of rentable floor area currently occupied by XO Communications on the third (3rd) floor of the Building, which such costs shall be borne solely by Landlord.

(C) The Initial Premises Allowance and the Must Take Premises Allowance (hereinafter collectively referred to as the “Landlord’s Contribution”) may be pooled so that Tenant may utilize the Initial Premises Allowance towards the cost of the Landlord’s Work in the Must Take Premises and/or may utilize the Must Take Premises Allowance towards the cost of the Landlord’s Work in the Initial Premises; provided, however, that the limits set forth in subsections (A) and (B) above regarding the amount of the Initial Premises Allowance and the Must Take Premises Allowance that can be applied towards the reimbursement of architectural and engineering fees and tel/data cabling installation may not be pooled and shall continue to apply independently to the Initial Premises and the Must Take Premises.
Exhibit C

Notwithstanding the foregoing, an amount of the Landlord’s Contribution equal to the product of (x) $11.40 and (y) the rentable floor area of each individual Premises Component of Must Take Premises (which such amount shall be exclusive of the $5.00 per square foot of rentable floor area of the Premises Component that may be utilized towards the architectural and engineering fees and tel/data cabling installation as set forth in subsection (B) above) shall be reserved solely for use in each such individual Premises Component of Must Take Premises and may not be utilized in other Premises Components even if Tenant does not fully utilize it in the individual Premises Component at issue; provided, however, that no such amount shall be required to be reserved for use in the Licensed Premises. Such amount shall hereinafter be referred to as the “Reserved Allowance.”

Subject to the provisions of this subsection (C) and to the provisions of the penultimate sentence of subsection (D) below, in the event that Tenant does not utilize the portion of the Landlord’s Contribution allocable to the Initial Premises or any individual Premises Component of Must Take Premises at such time as the Landlord’s Work is initially performed in such portion of the Premises, Tenant may nonetheless utilize any remaining portions of the Landlord’s Contribution to subsequent items of Landlord’s Work performed in such portion of the Premises.

(D) Landlord shall be under no obligation to apply any portion of the Landlord’s Contribution for any purposes other than as provided in this Section 1.5. In addition, in the event that (i) Tenant has received notice from Landlord that it is in default of its obligations under this Lease and such default remains uncured or (ii) there are any liens which are not bonded to the reasonable satisfaction of Landlord against Tenant’s interest in the Lease or against the Building or the Site arising out of any work performed by Tenant (it being acknowledged and agreed for these purposes that the Landlord’s Work being performed by Landlord shall not be considered “work performed by Tenant”) or any litigation in which Tenant is a party, then, from and after the date of such event (“Event”), Landlord shall have no further obligation to fund any portion of the Landlord’s Contribution and Tenant shall be obligated to pay, as Additional Rent, all costs of the Landlord’s Work in excess of that portion of the Landlord’s Contribution funded by Landlord through the date of the Event, subject to reimbursement by Landlord after the condition giving rise to the Event has been cured or otherwise rectified to Landlord’s reasonable satisfaction. Further, the Landlord’s Contribution shall only be applied towards the cost of leasehold improvements and, subject to the limitations set forth in subsections (A) and (B) above, architectural and engineering fees and tel/data cabling installation. In no event shall Landlord be required to make application of any portion of the Landlord’s Contribution towards Tenant’s personal property, trade fixtures, trade equipment, furniture/furniture fronts or moving expenses or on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant. In the event that the costs of the Landlord’s Work are less than the Landlord’s Contribution, Tenant shall not be entitled to any payment or credit nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under the Lease. Tenant acknowledges that any portion of the Landlord’s Contribution which has not been utilized on or before July 1, 2013 shall be forfeited by Tenant. Landlord shall be entitled to deduct the Construction Management Fee referenced in Section 1.1(E) above from the Landlord’s Contribution.
Exhibit C

(E) Subject to the provisions of subsection (C) above regarding the Reserved Allowance, if and at such time as the costs of the Landlord’s Work exceed the Landlord’s Contribution, such excess costs shall hereinafter be defined as “Tenant Plan Excess Costs” and shall be payable Tenant as set forth in this Section 1.5(E). By way of example, if the Landlord’s Work has been performed in the Initial Premises and three Premises Components of Must Take Premises and the entirety of the Landlord’s Contribution (less the Reserved Allowance applicable to the remaining Premises Components of Must Take Premises) has been utilized in connection therewith, then all costs of the Landlord’s Work in excess of the remaining Reserved Allowance shall be considered to be Tenant Plan Excess Costs.

To the extent, if any, that there are Tenant Plan Excess Costs, Tenant shall pay Landlord, as Additional Rent, within ten (10) business days after billing therefor, from time to time during the performance of the applicable component of the Landlord’s Work, in the proportion that Tenant Plan Excess Costs for such component of the Landlord’s Work bears to the overall cost of such component (including, without limitation, architectural and engineering fees and tel/data cabling installation costs); provided however, that if the Tenant Plan Excess Costs are the result of a Change Order, then Tenant shall pay all such Tenant Plan Excess Costs to Landlord, as Additional Rent, at the time that Tenant approves such Change Order in accordance with Section 1.1(C)(3) above.

(F) With respect to architectural and engineering fees and tel/data cabling installation costs, Tenant may from time to time request disbursements of the Landlord’s Contribution to pay such costs (or reimburse Tenant for having paid such costs), up to the maximum amounts set forth in subsections (A) and (B) above, including with its request for payment a summary of the costs incurred and reasonable supporting documentation with respect thereto (which in the case of any payment for which Tenant seeks reimbursement shall include, without limitation, paid invoices, receipts and the like evidencing such payment, as well as lien waivers in recordable form reasonably acceptable to Landlord from all persons who might have a lien as a result of such work). Provided that the conditions to disbursement of the Landlord’s Contribution as set forth in this Section 1.5 have otherwise been satisfied, Landlord shall disburse the requested funds to Tenant within thirty (30) days after Tenant’s request therefor.

If Tenant has satisfied the conditions to disbursement of the Landlord’s Contribution and Landlord fails to disburse the requested funds to Tenant within thirty (30) days of Tenant’s request therefor, and Landlord has not, within ten (10) business days of its receipt of Tenant’s demand, given written notice to Tenant objecting to such demand and submitting the same to arbitration under Section 1.6 below (or if Landlord has timely disputed Tenant’s demand, has submitted such dispute to arbitration in accordance with said Section 1.6 and has thereafter failed to pay Tenant the amount of any final, unappealable arbitration award against Landlord within thirty (30) days after the issuance thereof) then subject to the last sentence of this paragraph, Tenant shall have the right to offset the amount of such sums demanded by Tenant against the Annual Fixed Rent and Additional Rent payable under the Lease until offset in full. Notwithstanding the foregoing, Tenant shall have no right to reduce any monthly installment of Annual Fixed Rent by more than fifteen percent (15%) of the amount of Annual Fixed Rent which would otherwise have been due and payable by Tenant to Landlord, unless the aggregate amount of such deductions over the remainder of the Lease
Exhibit C

Term (as the same may have been extended) will be insufficient to fully reimburse Tenant for the amount demanded by Tenant, in which event Tenant may effect such offset by making deductions from each monthly installment of Annual Fixed Rent in equal monthly amounts over the balance of the remainder of the Lease Term.

1.6	Fast Track Arbitration

Any controversy, dispute or claim arising under this Exhibit C shall be settled by arbitration in Boston, Massachusetts in accordance with the Expedited Arbitration Rules of the American Arbitration Association as then in effect (unless the parties mutually agree otherwise). The decision rendered by the arbitrator or arbitrators shall be final and conclusive upon Landlord and Tenant. To avail itself of the dispute resolution procedures of this Section 1.6, the party demanding arbitration shall file a written notice of such demand with the other party and with the American Arbitration Association. In connection with resolution of disputes submitted to arbitration hereunder, Landlord and Tenant hereby irrevocably waive any and all rights they may have to resolve such dispute in a manner that is inconsistent with the provisions of this Section 1.6. The costs and administration expenses of each arbitration hereunder shall be borne equally by the parties, and each party shall be responsible for its own attorneys’ fees and expert witnesses’ fees.

In connection with the foregoing, it is expressly understood and agreed that the parties shall continue to perform their respective obligations under the Lease and this Exhibit C during the pendency of any arbitration proceeding hereunder (with any adjustments or reallocations to be made on account of such continued performance as determined by the arbitrator in his or her award).
Exhibit C

EXHIBIT C-1
TENANT PLAN AND WORKING DRAWING REQUIREMENTS
1.	Floor plan indicating location of partitions and doors (details required of partition and door types).

2.	Location of standard electrical convenience outlets and telephone outlets.

3.	Location and details of special electrical outlets, including voltage, amperage, phase and NEMA configuration of outlets.

4.	Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5.	Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

6.	Location and heat load in BTU/Hr. of all special air conditioning and ventilating requirements and all necessary HVAC mechanical drawings.

7.	Location and details of special structural requirements, e.g., slab penetrations and areas with floor loadings exceeding a live load of 70 lbs./s.f.

8.	Locations and details of all plumbing fixtures; sinks, drinking fountains, etc.

9.	Location and specifications of floor coverings, e.g., vinyl tile, carpet, ceramic tile, etc.

10.	Finish schedule plan indicating wall covering, paint or paneling with paint colors referenced to standard color system.

11.	Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

12.	Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

13.	Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.).

14.	Location of any special soundproofing requirements.

15.	MEP/FP drawings by an engineer licensed by the Commonwealth of Massachusetts.

16.	All drawings to be uniform size (30” X 42”) and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8” = 1’ or larger.

17.	Drawing submittal shall include the appropriate quantity required for Landlord to file for
Exhibit C-1

permit along with four half size sets and one full size set for Landlord’s review and use.

18.	Provide all other information necessary to obtain all permits and approvals for Landlord’s Work.

19.	Upon completion of the work, Tenant shall provide Landlord with two hard copies and one electronic CAD file of updated architectural and mechanical drawings to reflect all project sketches and changes.

20.	All requirements of this Exhibit C-1 are applicable only for areas where renovation or reconfiguration is intended.
Exhibit C-1

EXHIBIT D
LANDLORD’S SERVICES
I.	CLEANING
Cleaning and janitorial services shall be provided as set forth below.
A.	OFFICE AREAS
Daily: (Monday through Friday, inclusive, holidays excepted)
1.	Empty all waste receptacles and remove waste materials from the Premises; wash receptacles as necessary.

2.	Sweep and dust mop all uncarpeted areas using a dust-treated mop.

3.	Vacuum all rugs and carpeted areas.

4.	Hand dust and wipe clean with treated cloths all exposed horizontal surfaces, including furniture, office equipment, windowsills, door ledges, chair rails and convector tops, within normal reach (tenant equipment to remain in place).

5.	Wash clean all water fountains and sanitize.

6.	Wipe clean all chrome and other bright work.

7.	Hand dust grill work within normal reach.

8.	Main doors to Premises shall be locked and lights shut off upon completion of cleaning (assuming Premises is otherwise vacant).
Weekly:
1.	Dust coat racks and the like.

2.	Spot clean entrance doors, light switches and doorways.
Quarterly:
1.	Render high dusting not reached in daily cleaning to include:
(a)	Dusting of all pictures, frames, charts, graphs and similar wall hangings.

(b)	Dusting of all vertical surfaces, such as walls, partitions, doors and door frames.
Exhibit D

(c)	Dusting of all vertical blinds.

(d)	Dusting of all ventilating, air conditioning, louvers and grills.
2.	Spray buff all resilient floors.
B.	LAVATORIES
Daily: (Monday through Friday, inclusive, holidays excepted)
1.	Sweep and damp mop.

2.	Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

3.	Wash both sides of all toilet seats.

4.	Wash all basins, bowls and urinals.

5.	Dust and clean all powder room fixtures.

6.	Empty and clean paper towel and sanitary disposal receptacles.

7.	Remove waste paper and refuse.

8.	Refill tissue holders, soap dispensers, towel dispenser, sanitary dispensers; materials to be furnished by Landlord.
Monthly:
1.	Machine scrub lavatory floors.

2.	Wash all partitions and tile walls in lavatories.

3.	Dust all lighting fixtures and grills in lavatories.
C.	MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS
Daily: (Monday through Friday, inclusive, holidays excepted)
1.	Sweep and damp mop all floors, empty and clean waste receptacles, dispose of waste.

2.	Clean elevators, wash or vacuum floors, wipe down walls and doors.

3.	Spot clean any metal work inside lobbies.
Exhibit D

4.	Spot clean any metal work surrounding building entrance doors.

5.	Sweep all stairwells and dust handrails.
Monthly:
1.	All resilient tile floors in public areas to be spray buffed.
D.	WINDOW CLEANING

All exterior windows shall be washed on the inside and outside surfaces at a frequency necessary to maintain a first class appearance and, in any event, no less than one (1) time per year for inside surfaces and two (2) times a year for outside surfaces.
II.	HVAC
A.	Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred fifty (150) square feet of useable floor area served, and a combined lighting and standard electrical load of 4.5 watts per square foot of useable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system’s ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant’s expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

Operating criteria of the basic system shall not be less than the following:
(i)	Cooling season indoor temperatures of not in excess of 73-78 degrees Fahrenheit when outdoor temperatures are 91 degrees Fahrenheit ambient.

(ii)	Heating season minimum room temperature of 68-75 degrees Fahrenheit when outdoor temperatures are 6 degrees Fahrenheit ambient.
B.	Landlord shall provide heating, ventilating and air conditioning as normal seasonal changes may require during the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday (legal holidays in all cases excepted).

If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any other time period, Landlord shall use Landlord’s best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the
Exhibit D

Landlord before 3:00 p.m. of the business day preceding the extra usage. Landlord shall charge Tenant for such extra-hours usage at rates to be calculated in accordance with Exhibit D-1 attached hereto, and Tenant shall pay Landlord, as Additional Rent, upon receipt of billing therefor.
III.	ELECTRICAL SERVICES
A.	Landlord shall provide electric power for a combined load of 4.5 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space.

B.	In the event that Tenant has special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120 volts, or for any other usage in excess of 4.5 watts per square foot, Landlord may at its option require the installation of separate check metering (Tenant being solely responsible for the costs of any such check meter and the installation thereof) and direct billing to Tenant for the electric power required for any such special equipment.

C.	Landlord will furnish and install, at Tenant’s expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant’s expense.
IV.	ELEVATORS

Provide passenger elevator service twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year during the Lease Term (subject to events of Landlord’s Force Majeure and to Landlord’s right to periodically shut down elevators for repairs and maintenance; it being understood and agreed in connection with the foregoing that elevator service will be disrupted in the event of power outages at the Building).

V.	WATER

Provide hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

VI.	CARD ACCESS SYSTEM

Landlord will provide a card access system at one entry door of the building.
Exhibit D

EXHIBIT D-1
HVAC OVERTIME CHARGES
[Intentionally Omitted]
Exhibit D-1

EXHIBIT E
FLOOR PLANS
[Intentionally Omitted]
Exhibit E

EXHIBIT F
[Intentionally Omitted]
Exhibit F

EXHIBIT G
FORM OF COMMENCEMENT DATE AGREEMENT
DECLARATION AFFIXING THE COMMENCEMENT DATE
WITH RESPECT TO A PREMISES COMPONENT
THIS AGREEMENT made this       day of                      200   , by and between the BOSTON PROPERTIES LIMITED PARTNERSHIP (hereinafter “Landlord”) and CONSTANT CONTACT, INC. (hereinafter “Tenant”).
WITNESSETH THAT:
1.	This Agreement is made pursuant to Section of that certain Lease dated , between the parties aforenamed as Landlord and Tenant (the “Lease”).

2.	It is hereby stipulated that the Premises Component comprised of is incorporated into the Premises commencing on , and that the Term with respect thereto shall end and expire on the scheduled expiration date under the Lease, unless sooner terminated or extended, as provided for in the Lease.
     WITNESS the execution hereof under seal by persons hereunto duly authorized, the date first above written.

LANDLORD: BOSTON PROPERTIES LIMITED PARTNERSHIP By: Boston Properties, Inc., its general partner
By:
Name:
Title:

TENANT:

ATTEST:			CONSTANT CONTACT, INC.

By:			By:

	Name:		Name:

	Title:	Secretary or Assistant Secretary	Title:
Hereunto duly authorized
Exhibit G

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF MIDDLESEX
On this ___ day of                     , 200___, before me, the undersigned notary public, personally appeared                                         , proved to me through satisfactory evidence of identification, which were                                         , to be the person whose name is signed on the preceding or attached document in my presence.

NOTARY PUBLIC
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF MIDDLESEX
On this ___ day of                     , 200___, before me, the undersigned notary public, personally appeared                                           , proved to me through satisfactory evidence of identification, which were                                           , to be the person whose name is signed on the preceding or attached document, and who swore or affirmed to me that the contents of the documents are truthful and accurate to the best of [his] [her] knowledge and belief.

NOTARY PUBLIC
My Commission Expires:

Exhibit G

EXHIBIT H
BROKER DETERMINATION OF PREVAILING MARKET RENT
     Where in the Lease to which this Exhibit is attached provision is made for a Broker Determination of Prevailing Market Rent, the following procedures and requirements shall apply:
1.	Tenant’s Request. Tenant shall send a notice to Landlord by the time set for such notice in the applicable section of the Lease, requesting a Broker Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of a broker selected by Tenant to act for Tenant, which broker shall be affiliated with a major commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Building located in the Central Suburban 128 Market, and (iii) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional broker selected by Landlord.

2.	Landlord’s Response. Within thirty (30) days after Landlord’s receipt of Tenant’s notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord’s selection of a broker having at least the affiliation and experience referred to above.

3.	Selection of Third Broker. Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker (the “Third Broker”) also having at least the affiliation and experience referred to above, provided, as a further qualification, that the Third Broker shall not be an individual who is then under contract to represent either Landlord or Tenant.

4.	Rental Value Determination. Within thirty (30) days after the selection of the Third Broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the annual fair market rental value of the Premises for the period referred to in the Lease. Such annual fair market rental value determination (i) shall require rent to commence upon the commencement of the period in question, and may include provision for annual increases in rent during said term if so determined, (ii) shall take into account the as-is condition of the Premises and the amount, if any, that Landlord will be making available to Tenant as a leasehold improvements allowance, as specified in Landlord’s rent quotation as set forth in the Lease, (iii) shall take account of, and be expressed in relation to, the applicable tax and operating cost bases expressly set forth in the Lease and provisions for paying for so-called tenant electricity as contained in the Lease and (iv) shall take into account all relevant factors as determined by the brokers. The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value which as so determined shall be referred to as the Prevailing Market Rent.

5.	Resolution of Broker Deadlock. If the Brokers are unable by the expiration of such thirty (30) day period to agree at least by majority on a determination of annual fair market rental value, then the brokers designated by Landlord and Tenant shall submit their individual determinations of fair market rental value to the Third Broker within five (5) days after the
Exhibit H

expiration of such thirty (30) day period and the Third Broker shall select from these two individual determinations the one closest to the Third Broker’s own individual determination of fair market rental value, and the determination so selected shall constitute and be referred to as the Prevailing Market Rent.
6.	Costs. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the Third Broker.

7.	Failure to Select Broker or Failure of Broker to Serve. If Tenant shall have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above, then Tenant’s Broker shall alone make the determination of Prevailing Market Rent in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord’s right to designate a broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the Third Broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Boston Bar Association (or such organization as may succeed to the Boston Bar Association) to designate the Third Broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though he had been seasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the Boston Bar Association as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the Boston Bar Association and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.
Exhibit H

EXHIBIT I
FORM OF LETTER OF CREDIT

BENEFICIARY:	ISSUANCE DATE:

200

IRREVOCABLE STANDBY
LETTER OF CREDIT NO.

APPLICANT:	MAXIMUM/AGGREGATE
CREDIT AMOUNT: US$
USD:

LADIES AND GENTLEMEN:
     We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed                                          and      /100 US Dollars (US $                                        ) available by your draft(s) drawn on ourselves at sight accompanied by:
     Your statement, signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to the Lease (the “Lease”) dated                      by and between                     , as Landlord, and                                         , as Tenant, together with the original copy of this Letter of Credit and any amendments thereto which have been accepted by you.
     Draft(s) must indicate name and issuing bank and credit number and must be presented at this office.
     You shall have the right to make partial draws against this Letter of Credit, from time to time.
     This Letter of Credit shall expire at our office on                           , 200    (the “Stated Expiration Date”). It is a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for successive one (1) year period s from such Stated Expiration Date, unless at least forty-five (45) days prior to such Stated Expiration Date ) (or any anniversary thereof) we shall send you written notice at the address specified in this Letter of Credit (or at such other address of which you may have notified us in writing) and the Applicant in writing by registered mail (return receipt) or overnight courier that we elect not to consider this Letter of Credit extended for any such additional one (1) year period.
Exhibit I

     This Letter of Credit is transferable at any time and from time to time without cost to Beneficiary. JP Morgan Chase Bank only is authorized to act as the Transferring Bank. We shall not recognize any transfer of this Letter of Credit until this original Letter of Credit together with any amendments and a signed and completed transfer form, attached hereto, is received by us. The correctness of the signature and title of the person signing the transfer forms must be verified by Beneficiary’s bank. In case of any transfer of this Letter of Credit, the draft and any required statement must be executed by the Transferee. This Letter of Credit may not be transferred to any person with which U.S. persons are prohibited from doing business under U.S. Foreign assets control regulations or other applicable U.S. Laws and Regulations.
     Our customary and reasonable charges to transfer this Letter of Credit shall be for the Applicant’s account.
     Except as otherwise expressly stated herein, this Letter of Credit is subject to the “International Standby Practice, International Chamber of Commerce, Publication No. 590.”
     This Letter of Credit shall be governed by, and construed in accordance with the laws of the state of New York, without regard to principles of conflict of laws.
Exhibit I

EXHIBIT J
FORM OF NOTICE OF LEASE
NOTICE OF LEASE
     Pursuant to Section 4 of Chapter 183 of the General Laws of Massachusetts, as amended, notice is hereby given of the following described lease (the “Lease”). Capitalized terms used, but not defined, in this Notice of Lease shall have the respective meanings given to them in the Lease.

LANDLORD:	Boston Properties Limited Partnership, a Delaware limited partnership

TENANT:	Constant Contact, Inc., a Delaware corporation

LEASE EXECUTION DATE:	May , 2009

PREMISES AND EXPANSION PREMISES:	The Initial Premises consists of a portion of the third (3rd) floor of the Building, comprising 85,583 rentable square feet, in accordance with the floor plans annexed to the Lease as Exhibit E and incorporated therein by reference, as further defined and limited in Section 2.1 of the Lease. The Must Take Premises consists of portions of the second (2nd) and third (3rd) floors of the Building, comprising an additional 52,844 rentable square feet, in accordance with the floor plans annexed to the Lease as Exhibit E and incorporated therein by reference, as further defined and limited in Section 17.2 of the Lease. The Building is commonly known as Reservoir Place Main, is numbered 1601 Trapelo Road and is situated on that certain parcel of land located in Waltham, Middlesex County, Massachusetts, being more particularly described in Exhibit A attached hereto (the “Site”).

TERM:	Commencing as of the date hereof, and, unless extended or sooner terminated pursuant to the provisions of the Lease, ending on September 30, 2015.

TENANT’S EXTENSION OPTIONS:	Tenant has the right to extend the term of the Lease for one (1) period of five (5) years, as provided in and on the terms set forth in Section 3.2 of the Lease.

TENANT’S RIGHT OF FIRST OFFER:	As more particularly described in, and subject to the terms of, the Lease, prior to accepting any offer to lease Available ROFO Space to a third party other than a third party with Prior Rights, Landlord will first offer such available ROFO Space to Tenant. Available ROFO Space consists of any office space on the first (1st) or second (2nd) floors of the Building, or on any floor of the
Exhibit J

Additional Building, which, from time to time during the Lease Term, becomes “available for reletting”, as further defined in the Lease. The Additional Building is commonly known as Reservoir Place South and is located on the Site.
     This Notice of Lease has been executed merely to give notice of the Lease, and all of the terms, conditions and covenants thereof which are incorporated herein by reference. The parties do not intend this Notice of Lease to modify or amend the terms, conditions and covenants of the Lease.
[Signature Page Follows.]
Exhibit J

     EXECUTED UNDER SEAL as of the date first above-written.

BORROWER: BOSTON PROPERTIES LIMITED PARTNERSHIP
By:	Boston Properties, Inc., its general partner

By:
Name:
Title:

TENANT: CONSTANT CONTACT, INC.,
By:
Name:
	Title:	President or Vice President Hereunto duly authorized

By:
Name:
	Title:	Treasurer or Assistant Treasurer Hereunto duly authorized

Exhibit J

COMMONWEALTH OF MASSACHUSETTS
                    , ss.
     On this                 day of                     , 2009, before me, the undersigned notary public, personally appeared                                         , proved to me through satisfactory evidence of identification, which was                                         , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose, as                                          of Constant Contact, Inc..

Notary Public
[Seal]

COMMONWEALTH OF MASSACHUSETTS
                    , ss.
     On this                 day of                     , 2009, before me, the undersigned notary public, personally appeared                                         , proved to me through satisfactory evidence of identification, which was                                         , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose, as                                          of Constant Contact, Inc..

Notary Public
[Seal]

Exhibit J

COMMONWEALTH OF MASSACHUSETTS
                                        , ss.
     On this                      day of                                         , 2009, before me, the undersigned notary public, personally appeared                                         , proved to me through satisfactory evidence of identification, which was                                         , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose, as                                          of Boston Properties, Inc., the general partner of Boston Properties Limited Partnership.

Notary Public
[Seal]

Exhibit J

EXHIBIT A TO NOTICE OF LEASE
LEGAL DESCRIPTION
     A parcel of land (the “Land”) in Waltham and Lexington, Middlesex County, Massachusetts containing 34.372 acres and shown on that certain plan entitled “Plan of Land in Waltham and Lexington, Middlesex Co., Mass.,” dated March 6, 1986, prepared by Land Surveys Incorporated, recorded with the Middlesex South District Registry of Deeds (the “Registry”) in Book 17090, Page End (the “Plan”), bounded and described as follows:

EASTERLY	by the Northern Circumferential Highway (Route 128) by two lines measuring 1,067.16 feet and 127.72 feet;

SOUTHEASTERLY AND SOUTHERLY	by the ramp to Trapelo Road and Trapelo Road by five lines measuring 309.05 feet, 262.57 feet, 122.01 feet, 78.18 feet, and 8.38 feet;

NORTHWESTERLY	by land N/F Reservoir Place Realty Trust, 110 feet;

SOUTHERLY	by land N/F Reservoir Place Realty Trust, 96.07 feet, and by land N/F William and Louise Butler, 99 feet;

NORTHWESTERLY	by land N/F Thomas P. and Sandra H. Kehoe, 105 feet;

SOUTHERLY	62 feet,

SOUTHEASTERLY	39.27 feet and 160 feet, and

NORTH-EASTERLY	39.27 feet, all by land of N/F Thomas P, and Sandra H. Kehoe;

SOUTHWESTERLY	by Trapelo Road, 95 feet;

NORTHWESTERLY	39.27 feet and 100 feet, and

SOUTHWESTERLY	102.57 feet, all by land N/F Leonard and Evalyn Weld;

NORTHWESTERLY	275 feet, and

SOUTHWESTERLY	122.35, by land N/F Robert L. and Barbara T. Anderson;

NORTHWESTERLY	by two lines measuring 235.15 feet and 284.27 feet, by lands N/F Edward J. and Beverly J. Mirabito, Carol Lane, N/F Charles J. Senior, Jr., N/F Donald and Shirley Gibbs, N/F Raymond R. and Bridget Picard, and N/F Henry F. Miller;
Exhibit J

WESTERLY	by five lines measuring 580.06 feet, 25 feet, 128.21 feet, 344.66 feet and 9.12 feet, by lands N/F Henry P, Miller, N/F John H. and Nancy Russell, N/F Frederick and Anne Creamer, N/F J.S.C. Realty Trust, N/F Santo and Catherine Lafauci, N/F Jean Yves and Annette Morin, N/F Helen K. Hickey, Priscilla Lane, N/F Stanley C. and Louise H. Whynock, and the City of Waltham;

NORTHEASTERLY	692.16 feet by land N/F The C-R Trust;

EASTERLY	137.39 feet by Route 128;

SOUTHWESTERLY	by two lines measuring 336.67 feet and 286.94 feet by land N/F Tracer Lane Trust;

EASTERLY	by two lines measuring 506.14 feet and 325.94 feet, by land N/F Tracer Lane Trust;

NORTHERLY	45 feet,

WESTERLY	27 feet, and

NORTHERLY	555.01 feet, all by land N/F Tracer Lane Trust.
     Together with the right, in common with others, to use Tracer Lane, a private way, throughout its entire length over the Land, for access to and from Trapelo Road, a public way, and for all other purposes for which public ways are normally used in the City of Waltham and the Town of Lexington, as shown on the Plan.
     Together with the appurtenant right in common with others to use that portion of the Land located within the easement granted to Boston Edison Company by a Grant of Easement dated October 2, 1946 and recorded in the Registry in Book 7098, Page 118, for all purposes allowed under an Agreement with Boston Edison Company and Albamont Properties, Inc. dated January 31, 1975 and recorded in the Registry in Book 12771, Page 538.
     Together with the appurtenant right and easement, in common with others, to discharge surface water contained in an Easement Indenture among Tracerlab, Inc. et al. dated January 9, 1957 and recorded in the Registry in Book 8892, Page 112.
     Together with the appurtenant rights and easements, in common with others, granted to the owner of the Land in (a) an Indenture among Boston Edison Company et al. Dated September 19, 1966 and recorded in the Registry in Book 11258, Page 79, (b) a Utilities Maintenance Agreement among LFE Inc. et al dated September 19, 1966 and recorded in the Registry in Book 11258, Page 92, and (c) an Easement Indenture among 128 Realty Corporation et al. dated September 19, 1966 and recorded in the Registry in Book 11258, Page 061.
     Together with the right and easement, in common with others, granted the owner of the Land in an Agreement dated May 12,1975 and recorded in the Registry in Book 12892, Page 410.
Exhibit J

Together with the right to terminate the Agreement between Leonard N. Weld et ux. dated April 9, 1974 and recorded in the Registry in Book 12627, Page 235
Exhibit J

EXHIBIT K
SITE PLAN

TRAPELO ROAD
PARKING
PARKING
ADDITIONAL BUILDING
TENNIS COURTS
PARKING
Loading Dock
BUILDING
PARKING
PARKING
TRACER LANE

SITE PLAN
RESERVOIR PLACE

Date: 05/20/09

Boston Properties

The Prudential Center

Exhibit K

EXHIBIT L
IMPACT SIGNAGE AND BUILDING SIGNAGE
[Intentionally Omitted]
Exhibit L

EXHIBIT M
SECOND FLOOR TENANTS’ PRIOR RIGHTS

Tenant	SF	LED	Renewal Option	ROFO

Morse Barnes Brown & Pendleton	18,785	3/31/2012	1, 5 year	Yes — 5,156 SF, Ongoing

Tapestry Networks	10,389	7/31/2010	1, 3 year	None

Columbia Capital	1,805	2/28/2010	1, 2 year	None

Fidelis Security Systems	3,921	5/31/2013	1, 5 year	None

Chen PR	3,500	6/30/2010	1, 3 year	None

Hitachi Computer Products	2,517	6/30/2010	1, 3 year	None

Ensign-Bickford Industries	4,043	9/30/2011	1, 5 year	None

Enlight Inc	3,740	1/31/2010	1, 5 year	None

Whats What, LLC	3,542	4/30/2012	1, 3 year	None

Fujitsu	2,140	12/31/2010	1, 5 year	None

NRT New England	1,960	5/31/2010	1, 5 year	None

Observant	6,593	6/30/2011	1, 3 year	None

ATS Realty	4,489	4/30/2012	1, 5 year	None

Logix	5,283	10/31/2015	1, 5 year	None

Streetlight Concepts, LLC	1,800	11/30/2012	1, 3 year	None
Exhibit M